UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

PHARMACEUTICAL RESOURCE TECHNOLOGY, INC.
(Exact name of Registrant as specified in its charter)

State or Other Jurisdiction of Incorporation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Wyoming	1540	35-2894750

No.1 Kaki Bukit Avenue 3, #09-11, KB-1

Singapore 416087

Telephone: +65 6841 0120

Email: jacksaa@pharmaceuticalresource.com

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

Please send copies of all correspondence to:

PHARMACEUTICAL RESOURCE TECHNOLOGY, INC.

No.1 Kaki Bukit Avenue 3, #09-11, KB-1

Singapore 416087

Telephone: +65 6841 0132

Email: jacksaa@pharmaceuticalresource.com

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Approximate date of proposed sale to the public:

As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Non-accelerated filer	☐
Accelerated filer	☐	Smaller reporting company	☒
Emerging Growth Company	☒	(Do not check if a smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

(1) The registration fee payable to the Securities and Exchange Commission has been calculated and is set forth in Part II of this registration statement.

(2) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

SUBJECT TO COMPLETION, DATED APRIL 3, 2026

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THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

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PHARMACEUTICAL RESOURCE TECHNOLOGY, INC.

OFFERING 100,000,000 Shares of Common Stock at $0.50 / share

Price Per Share	Underwriting Discounts and commissions	Estimated Expenses	Total Proceeds
$0.50	$0.00	$92,000	$49,908,000

The Company – Pharmaceutical Resource Technology, Inc., is in the business of manufacturing dietary health supplements, skin care products and honey straws in Singapore. Although these products are produced in Singapore, they are sold through online portals and distributors throughout the Asia region. The company also operates a building and construction business in Singapore which caters to new building design and construction, interior design and renovation, alteration and addition of existing building and structure.

This offering is being conducted on a self-underwritten, best-efforts basis, and our Chief Executive Officer will offer the shares on behalf of the Company. No commissions will be paid in connection with the sale of shares in this offering. There is no minimum number of shares that must be sold in order for the offering to proceed, and investor funds will not be placed in an escrow account.

We are offering the shares directly to investors at a fixed price of $0.50 per share for the duration of the offering. The offering will terminate upon the earlier of:

1.	The sale of all shares offered in this prospectus; or
2.	365 days after the effective date of this registration statement, unless the offering period is extended by our Board of Directors for up to an additional 90 days.

There is currently no public market for our common stock. We intend to apply to have our common stock quoted on the OTCQB marketplace operated by OTC Markets Group Inc., although there can be no assurance that a public market will develop.

Transactions in our securities may be subject to the penny stock rules as defined under applicable securities laws and regulations. These rules impose additional obligations on broker-dealers, including suitability determinations, disclosure obligations, and limitations on trading. Investors should be aware that investing in our securities is speculative and involves a high degree of risk, including the potential loss of the entire investment.

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PART I — PROSPECTUS

1. PROSPECTUS SUMMARY

In this prospectus, “Pharmaceutical Resource Technology, Inc.,” the “Company,” “we,” “us,” and “our” refer to Pharmaceutical Resource Technology, Inc., unless the context otherwise requires. Unless otherwise indicated, references to our fiscal year refer to the fiscal year ended December 31.

This prospectus contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are based on management’s current expectations, assumptions, and beliefs regarding future events and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such statements. Words such as “may,” “will,” “expect,” “intend,” “plan,” “believe,” “estimate,” “anticipate,” “project,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.

This prospectus summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information that you should consider before making an investment decision. You should carefully read this entire prospectus, including the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the financial statements and related notes, before deciding to invest in our common stock.

1.1. The Company

Pharmaceutical Resource Technology, Inc. is a Wyoming corporation originally incorporated on June 17, 2019 under the name Jaison Phytochem, Inc. We commenced material operations in January 2020. In March 2023, we completed a corporate reorganization and changed our name to Pharmaceutical Resource Technology, Inc. to reflect a strategic shift and expansion of our business focus.

We operate as a U.S. holding company with principal executive offices in Singapore. We do not legally own any subsidiaries. Our operations are conducted primarily through asset-based acquisitions and management arrangements in Singapore. Our business activities currently span three primary areas: (i) honey straw manufacturing, (ii) pharmaceutical and dietary supplements manufacturing, and (iii) building and construction services. Based on recent operations, our revenue mix is approximately 18% from honey straw manufacturing, 18% from pharmaceutical and dietary supplements manufacturing, and 64% from building and construction activities.

In 2023, we acquired, through asset purchases, a certified pharmaceutical manufacturing business and a building and construction business in Singapore. These acquisitions were structured as asset acquisitions rather than equity acquisitions, and the acquired operations are conducted through managing agencies rather than owned subsidiaries. We believe the pharmaceutical manufacturing capabilities enhance our food health and safety standards applicable to our honey straw and dietary supplements operations, while the construction business supports the development of manufacturing facilities in targeted regions.

Our manufacturing, operational staffing, and certain administrative functions are heavily dependent on a long-standing contractual relationship with Superbee Network Singapore Pte. Ltd., a Singapore company. Pursuant to management and consultancy arrangements, Superbee provides personnel, operational support, and other services necessary for our manufacturing, packaging, sales, and construction-related activities in Singapore and the surrounding region. From time to time, Superbee may also collect customer payments on our behalf and advance or prepay certain operating expenses. We currently have two permanent employees, both of whom are our executive officers and directors.

Our officers and directors, Jacksaa Tan and Hui Eng Ling, also serve as directors of Superbee Network Singapore Pte. Ltd. and collectively control a substantial majority of that entity. As a result, our relationship with Superbee constitutes a related-party relationship and represents a significant operational dependency. Any disruption, termination, or material modification of this relationship could require us to materially restructure our business operations and could have an adverse effect on our business, financial condition, and results of operations.

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We currently market and sell our products and services primarily in Asia and have customers in approximately ten countries. We hold the material licenses, certifications, and regulatory approvals required for our existing operations in Singapore; however, additional licenses or approvals may be required as we expand into new territories.

We intend to use the proceeds from this offering to support the expansion of our honey straw and dietary supplements manufacturing operations into new geographic markets, increase production capacity, and fund general corporate and operating expenses. Even if we sell all of the shares offered in this offering, the proceeds may be insufficient to fully execute our business plan, and we may require additional financing in the future.

1.2. Our Business / Operations

We operate as an integrated manufacturing and services company focused on honey straw products, pharmaceutical and dietary supplements manufacturing, and building and construction services, with operations conducted primarily in Singapore and while the customers in the parts of Asia. Our business model is designed to support scalable manufacturing capabilities, product quality and safety, and geographic expansion into additional markets.

Honey Straw Manufacturing

Our honey straw manufacturing business involves the production, packaging, and sale of single-serve honey products designed for consumer and commercial use. These products consist of liquid honey sealed in small, straw-like packaging for convenient consumption. Our production process includes sourcing raw honey, processing and filling the product into specialized packaging, and sealing and labelling finished goods in accordance with applicable food safety and quality standards.

We source raw honey and packaging materials from third-party suppliers located primarily in Asia. The availability and cost of raw honey depend on agricultural production, seasonal conditions, and supplier relationships. Packaging materials, including plastic tubes and sealing components, are sourced from specialized manufacturers.

Our customers for honey straw products include distributors, wholesalers, and commercial buyers in the food and beverage industry, as well as retail-oriented customers in various markets in Asia. Sales are typically conducted through purchase orders or supply agreements, and revenue is generated upon delivery of finished products.

Pharmaceutical and Dietary Supplements Manufacturing

Our pharmaceutical and dietary supplements manufacturing business involves the production of health-related products, including dietary supplements and other regulated products, in compliance with applicable regulatory standards in Singapore. These products may include capsules, tablets, liquid, powders, or other formulations designed for consumer health and wellness applications.

We obtain raw materials, including active ingredients and excipients, from third-party suppliers that meet applicable regulatory and quality standards. Manufacturing activities are conducted in facilities that adhere to required certifications and regulatory guidelines applicable to pharmaceutical and supplement production.

Our customers in this segment include distributors, healthcare-related businesses, and commercial clients that market and sell finished products to end users. In some cases, we may manufacture products on a contract basis for third-party brands. Revenue is generated through the sale of manufactured products and, in certain cases, through contract manufacturing arrangements.

Building and Construction Services

Our building and construction business involves the provision of construction-related services in Singapore, including the development, construction, design and built, renovation, alteration and addition of residential, commercial and industrial properties. This segment represents a significant portion of our revenue and supports both third-party projects and the development of facilities used in our manufacturing operations.

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We obtain construction materials, equipment, and subcontracted services from third-party suppliers and contractors. These include providers of raw construction materials such as concrete, steel, and other building components, as well as specialized subcontractors for various aspects of construction projects.

Our customers in this segment include residential and commercial clients, property developers, and other entities requiring construction and related services. Projects are typically performed under contract, and revenue is recognized based on the terms of the construction agreements, which may include milestone-based or completion-based payments.

General Considerations Across Business Segments

Across all of our business segments, we rely extensively on third-party supplier and service providers, particularly Superbee Network Singapore Pte. Ltd., for operational staffing, manufacturing support, administrative services, and certain logistical and financial functions. Our ability to generate revenue in each segment depends on maintaining relationships with suppliers, customers, and service providers, as well as complying with applicable regulatory requirements in the jurisdictions in which we operate.

Our operations are conducted without owned subsidiaries. Instead, we conduct business through asset-based acquisitions and management arrangements. We rely substantially on Superbee Network Singapore Pte. Ltd., a Singapore company, for operational staffing, manufacturing support, administrative services, and certain logistical and financial support functions. Pursuant to management and consultancy arrangements, Superbee provides personnel and operational resources necessary to conduct our manufacturing, sales, and construction activities. From time to time, Superbee may also collect customer payments on our behalf and advance or prepay certain operating expenses, which are subsequently settled by us. These arrangements allow us to operate with a limited number of direct employees while maintaining operational capacity.

Our operations are conducted primarily in Singapore, where our manufacturing, operational management, and administrative functions are located. While we currently market and sell our products and services to customers in several countries in Asia, our operational activities, including manufacturing and management functions, are concentrated in Singapore.

References in this prospectus to operations in “Asia” generally refer to the geographic regions in which our customers are located rather than locations where we maintain physical operational facilities. At present, we do not maintain manufacturing or operational facilities outside Singapore.

When we refer to potential expansion into new geographic markets, we are referring to potential future expansion of manufacturing or distribution activities into additional countries in Asia or Europe regions. As of the date of this prospectus, we have not established specific locations for such expansion, and no definitive agreements or commitments have been made regarding new operational facilities outside Singapore.

We currently have two permanent employees, both of whom are our executive officers and directors. All other personnel involved in manufacturing, sales, and construction activities are provided through third-party arrangements. Our reliance on third-party service providers, and in particular on Superbee, represents a significant operational dependency.

We sell our products and services primarily in Asia and currently have customers in approximately ten countries. Our ability to continue operating and expand our business depends on maintaining required licenses, certifications, and regulatory approvals in the jurisdictions in which we operate. While we hold the material approvals required for our existing operations in Singapore, expansion into new territories may require additional regulatory approvals, certifications, or licenses.

Our business strategy is to use the proceeds from this offering, together with existing resources, to expand honey straw and dietary supplements manufacturing capacity, establish additional production facilities in new markets, and support general corporate and operating activities. Our future performance will depend on our ability to manage growth, maintain quality and regulatory compliance, and sustain key operational relationships that support our business model.

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1.3. Recent Developments

Since the completion of our corporate reorganization and name change to Pharmaceutical Resource Technology, Inc. in March 2023, our business operations have remained focused on the execution and integration of the asset-based acquisitions and operating arrangements previously disclosed in this prospectus. These include our pharmaceutical and dietary supplements manufacturing operations and our building and construction activities in Singapore, which continue to be conducted through managing agencies rather than owned subsidiaries.

In connection with this registration statement, we have completed audited financial statements for the periods presented and updated related disclosures to reflect the correct auditor engagements and applicable audit periods. Other than the foregoing, there have been no material changes to our business operations, organizational structure, or operating strategy that have not otherwise been described in this prospectus.

Except as disclosed elsewhere in this prospectus, we have not entered into any material definitive agreements, completed any additional material acquisitions or dispositions, or experienced any material changes in our financial condition or results of operations that would require additional disclosure under this heading.

1.4. Our Offering

The following summary describes the principal terms of this offering. This summary is qualified in its entirety by the more detailed information appearing elsewhere in this prospectus.

Issuer	Pharmaceutical Resource Technology, Inc.

Securities Offered by the Company	100,000,000 shares of common stock

Securities Offered by Selling Stockholders	170,175,496 shares of common stock

Common Stock Outstanding Prior to this Offering	2,854,462,696 shares

Common Stock Outstanding After this Offering (assuming sale of all shares offered by the Company)	2,954,462,696 shares

Offering Price

$0.50 per share

The shares held by the selling stockholders that are registered for resale pursuant to this prospectus may be sold from time to time by the selling stockholders in one or more transactions, at prevailing market prices or at negotiated prices, through brokers, dealers or directly to purchasers

Offering Type	Direct public offering by the Company and resale offering by selling stockholders

Underwriting	Self-underwritten, best efforts

Use of Proceeds	We will receive the proceeds from the sale of shares offered by us. We will not receive any proceeds from the sale of shares by the selling stockholders.

Minimum Offering Amount	None

Duration of Offering

The offering will terminate upon the earlier of (i) the date all shares offered are sold or (ii) 365 days from the effective date of this prospectus, unless extended by our Board of Directors for up to an additional 90 days.

Market for Common Stock	There is currently no public market for our common stock. We intend to seek quotation on the OTCQB; however, there is no assurance that a public market will develop.

Risk Factors	Investing in our common stock involves a high degree of risk. See “Risk Factors”.

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The primary offering of shares by the Company is separate from the resale offering by the selling stockholders. Proceeds from the sale of shares by selling stockholders, if any, will be paid directly to the selling stockholders and will not be used by the Company. We will receive proceeds only from the sale of shares offered by us.

Our Chief Executive Officer will offer the shares on behalf of the Company on a best-efforts basis. There is no minimum number of shares that must be sold for the offering to proceed, and investors may lose their entire investment.

1.5. Use of Proceeds

We estimate that the net proceeds to us from the sale of the 100,000,000 shares of common stock offered by us in this offering, after deducting estimated offering expenses payable by us, will be approximately $50,000,000 if all of the shares offered by us are sold. If fewer shares are sold, our net proceeds will be reduced proportionately. We will not receive any proceeds from the sale of shares by the selling stockholders.

We intend to use the net proceeds from this offering primarily to support the expansion of our honey straw and pharmaceutical and dietary supplements manufacturing operations, including increasing production capacity, establishing or expanding manufacturing facilities in new geographic markets, and acquiring additional machinery and equipment. We also intend to use a portion of the proceeds for general corporate purposes, including working capital, operating expenses, and costs associated with maintaining our status as a public company.

Our management will have broad discretion in the application of the net proceeds from this offering, and the timing and amount of expenditures will depend on a number of factors, including the amount of proceeds actually raised, operational requirements, market conditions, regulatory considerations, and business opportunities that may arise. Pending their use, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities or deposit them in bank accounts.

Even if we sell all of the shares offered by us in this offering, the net proceeds may be insufficient to fully fund our planned expansion and operations, and we may require additional financing in the future. There can be no assurance that the proceeds from this offering will be sufficient to achieve our business objectives or that we will be able to obtain additional financing on acceptable terms, or at all.

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1.6. Summary Risk Factors

An investment in our common stock involves a high degree of risk. The following summary highlights certain material risks associated with an investment in our common stock. This summary does not describe all of the risks that we face. You should carefully consider these risks, together with the more detailed discussion under the heading “Risk Factors” and the other information contained in this prospectus, before deciding to invest in our common stock.

•	We are highly dependent on third-party operating arrangements, particularly with Superbee Network Singapore Pte. Ltd. We rely extensively on Superbee for personnel, manufacturing support, administrative services, and certain financial and operational functions. Any disruption, termination, or adverse change in this relationship could materially harm our business, financial condition, and results of operations.
•	Our business operations are geographically concentrated outside the United States. Substantially all of our operations are conducted in Singapore and other parts of Asia, subjecting us to economic, regulatory, political, and legal risks associated with operating in foreign jurisdictions.
•	Our officers and directors exercise significant control over the Company. Our executive officers and directors hold a substantial number of our outstanding shares and, as a result, have significant influence over matters requiring stockholder approval. This concentration of control may limit the ability of other stockholders to influence corporate matters and could discourage potential investors.
•	Investors in this offering will experience immediate and substantial dilution. The offering price of our common stock is substantially higher than the net tangible book value per share, and purchasers in this offering will incur immediate dilution in the net tangible book value of their investment.
•	There is no public market for our common stock, and a market may never develop. There is currently no established public trading market for our common stock. Although we intend to seek quotation on the OTCQB, there can be no assurance that our common stock will be quoted or that an active trading market will develop or be sustained.
•	Even if this offering is completed, we may require additional capital. The proceeds from this offering, even if fully subscribed, may be insufficient to fully implement our business plan. We may need to raise additional capital in the future, which may not be available on acceptable terms or at all and could result in further dilution to investors.
•	Our common stock may be considered a “penny stock,” which could limit trading activity and adversely affect the liquidity of our shares. Because our common stock is not currently listed on a national securities exchange and has a price below $5.00 per share, it is expected to be subject to the penny stock rules under the Securities Exchange Act of 1934. These rules impose additional requirements on broker-dealers and may make it more difficult for investors to buy or sell our shares.

These risks could materially and adversely affect our business, financial condition, results of operations, and the value of our common stock.

1.7. Control and Voting Power

As of the date of this prospectus, our Chief Executive Officer, Jacksaa Tan, and our Chief Financial Officer, Hui Eng Ling, collectively own and control approximately 94.03% of the voting power of our outstanding common stock. As a result, these individuals have the ability to control the outcome of all matters submitted to our stockholders for approval, including the election of directors, amendments to our certificate of incorporation and bylaws, and the approval of significant corporate transactions.

The following table sets forth the voting power of our executive officers and directors before and after this offering, assuming the sale of all 100,000,000 shares offered by the Company and no sale of shares by the selling stockholders.

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1.8. Beneficial Ownership and Voting Power of Officers and Directors

	Before Offering	After Offering
Shares of common stock outstanding	2,854,462,696	2,954,462,696

Voting power held by officers and directors (collectively)	94.03%	90.85%

Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934 and includes shares over which a person has voting or dispositive power, whether directly or indirectly, including through immediate family members or controlled entities.

Even after completion of this offering, Mr. Tan and Ms. Ling will continue to control approximately 90.85% of the voting power of our outstanding common stock, enabling them to substantially influence all matters requiring stockholder approval. This concentration of ownership may discourage a change of control, limit the ability of other stockholders to influence corporate governance, and result in decisions that may not be aligned with the interests of other investors.

2. RISK FACTORS

2.1. Risks Relating to Our Business and Operations

Our business and operations are subject to numerous risks and uncertainties, including those described below. Any of these risks could materially and adversely affect our business, financial condition, results of operations, and prospects.

We are highly dependent on third-party service providers and management arrangements to conduct our operations.

We conduct substantially all of our manufacturing, operational, and administrative activities through third-party service providers rather than through employees or subsidiaries directly controlled by us. In particular, we rely extensively on Superbee Network Singapore Pte. Ltd., a Singapore company, pursuant to management and consultancy arrangements under which Superbee provides personnel, operational support, manufacturing assistance, administrative services, and certain logistical and financial functions necessary for our business activities.

Through these arrangements, Superbee provides personnel involved in manufacturing, packaging, sales, construction services, and administrative operations. From time to time, Superbee may also collect customer payments on our behalf and advance or prepay certain operating expenses associated with our activities in Singapore and the surrounding region.

We currently have only two permanent employees, both of whom are our executive officers and directors. As a result, we rely heavily on Superbee and other third-party service providers to conduct substantially all day-to-day operational functions of our business.

Our Chief Executive Officer, Jacksaa Tan, and our Chief Financial Officer, Hui Eng Ling, also serve as directors of Superbee Network Singapore Pte. Ltd. and collectively control a substantial majority of that entity. Accordingly, our relationship with Superbee constitutes a related-party relationship and represents a significant operational dependency.

If our relationship with Superbee Network Singapore Pte. Ltd. were terminated, disrupted, or materially modified, we could be required to rapidly restructure our operations, hire and train additional personnel, establish alternative operational arrangements, or incur significant costs and delays. Any inability to replace these services on a timely or cost-effective basis could materially and adversely affect our business, financial condition, and results of operations.

Our operations are heavily dependent on Superbee Network Singapore Pte. Ltd. for core operational functions.

A substantial portion of our manufacturing, staffing, administrative, supplies and operational activities are performed through Superbee Network Singapore Pte. Ltd. Pursuant to management and consultancy arrangements, Superbee provides materials, personnel, manufacturing support, and other essential services, and from time to time may collect customer payments on our behalf or advance operating expenses. Our reliance on a single third-party provider for these critical functions represents a significant operational risk. If our relationship with Superbee were terminated, disrupted, or materially altered, we could be required to rapidly restructure our operations, incur significant costs, or experience interruptions that could materially harm our business and results of operations.

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We have a very limited number of direct employees and rely extensively on outsourced staffing.

We currently have only two permanent employees, both of whom are our executive officers and directors. All other personnel involved in our manufacturing, sales, and construction activities are provided through third-party arrangements. This limited internal staffing increases our dependence on third-party service providers and reduces our ability to independently manage and oversee day-to-day operations. Any loss of access to outsourced personnel or inability to attract or retain qualified service providers could adversely affect our operations.

We may have difficulty managing growth and scaling our operations.

Our business strategy contemplates expansion of manufacturing capacity and entry into new geographic markets. Managing growth will require us to coordinate multiple third-party service providers, comply with additional regulatory requirements, and increase operational complexity. Our limited internal resources and reliance on third-party arrangements may constrain our ability to effectively manage expansion, which could result in inefficiencies, increased costs, operational disruptions, or failure to achieve anticipated growth.

A significant portion of our revenues is derived from specific business segments.

Our revenues are concentrated in a limited number of business activities, including building and construction services and manufacturing operations. Changes in demand, competitive conditions, regulatory requirements, or operating performance within any of these segments could have a disproportionate impact on our overall financial condition and results of operations.

Our operations are geographically concentrated outside the United States, which exposes us to additional risks.

Substantially all of our operational activities are conducted in Singapore. Although we sell products and services to customers in several countries in Asia, our manufacturing, operational management, and administrative functions are located in Singapore. As a result, our business is highly dependent on economic, regulatory, and political conditions in Singapore.

Any adverse changes in Singapore’s economic conditions, regulatory environment, labor market, or business climate could materially and adversely affect our operations, financial condition, and results of operations.

In addition, while we may seek to expand our manufacturing or distribution activities into additional geographic markets in the future, we have not yet established specific locations for such expansion and there can be no assurance that such expansion will occur.

2.2 Risks Relating to Our Industry and Regulatory Environment

Our operations are subject to extensive regulatory requirements applicable to manufacturing and construction activities.

Our manufacturing and construction operations are subject to numerous laws, regulations, standards, and regulatory oversight in the jurisdictions in which we operate, particularly in Singapore and other parts of Asia. These requirements relate to, among other things, product quality and safety, health and environmental standards, workplace safety, construction practices, and manufacturing processes. Compliance with these requirements involves ongoing costs, administrative burdens, and operational constraints. Failure to comply with applicable regulations could result in fines, penalties, suspension or revocation of licenses, delays in operations, or restrictions on our ability to conduct business, any of which could materially and adversely affect our business and results of operations.

We must obtain and maintain various licenses, permits, and certifications to operate our business.

Our ability to conduct manufacturing and construction activities depends on obtaining and maintaining required licenses, permits, certifications, and regulatory approvals. These approvals may be subject to renewal, modification, or revocation and may require compliance with evolving standards and conditions. There can be no assurance that we will be able to timely obtain or renew all required approvals, or that such approvals will remain in effect on commercially acceptable terms. Any failure to obtain, maintain, or renew necessary licenses or certifications could result in operational disruptions, increased costs, or limitations on our ability to expand into new markets.

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We are exposed to changes in laws and regulations in foreign jurisdictions.

Substantially all of our operations are conducted outside the United States, and we are subject to the legal and regulatory frameworks of foreign jurisdictions, which may differ significantly from those in the United States. Changes in laws, regulations, regulatory interpretations, or enforcement practices could impose additional compliance obligations, restrict our operations, increase costs, or adversely affect our contractual arrangements. Regulatory changes may occur with limited notice and could have a material adverse effect on our business, financial condition, and results of operations.

We operate in competitive industries that may experience pricing pressure and increased competition.

The manufacturing and construction industries in which we operate are competitive and subject to pricing pressure from existing and new competitors. Competitors may have greater financial resources, operational capabilities, established customer relationships, or regulatory advantages. Increased competition or pricing pressure could reduce demand for our products and services, compress margins, or require increased expenditures to remain competitive. Our inability to effectively compete could materially and adversely affect our revenues and operating results.

2.3 Risks Relating to Our Financial Condition and Capital Requirements

We have a history of operating losses and a limited operating history in our current business lines.

We have incurred operating losses in prior periods and have a limited operating history following our reorganization and expansion into our current business activities. Our historical financial results may not be indicative of future performance, and we may continue to incur losses as we expand our operations, invest in manufacturing capacity, and incur additional costs associated with being a public company. Our limited operating history in our current structure makes it difficult to evaluate our business prospects and increases the risk that we may not achieve or sustain profitability.

We do not present a ratio of earnings to fixed charges, which may limit investors’ ability to evaluate our ability to service fixed obligations.

We have not presented a ratio of earnings to fixed charges for the periods included in this prospectus. This ratio is commonly used by investors to assess a company’s ability to meet fixed obligations, such as interest payments, from its earnings. Because we do not present this ratio, investors may find it more difficult to evaluate our historical or prospective ability to cover fixed charges on a comparative basis with other companies that disclose this information. Although we currently do not have material interest-bearing debt, we may incur fixed charges in the future, including interest expense, lease obligations, or other contractual commitments. If our earnings are insufficient to cover such fixed charges in future periods, we may be required to obtain additional financing, refinance existing obligations, or reduce or delay planned expenditures, any of which could adversely affect our business, financial condition, results of operations, and liquidity.

We may require additional capital even if this offering is completed.

The proceeds from this offering, even if we sell all of the shares offered by us, may be insufficient to fully fund our business plans, including expansion of manufacturing capacity and entry into new markets. Our future capital requirements will depend on numerous factors, including operating results, regulatory requirements, capital expenditures, and market conditions. If we are unable to raise additional capital when needed, or if such capital is unavailable on acceptable terms, we may be required to delay, reduce, or eliminate planned operations or growth initiatives, which could materially and adversely affect our business.

Our future revenues and profitability are uncertain.

We have not established a consistent record of generating revenues or achieving profitability, and there can be no assurance that we will be able to generate sufficient revenues to become profitable. Our future revenues will depend on numerous factors, including demand for our products and services, competition, pricing, regulatory compliance, and our ability to manage growth and operational complexity. Failure to achieve anticipated revenue growth or control costs could prevent us from becoming profitable and adversely affect our financial condition.

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We may experience liquidity and cash flow constraints.

Our operations require ongoing expenditures for manufacturing, construction activities, regulatory compliance, and general corporate purposes. If our operating cash flows are insufficient to meet our obligations, we may need to rely on external financing or third-party arrangements to fund operations. Any inability to manage cash flows effectively or access additional liquidity could result in delays in operations, increased costs, or adverse impacts on our financial condition and results of operations.

2.4 Risks Relating to This Offering

There is no minimum offering amount, and the proceeds from this offering may be insufficient to meet our objectives.

This offering does not have a minimum subscription requirement, and we may raise significantly less than the maximum offering amount. As a result, the net proceeds available to us may be insufficient to fully implement our business plans or achieve our intended objectives. If we raise only a limited amount of proceeds, we may be required to delay, scale back, or eliminate planned operations or expansion initiatives, which could materially and adversely affect our business and financial condition.

The offering price of our common stock was arbitrarily determined.

We are subject to state securities laws in connection with this offering, which may limit the ability to offer or resell our securities in certain jurisdictions. The offer and sale of our securities are subject to the securities laws of various states (commonly referred to as “blue sky” laws). We intend to comply with applicable state securities laws and rely on available exemptions from registration where applicable. However, such exemptions may not be available in all jurisdictions, and we may be required to register or qualify this offering in certain states or make notice filings and pay associated fees. In addition, resale of our common stock by investors may be subject to state securities law restrictions in certain jurisdictions. These requirements could limit the ability of investors to resell their shares and may adversely affect the liquidity of our common stock.

This is a best-efforts, self-underwritten offering, and there is no assurance that we will be able to sell any shares. This offering is being conducted on a self-underwritten, best-efforts basis, and our Chief Executive Officer will offer the shares on our behalf. There is no assurance that any of the shares offered will be sold or that the offering will be completed on favorable terms, or at all. The absence of a firm commitment underwriting arrangement increases the risk that the offering may not raise sufficient capital to support our operations and growth plans.

Our management will have broad discretion in the use of the proceeds from this offering. Our management will have significant discretion in applying the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the allocation of these funds. The actual use of proceeds may differ from our current plans based on various factors, including business opportunities, regulatory requirements, and market conditions. Any failure by management to effectively allocate the proceeds could adversely affect our business and results of operations.

The offering price of our common stock was arbitrarily determined and is not based on traditional valuation metrics.

The offering price of our common stock was determined by our management and does not bear any relationship to our assets, earnings, book value, or other generally accepted valuation criteria. As a result, investors may experience immediate dilution in the value of their investment, and the market price of our common stock, if a trading market develops, may decline below the offering price.

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2.5 Risks Relating to Dilution

Investors in this offering will experience immediate and substantial dilution.

The public offering price of $0.50 per share is substantially higher than our net tangible book value per share before this offering. As a result, investors who purchase shares in this offering will experience immediate dilution in the net tangible book value of their shares. Net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding.

The following table illustrates the dilution that new investors will experience, assuming various levels of completion of this offering:

	100% of Offering Sold	75% of Offering Sold	50% of Offering Sold
Net tangible book value before offering	$9,775,456	$9,775,456	$9,775,456
Net proceeds from offering	$50,000,000	$37,500,000	$25,000,000
As adjusted net tangible book value after offering	$59,775,456	$47,275,456	$34,775,456
Shares outstanding before offering	2,854,462,696	2,854,462,696	2,854,462,696
Shares issued in this offering	100,000,000	75,000,000	50,000,000
Total shares outstanding after offering	2,954,462,696	2,929,462,696	2,904,462,696
Net tangible book value per share after offering	$0.0202	$0.0161	$0.0120
Dilution per share to new investors	$0.4798	$0.4839	$0.4880

Existing stockholders have acquired shares at prices substantially below the offering price.

The majority of our outstanding shares were issued to existing stockholders at prices significantly lower than the public offering price. As a result, new investors will incur substantial dilution, while existing stockholders will experience an immediate increase in the net tangible book value of their shares attributable to the capital raised in this offering.

Future issuances of equity securities may result in additional dilution.

We may need to raise additional capital in the future through the issuance of equity or equity-linked securities to fund operations, expansion, or other corporate purposes. Any such issuances could further dilute the ownership interests of investors in this offering and could occur at prices lower than the offering price, resulting in additional dilution.

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2.6 Risks Relating to Ownership Structure and Control

Our officers and directors have significant ownership and voting power, which may limit the ability of other stockholders to influence corporate matters.

As of the date of this prospectus, our executive officers and directors beneficially own a substantial majority of our outstanding common stock. Because each share of our common stock is entitled to one vote, this concentration of ownership provides our officers and directors with significant voting power over matters requiring stockholder approval, including the election of directors, amendments to our certificate of incorporation and bylaws, and the approval of significant corporate transactions.

Investors in this offering will have limited ability to influence corporate decisions.

Due to the concentration of voting power held by our officers and directors, investors purchasing shares in this offering will have limited ability to influence corporate actions or policies, even if such investors collectively hold a significant number of shares. This concentration of control may discourage or delay a change in control of the Company, including transactions that some investors may consider favorable, and may result in decisions that are not aligned with the interests of other stockholders.

Our ownership structure and related-party relationships may give rise to conflicts of interest. Our officers and directors have significant interests in Superbee Network Singapore Pte. Ltd., which provides critical operational services to us, creating potential conflicts of interest.

We rely extensively on Superbee Network Singapore Pte. Ltd., a Singapore company, for a wide range of operational services, including supply of materials, personnel, manufacturing support, administrative services, and certain logistical and financial functions necessary to conduct our business activities. From time to time, Superbee may also collect customer payments on our behalf and advance or prepay certain operating expenses.

Our Chief Executive Officer, Jacksaa Tan, and our Chief Financial Officer, Hui Eng Ling, also serve as directors of Superbee Network Singapore Pte Ltd and collectively control a substantial majority of that entity. As a result, our executive officers have significant interests in an entity that provides essential services to our Company.

This relationship creates potential conflicts of interest because decisions made by our officers and directors regarding the negotiation, continuation, or modification of arrangements with Superbee may involve competing considerations between the interests of our Company and the interests of Superbee or its shareholders. Our officers and directors may influence decisions regarding the pricing, scope, or terms of services to the benefit of Superbee for the allocation of business opportunities, or the timing and manner of payments between the companies.

Because we rely heavily on Superbee for operational support and have only two direct employees, we may have limited ability to replace these services on short notice. Any disputes, changes in terms, or termination of our arrangements with Superbee could materially disrupt our operations and adversely affect our business, financial condition, and results of operations.

2.7 Risks Relating to the Trading Market for Our Common Stock

There is currently no public market for our common stock.

There is no established public trading market for our common stock, and investors may have difficulty selling their shares or obtaining accurate market quotations. The lack of a public market may adversely affect the liquidity and market value of our common stock, and investors may be required to hold their shares for an indefinite period of time.

There is no assurance that our common stock will be quoted on the OTCQB or that a trading market will be sustained.

Although, we intend to seek quotation of our common stock on the OTCQB operated by OTC Markets Group Inc. with their blue-sky solutions, there can be no assurance that a market maker will agree to file an application for quotation or that our application will be approved. Even if our common stock is quoted, there can be no assurance that an active or liquid trading market will develop or be maintained. The failure to obtain or sustain a public trading market could materially limit investors’ ability to resell their shares.

The market price of our common stock may be volatile if a trading market develops.

If a public trading market for our common stock develops, the market price of our shares may be subject to significant volatility. Factors such as our operating performance, financial condition, dilution from future equity issuances, limited trading volume, changes in investor perception, and broader market conditions could cause the trading price of our common stock to fluctuate substantially. As a result, investors may not be able to resell their shares at or above the offering price, or at all.

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Our common stock may be considered a “penny stock,” which may limit the ability of investors to resell their shares.

Our common stock is not currently listed on a national securities exchange and is being offered at a price below $5.00 per share. As a result, our common stock is expected to be classified as a “penny stock” under the Securities Exchange Act of 1934 and the rules promulgated thereunder.

Broker-dealers who sell penny stocks to persons other than established customers and accredited investors are subject to additional sales practice requirements under Rules 15g-1 through 15g-9 of the Exchange Act. These rules require broker-dealers, among other things, to make a special suitability determination for the purchaser, receive the purchaser’s written consent to the transaction, provide disclosure of risks associated with penny stocks, and disclose current market quotations and compensation received by the broker-dealer.

These requirements may reduce the level of trading activity in our common stock, limit the ability of broker-dealers to sell our shares, and adversely affect the liquidity and market price of our common stock. As a result, investors may find it difficult to sell their shares.

We will be subject to the reporting requirements of U.S. federal securities laws, which can be expensive.

We will be subject to the information and reporting requirements of the Exchange Act and other federal securities laws, including compliance with the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited financial statements to stockholders will cause our expenses to be higher than they would be if we had remained privately held. In addition, it may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We estimate that should the S-1 declared effective by the SEC and we become subjected to Section 15(d) of the reporting requirements, our costs for these reporting obligations, including auditor related costs, for 12 months will cost us at least $50,000 to $80,000 in addition. We may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures.

We will incur ongoing costs and expenses for SEC reporting and compliance.

Without additional revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all. The estimated cost of this registration statement is approximately $92,000. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCQB Markets. To be eligible for quotation, issuers must remain current in their reporting and filings with the SEC. In order for us to remain in compliance we will require additional future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for investors to resell any shares they may have purchased, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC.

Although we will be subjected to the reporting requirements of Section 15(d) of the Exchange Act following the effectiveness of this registration statement, these reporting obligations may be automatically suspended if we have fewer than 300 record holders of our common stock at the beginning of any fiscal year. If our reporting obligations are suspended, we would no longer be required to file periodic reports with the Securities and Exchange Commission, which could reduce the amount of publicly available information about us and make it more difficult for investors to evaluate our business and financial condition.

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2.8 Risks Relating to Our Status as an Emerging Growth Company and Smaller Reporting Company

We are an emerging growth company and a smaller reporting company and are subject to reduced disclosure requirements.

We qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, and as a “smaller reporting company” under the Securities Exchange Act of 1934. As a result, we are permitted to take advantage of certain reduced disclosure and reporting requirements, including exemptions from the requirement to provide auditor attestation of internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act and reduced executive compensation disclosure. While these reduced requirements lower our compliance costs, they may also make it more difficult for investors to compare us with other public companies that are not subject to such exemptions.

The reduced disclosure requirements applicable to us may adversely affect investor perception of our common stock.

Because we provide less comprehensive disclosure than companies that do not qualify as emerging growth companies or smaller reporting companies, some investors may find our common stock less attractive. This reduced level of disclosure may result in decreased analyst coverage, reduced market interest, or lower trading volumes, which could adversely affect the market price and liquidity of our common stock.

We may be subject to increased reporting and compliance costs when we cease to qualify as an emerging growth company.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year following the fifth anniversary of the completion of this offering, (ii) the date on which we have total annual gross revenues of $1.235 billion or more, (iii) the date on which we are deemed to be a large accelerated filer, or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the preceding three-year period. When we no longer qualify as an emerging growth company, we will be required to comply with increased disclosure, reporting, and compliance obligations, which may increase our operating costs and divert management’s attention from operating our business.

3. USE OF PROCEEDS

3.1. Gross and Net Proceeds From This Offering

We are offering up to 100,000,000 shares of our common stock at a public offering price of $0.50 per share. Assuming all of the shares offered by us are sold, we expect to receive gross proceeds of $50,000,000.

We estimate that our total offering expenses, payable by us, will be approximately $92,000. These expenses include legal, accounting, filing, printing, and other costs associated with this offering. We will not pay any underwriting commissions in connection with this offering.

After deducting the estimated offering expenses payable by us, we expect to receive net proceeds of approximately $49,908,000, assuming the sale of all 100,000,000 shares offered by us. If fewer shares are sold, our gross and net proceeds will be reduced proportionately.

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The following table sets forth the estimated gross and net proceeds to us assuming various levels of completion of this offering:

Percentage of Shares Sold	Shares Sold by the Company	Gross Proceeds	Estimated Offering Expenses	Net Proceeds to the Company
100%	100,000,000	$50,000,000	$92,000	$49,908,000
75%	75,000,000	$37,500,000	$92,000	$37,408,000
50%	50,000,000	$25,000,000	$92,000	$24,908,000
25%	25,000,000	$12,500,000	$92,000	$12,408,000

We will not receive any proceeds from the sale of shares by the selling stockholders. All proceeds from the sale of shares offered by selling stockholders, if any, will be paid directly to the selling stockholders.

The foregoing amounts are estimates and may vary depending on the actual costs incurred in connection with this offering and the number of shares sold.

3.2. Use of Net Proceeds by Category

We intend to use the net proceeds from this offering for the purposes described below. The amounts and timing of our actual expenditures will depend on the amount of proceeds raised, operating results, regulatory requirements, market conditions, and other factors. Accordingly, management retains discretion over the allocation of the net proceeds.

The following table sets forth our current intended use of the net proceeds assuming the sale of all shares offered by us in this offering:

Use of Net Proceeds	Estimated Amount	Percentage of Net Proceeds
Expansion of honey straw manufacturing operations	$15,000,000	30%
Expansion of pharmaceutical and dietary supplements manufacturing operations	$12,500,000	25%
Capital expenditures (machinery, equipment, facilities)	$10,000,000	20%
Working capital and general corporate purposes	$7,408,000	15%
Public company and compliance-related expenses	$5,000,000	10%
Total Net Proceeds	$49,908,000	100%

The expansion of honey straw manufacturing operations is expected to include increased production capacity, packaging capabilities, and related infrastructure in existing and new geographic markets. The expansion of pharmaceutical and dietary supplements manufacturing operations is expected to support increased production volumes, product development, and compliance with applicable regulatory and quality standards.

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Capital expenditures are expected to include the acquisition of manufacturing machinery, equipment, and improvements to facilities used in our operations. Working capital and general corporate purposes may include operating expenses, inventory purchases, administrative costs, and other general business expenses. Public company and compliance-related expenses are expected to include costs associated with legal, accounting, reporting, regulatory compliance, investor relations, and corporate governance requirements.

If we raise less than the maximum amount of net proceeds, we intend to prioritize expenditures supporting core manufacturing operations and essential working capital needs, and we may reduce or delay other planned uses. Pending their use, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities or deposit them in bank accounts.

3.3. Proceeds Under Alternative Subscription Scenarios

Because this offering does not have a minimum subscription requirement, the amount of net proceeds available to us will depend on the number of shares sold. The following table illustrates our estimated net proceeds assuming various levels of completion of this offering, after deducting estimated offering expenses payable by us:

Percentage of Shares Sold	Shares Sold by the Company	Estimated Net Proceeds
100%	100,000,000	$49,908,000
75%	75,000,000	$37,408,000
50%	50,000,000	$24,908,000
25%	25,000,000	$12,408,000

If less than the maximum number of shares offered by us are sold, we intend to adjust the use of proceeds by prioritizing expenditures that are critical to maintaining and supporting our core operations. Specifically, in the event of partial completion of the offering, we expect to allocate proceeds in the following order of priority:

1.	Working capital and operating expenses necessary to support ongoing manufacturing, construction, and administrative activities.
2.	Essential capital expenditures required to maintain existing production capacity and regulatory compliance.
3.	Expansion of honey straw manufacturing operations.
4.	Expansion of pharmaceutical and dietary supplements manufacturing operations.
5.	Public company and compliance-related expenses beyond baseline reporting and regulatory requirements.

If the proceeds raised are substantially less than anticipated, we may delay, reduce, or eliminate certain planned expansion activities and capital expenditures. The amounts and timing of expenditures under any alternative subscription scenario will depend on operational needs, regulatory requirements, and market conditions at the time proceeds are received.

We will not receive any proceeds from the sale of shares by the selling stockholders under any subscription scenario.

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3.4. Management Discretion and Timing of Use

Our management will have broad discretion in the allocation and use of the net proceeds from this offering. Accordingly, investors will be relying on the judgment of our management with respect to the application of these proceeds. The amounts and timing of our actual expenditures may differ from those described in this prospectus and will depend on a number of factors, including the amount of proceeds actually raised, operating results, regulatory requirements, market conditions, and business opportunities that may arise.

The timing of the use of proceeds will be influenced by factors such as the pace of expansion of our manufacturing operations, the availability and cost of equipment and facilities, regulatory approval processes, and general economic and industry conditions. As a result, we may not be able to immediately apply the proceeds to their intended uses.

Our management may determine that it is in the best interests of the Company to reallocate proceeds among the uses described in this prospectus or to use proceeds for purposes other than those currently contemplated. Any such changes could occur without further stockholder approval. Actual use of proceeds may differ materially from our current plans, and there can be no assurance that the proceeds will be used in a manner that enhances stockholder value.

3.5. Pending Use and Temporary Investment of Proceeds

Pending the application of the net proceeds from this offering to the uses described in this prospectus, we intend to invest any unused proceeds in short-term, interest-bearing, investment-grade securities, deposit accounts, or other cash equivalents. Such investments are expected to be consistent with our liquidity needs and capital preservation objectives.

These temporary investments may not yield a significant return and may be subject to risks, including changes in interest rates, market conditions, and the financial condition of the institutions in which funds are deposited or invested. There can be no assurance that we will achieve any particular return on these investments, or that we will not incur losses on amounts temporarily invested.

3.6. Relationship to Liquidity and Capital Resources

The net proceeds from this offering are expected to improve our liquidity position and provide additional working capital to support our ongoing operations and planned expansion activities. The proceeds are intended to supplement our existing cash resources and are expected to enhance our ability to fund operating expenses, capital expenditures, and regulatory and compliance costs in the near term.

Even if we sell all of the shares offered by us in this offering, the net proceeds may not be sufficient to fully fund our operations, planned expansion initiatives, and capital requirements over the long term. Our future liquidity and capital resources will depend on numerous factors, including our operating performance, cash flows from operations, capital expenditure requirements, regulatory compliance costs, and market conditions.

If our cash flows from operations and the net proceeds from this offering are insufficient to meet our liquidity needs, we may be required to obtain additional financing through debt or equity offerings or other financing arrangements. There can be no assurance that such additional financing will be available on acceptable terms, or at all. Any additional equity financing could result in further dilution to stockholders, while debt financing could impose restrictive covenants or require significant interest payments.

For a more detailed discussion of our liquidity, capital resources, and cash flow requirements, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

4. DILUTION

4.1. Net Tangible Book Value Before the Offering

Net tangible book value represents the amount of our total tangible assets less total liabilities. Tangible assets consist of total assets excluding intangible assets.

As of December 31, 2025, the date of our most recent audited balance sheet included in this prospectus, our net tangible book value was $9,775,456. Based on 2,854,462,696 shares of common stock outstanding as of that date, our net tangible book value per share was approximately $0.0034.

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The following table sets forth our net tangible book value before this offering:

Amount	Before the Offering
Total assets	$29,506,190
Less: Intangible assets	(19,046,731)
Total tangible assets	10,459,459
Total liabilities	(684,003)
Net tangible book value	$9,775,456
Shares of common stock outstanding	2,854,462,696
Net tangible book value per share	$0.0034

The net tangible book value information set forth above is derived from our audited financial statements included elsewhere in this prospectus and should be read in conjunction with those financial statements and the related notes thereto.

4.2. Effect of This Offering on Net Tangible Book Value

After giving effect to the sale of 100,000,000 shares of our common stock offered by us at a public offering price of $0.50 per share, and after deducting estimated offering expenses payable by us of approximately $92,000, our net tangible book value as of the most recent balance sheet date would have been $59,683,456. This represents an increase in net tangible book value attributable to new investors of $49,908,000, which equals the estimated net proceeds from this offering.

Based on 2,954,462,696 shares of common stock outstanding after this offering, our as-adjusted net tangible book value per share would have been approximately $0.0202.

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The following table illustrates the effect of this offering on our net tangible book value:

Amount
Net tangible book value before the offering	$9,775,456
Net proceeds from the offering	$49,908,000
As-adjusted net tangible book value after the offering	$59,683,456
Shares outstanding before the offering	2,854,462,696
Shares issued in this offering	100,000,000
Shares outstanding after the offering	2,954,462,696
As-adjusted net tangible book value per share	$0.0202

The as-adjusted net tangible book value information set forth above is based on the assumptions described above and should be read together with our financial statements and related notes, the “Capitalization” section, and the “Use of Proceeds” section included elsewhere in this prospectus.

4.3. Dilution to New Investors

Dilution per share to new investors represents the difference between the public offering price per share and the as-adjusted net tangible book value per share after giving effect to this offering.

As described above, our net tangible book value per share before this offering was approximately $0.0034. After giving effect to the sale of 100,000,000 shares of our common stock offered by us at a public offering price of $0.50 per share, and after deducting estimated offering expenses payable by us, our as-adjusted net tangible book value per share would have been approximately $0.0202.

Accordingly, investors purchasing shares of common stock in this offering will experience immediate dilution of approximately $0.4798 per share, which represents the difference between the offering price of $0.50 per share and the as-adjusted net tangible book value per share of $0.0202 after this offering.

This dilution is attributable to the fact that existing stockholders acquired their shares at prices substantially lower than the offering price and that the offering price significantly exceeds our net tangible book value per share prior to this offering.

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4.4. Dilution Under Alternative Offering Scenarios

The following table illustrates the dilution to new investors assuming partial completion of this offering at various subscription levels. The calculations below are based on the assumptions described in this prospectus, including a public offering price of $0.50 per share, estimated offering expenses payable by us of approximately $92,000, and net tangible book value as of the most recent balance sheet date.

	75% of Offering Sold	50% of Offering Sold	25% of Offering Sold
Shares sold by the Company	75,000,000	50,000,000	25,000,000
Net tangible book value before offering	$9,775,456	$9,775,456	$9,775,456
Net proceeds from offering	$37,408,000	$24,908,000	$12,408,000
As-adjusted net tangible book value after offering	$47,183,456	$34,683,456	$22,183,456
Shares outstanding after offering	2,929,462,696	2,904,462,696	2,879,462,696
As-adjusted net tangible book value per share	$0.0161	$0.0120	$0.0077
Dilution per share to new investors	$0.4839	$0.4880	$0.4923

The information above assumes that only the shares offered by the Company are sold and that no shares are sold by the selling stockholders. The dilution to new investors increases as fewer shares are sold in this offering because the fixed offering expenses are spread over a smaller number of shares, resulting in a lower as-adjusted net tangible book value per share.

These alternative offering scenarios demonstrate the sensitivity of dilution to the level of proceeds raised in this offering.

4.5. Comparative Ownership and Capital Contribution

Existing stockholders acquired their shares of common stock at prices that were substantially lower than the public offering price of $0.50 per share. As a result, investors purchasing shares in this offering will make a significantly greater capital contribution on a per-share basis than existing stockholders for the same class of securities.

The following table summarizes the comparative ownership and capital contribution of existing stockholders and new investors based on information contained in this prospectus:

	Existing Stockholders	New Investors
Class of security	Common stock	Common stock
Price per share	Substantially below $0.50	$0.50
Timing of issuance	Prior periods	This offering
Capital contribution per share	Significantly lower	Significantly higher
Immediate effect on net tangible book value	Increase	Dilution

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Because the consideration paid by existing stockholders for their shares was significantly lower than the offering price, existing stockholders will experience an immediate increase in the net tangible book value of their shares as a result of the proceeds from this offering. In contrast, new investors will incur immediate dilution because the offering price exceeds the net tangible book value per share before and after this offering.

Accordingly, a substantial portion of the benefit of the capital raised in this offering will accrue to existing stockholders through an increase in the net tangible book value attributable to their previously acquired shares.

4.6. Relationship to Capitalization

The dilution information presented in this section is directly derived from, and should be read together with, the capitalization of the Company before and after this offering. The capitalization table included elsewhere in this prospectus reflects the same assumptions regarding the number of shares outstanding, the number of shares offered by the Company, and the estimated net proceeds from this offering.

The increase in net tangible book value and the dilution to new investors described above are attributable to the net proceeds received by the Company from the sale of shares offered by us, as reflected in the “Use of Proceeds” section of this prospectus. The capitalization table and the dilution calculations are based on the same offering price, estimated offering expenses, and share counts and are intended to present a consistent view of the financial impact of this offering on the Company and its stockholders.

Any changes in the assumptions used in the “Capitalization” or “Use of Proceeds” sections, including changes in the number of shares sold, offering expenses, or use of proceeds, would result in corresponding changes to the dilution information presented in this section. Investors are encouraged to review the “Capitalization” and “Use of Proceeds” sections in conjunction with this dilution disclosure to fully understand the effects of this offering on the Company’s capitalization and stockholder equity.

5. CAPITALIZATION

5.1. Capitalization as of the Most Recent Balance Sheet Date

The following table sets forth our capitalization as of December 31, 2025, and as adjusted to give effect to the sale of shares in this offering. For purposes of this disclosure, capitalization includes our stockholders’ equity and any outstanding debt obligations. As of December 31, 2025, we did not have any outstanding long-term debt.

Amount	December 31, 2025
Total assets	$29,506,190
Total liabilities	$684,003
Stockholders’ equity	$28,822,187
Net tangible book value	$9,775,456

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Net tangible book value represents total tangible assets less total liabilities. Tangible assets consist of total assets excluding intangible assets. As of December 31, 2025, the Company had $19,046,731 of intangible assets, resulting in total tangible assets of $10,459,459.

The net tangible book value presented above is derived from amounts included in our audited financial statements and is used as the basis for the dilution calculations discussed under “Dilution.”

This capitalization table reflects our historical financial position prior to giving effect to this offering and does not include any adjustments related to the sale of shares in this offering or the application of the net proceeds therefrom.

5.2. Capitalization Before the Offering

The following table sets forth our capitalization as of December 31, 2025, the date of our most recent audited balance sheet included in this prospectus. This information should be read in conjunction with our audited financial statements and the related notes included elsewhere in this prospectus.

Amount	December 31, 2025
Total assets	$29,506,190
Total liabilities	$684,003
Stockholders’ equity	$28,822,187
Net tangible book value	$9,775,456

Net tangible book value represents total tangible assets less total liabilities. Tangible assets consist of total assets excluding intangible assets. As of December 31, 2025, the Company had $19,046,731 of intangible assets, resulting in total tangible assets of $10,459,459.

The net tangible book value presented above is derived from amounts included in our audited financial statements and is used as the basis for the dilution calculations discussed under “Dilution.”

This capitalization table reflects our historical financial position prior to giving effect to this offering and does not include any adjustments related to the sale of shares in this offering or the application of the net proceeds therefrom.

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5.3. Capitalization After the Offering

The following table sets forth our capitalization before and after giving effect to the sale of 100,000,000 shares of common stock offered by us at a public offering price of $0.50 per share, after deducting estimated offering expenses payable by us of approximately $92,000, assuming the offering is completed in full. This presentation is unaudited and is provided for illustrative purposes only.

	Before the Offering	As Adjusted After the Offering
Common stock outstanding (shares)	2,854,462,696	2,954,462,696
Total stockholders’ equity	$28,822,187	$78,730,187

As of December 31, 2025, there were 2,854,462,696 shares of common stock outstanding, as reflected in our audited financial statements. After giving effect to the issuance of 100,000,000 shares in this offering, there would be 2,954,462,696 shares of common stock outstanding.

The increase in stockholders’ equity shown above reflects the receipt of approximately $49,908,000 in net proceeds from this offering (gross proceeds of $50,000,000, less estimated offering expenses of approximately $92,000). No adjustments have been made for the application of such proceeds.

This capitalization table assumes no exercise of outstanding options or warrants and no issuance of additional equity securities other than those offered by us in this offering.

The pro forma capitalization information should be read in conjunction with “Use of Proceeds,” “Dilution,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

5.4. Final Capitalization Table

The following table presents our capitalization as of December 31, 2025 and as adjusted to give effect to this if 100% of our offering is sold:

	Actual	As Adjusted
Debt:
Short-term debt	$0	$0
Long-term debt	$0	$0
Total Debt	$0	$0

Stockholders’ Equity:
Common stock	$28,544,627	$29,544,627
Additional paid-in capital	$290,643	$49,290,643
Accumulated deficit	$(13,083)	$(105,083)
Total Stockholders’ Equity	$28,822,187	$78,730,187

Total Capitalization	$28,822,187	$78,730,187

The amounts presented above are derived from our audited financial statements. The increase in common stock reflects the issuance of 100,000,000 shares in this offering and the receipt of net proceeds. The cost of issuance estimated at $92,000 is added to the Accumulated deficit. We do not currently have any outstanding debt obligations.

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5.5. Capitalization Under Alternative Offering Scenarios

The following table sets forth our capitalization assuming partial completion of this offering at various subscription levels. The information below is unaudited and is based on the same assumptions used elsewhere in this prospectus, including a public offering price of $0.50 per share and estimated offering expenses payable by us of approximately $92,000, assuming such expenses are largely fixed. This information should be read together with our audited financial statements and the related notes included elsewhere in this prospectus.

	75% of Offering Sold	50% of Offering Sold	25% of Offering Sold
Shares sold by the Company	75,000,000	50,000,000	25,000,000
Gross proceeds	$37,500,000	$25,000,000	$12,500,000
Estimated offering expenses	$92,000	$92,000	$92,000
Net proceeds	$37,408,000	$24,908,000	$12,408,000
Total stockholders’ equity (as adjusted)	$66,230,187	$53,730,187	$41,230,187
Shares outstanding after offering	2,929,462,696	2,904,462,696	2,879,462,696

As of December 31, 2025, our total stockholders’ equity was $28,822,187, as reflected in our audited financial statements. The increases in stockholders’ equity shown above reflect the addition of the net proceeds from the offering at each assumed subscription level. No adjustments have been made for the application of such proceeds.

Because offering expenses are largely fixed, the impact of a partial completion of the offering on stockholders’ equity is disproportionately greater at lower subscription levels. As fewer shares are sold, the net proceeds available to us decrease, resulting in a corresponding reduction in the increase in stockholders’ equity.

These alternative capitalization scenarios illustrate how partial completion of the offering would affect our equity structure and financial position and should be considered together with the “Use of Proceeds” and “Dilution” sections of this prospectus.

5.6. Relationship to Dilution and Use of Proceeds

The capitalization information presented in this section is directly related to, and should be read together with, the information included under “Dilution” and “Use of Proceeds” elsewhere in this prospectus. The increases in stockholders’ equity reflected in the as-adjusted capitalization tables are based on the same assumptions regarding the number of shares sold by the Company, the public offering price, and the estimated offering expenses used in the dilution analysis.

The net proceeds assumed in the capitalization tables are consistent with the allocations described under “Use of Proceeds” and reflect the receipt of proceeds solely from the sale of shares offered by the Company in this offering. No proceeds from the sale of shares by the selling stockholders are included in the capitalization or dilution calculations.

All assumptions used in preparing the capitalization, dilution, and use of proceeds disclosures are intended to be consistent across this prospectus. Any changes in the assumptions underlying the offering, including the number of shares sold, offering expenses, or allocation of proceeds, would result in corresponding changes to the capitalization and dilution information presented herein. Investors should consider these sections together to fully understand the financial impact of this offering on the Company and its stockholders.

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5.7. Limitations and Assumptions

The capitalization information presented in this section is based on a number of assumptions and is provided for illustrative purposes only. These assumptions include, among others, the sale of shares offered by the Company at a public offering price of $0.50 per share, estimated offering expenses payable by us of approximately $92,000, and the absence of any additional issuances of equity securities or changes in outstanding indebtedness other than those described in this prospectus.

The capitalization tables do not reflect the actual use of the net proceeds from this offering, potential operating losses after the most recent balance sheet date, or any future equity or debt financings that we may undertake. In addition, the capitalization information assumes no exercise of outstanding options or warrants and no issuance of additional shares other than those offered by the Company in this offering.

Actual capitalization following the completion of this offering may differ materially from the information presented herein depending on the number of shares sold, the timing and application of the net proceeds, changes in our financial condition or operating results, and other factors. Investors should not place undue reliance on the capitalization information set forth in this section and should read it together with our financial statements and the related notes, as well as the other information contained in this prospectus.

6. PLAN OF DISTRIBUTION

6.1. Offering Structure and Method of Distribution

This offering is being conducted as a direct, self-underwritten, best-efforts public offering. We are offering shares of our common stock directly to investors without the involvement of a traditional underwriter. There is no minimum number of shares required to be sold in this offering, and we may sell any number of shares up to the maximum amount being offered.

We are offering 100,000,000 shares of our common stock at a fixed public offering price of $0.50 per share. The selling stockholders may sell their shares of common stock from time to time at a fixed price of $0.50 per share until such time as our common stock is quoted on the OTCQB or another established public trading market develops. After a public trading market develops, the selling stockholders may sell their shares at prevailing market prices, negotiated prices, or other prices permitted under applicable securities laws. The shares offered by the Company will be sold on our behalf by our Chief Executive Officer. No commissions will be paid to our Chief Executive Officer for selling shares in this offering. We may, in our discretion, engage additional placement agents or underwriters in the future; however, no such arrangements have been made as of the date of this prospectus.

In addition, certain selling stockholders are offering up to 170,175,496 shares of common stock pursuant to this registration statement. The selling stockholders may sell their shares from time to time at the fixed price of $0.50 in one or more transactions, at prevailing market prices or at negotiated prices, through brokers, dealers or directly to purchasers. We will not receive any proceeds from the sale of shares by the selling stockholders.

The offering will terminate upon the earlier of (i) the sale of all shares offered pursuant to this registration statement or (ii) 365 days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days. We reserve the right to terminate the offering at any time for any reason.

Because this is a best-efforts offering, there is no assurance that we will be able to sell any or all of the shares being offered. Investors may be exposed to the risk that only a portion of the shares offered will be sold, or that no shares will be sold at all.

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State Securities Law Compliance

We intend to offer and sell the securities covered by this prospectus in various states of the United States. We will comply with applicable state securities laws in connection with the offer and sale of our securities and will rely on available exemptions from state registration requirements where applicable.

We may be required to register or qualify this offering, or make notice filings and pay fees, in certain states. The availability of exemptions from state registration requirements will depend on the manner of the offering and the specific laws of each jurisdiction. Accordingly, we may incur blue sky registration or qualification costs in connection with this offering.

6.2. Role of Officers and Underwriter Status

Our Chief Executive Officer will offer and sell the shares of common stock offered by the Company directly to investors on a best-efforts basis. Our Chief Executive Officer will not be required to sell any specific number or dollar amount of shares and will use reasonable efforts to sell the shares offered pursuant to this prospectus. No officer is obligated to purchase any shares in this offering.

Because our Chief Executive Officer is offering and selling shares of common stock on our behalf, he is deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended. As a result, our Chief Executive Officer will be subject to the prospectus delivery and liability provisions of the Securities Act, including the civil liability provisions of Sections 11 and 12 of the Securities Act.

We will not pay any commissions, finders’ fees, or other compensation to our Chief Executive Officer or any other officer in connection with the sale of shares in this offering. Our officers will not receive any proceeds from the sale of shares offered by the Company, other than their existing compensation arrangements unrelated to this offering.

6.3. Best-Efforts Offering; No Minimum Subscription

This offering is being conducted on a best-efforts basis, which means that neither the Company nor any person engaged in the distribution of the securities is required to sell a specific number or dollar amount of shares. There is no minimum number of shares that must be sold in order for this offering to close, and there can be no assurance that any shares will be sold.

Because this offering does not have a minimum subscription requirement, investors will not have the benefit of an escrow arrangement. The proceeds from the sale of shares offered by the Company will be immediately available to us upon receipt and may be used as described under “Use of Proceeds,” regardless of whether we sell all, a substantial portion, or only a limited number of the shares offered.

As a result, if we are unable to sell a sufficient number of shares, we may not raise adequate proceeds to fully implement our business plan or to achieve our stated objectives. Investors may therefore be exposed to the risk that the proceeds raised in this offering will be insufficient to fund our operations or planned activities to the extent contemplated in this prospectus.

6.4. Conflicts of Interest

Our Chief Executive Officer is responsible for offering and selling the shares of common stock offered by the Company in this offering while simultaneously serving as an executive officer of the Company. As a result, a potential conflict of interest exists between his role in effecting sales of the securities and his fiduciary duties to the Company and its stockholders.

Because our Chief Executive Officer is deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act in connection with this offering, he is subject to the prospectus delivery requirements and the civil liability provisions of the Securities Act, including Sections 11 and 12. These dual roles may create incentives that differ from those of investors, including decisions regarding the timing and manner of sales of securities.

We have not established any formal procedures to address or mitigate these potential conflicts of interest beyond full disclosure in this prospectus. No officer or director will receive any commissions, fees, or other compensation in connection with the sale of shares in this offering. Investors should carefully consider these potential conflicts of interest before making an investment decision.

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6.5. Selling Stockholders

This prospectus also relates to the resale by certain selling stockholders of up to 170,175,496 shares of our common stock that are registered for resale pursuant to this registration statement. The selling stockholders acquired their shares prior to this offering and are not obligated to sell any specific number of shares. The selling stockholders may sell all, some, or none of the shares offered by them under this prospectus.

The selling stockholders may sell their shares from time to time at a fixed price of $0.50 per share for the duration of the offering. The shares offered by the selling stockholders may be sold directly to purchasers, through brokers or dealers, or through any other lawful means permitted under applicable securities laws. Any broker-dealer involved in effecting sales of shares on behalf of the selling stockholders may be deemed an “underwriter” within the meaning of the Securities Act.

We will not receive any proceeds from the sale of shares by the selling stockholders. All proceeds from such sales, if any, will be retained by the selling stockholders. The selling stockholders will bear any commissions, discounts, or other expenses associated with the sale of their shares, other than expenses of registration, which are being paid by the Company.

The selling stockholders and the number of shares offered by each selling stockholder are identified under the caption “Selling Stockholders” elsewhere in this prospectus.

6.6. Transfer Agent and Registrar

Our transfer agent and registrar for our common stock is Colonial Stock Transfer Company, Inc., located at 7840 S 700 E, Sandy, UT 84070. Colonial Stock Transfer Company, Inc. is a registered transfer agent with the Securities and Exchange Commission.

The transfer agent and registrar maintains the records of holders of our common stock, processes transfers of shares, issues and cancels share certificates (if applicable), and performs other customary transfer agent and registrar services in connection with the trading and transfer of our common stock.

6.7. Regulation M and Compliance Matters

We and any persons participating in the distribution of the shares offered by this prospectus are subject to the applicable provisions of Regulation M under the Securities Exchange Act of 1934, as amended. Regulation M is intended to prevent manipulative practices by persons with an interest in the outcome of a securities distribution and generally prohibits certain activities that could artificially influence the market for a security during the applicable restricted period.

During the distribution of the shares offered hereby, we, our officers, directors, and any other persons participating in the offering may not bid for, purchase, or attempt to induce any person to bid for or purchase shares of our common stock, other than as permitted under Regulation M. These restrictions may limit the ability of participating persons to engage in market-making activities or other transactions involving our common stock during the distribution period.

Compliance with Regulation M and other applicable federal and state securities laws is required throughout the offering process. Any failure to comply with these requirements could result in regulatory action and may adversely affect the completion of this offering or the development of a trading market for our common stock.

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6.8. Penny Stock Regulations

Our common stock may be considered a “penny stock” under applicable rules of the Securities Exchange Act of 1934. Broker-dealers who sell penny stocks to persons other than established customers and accredited investors are subject to additional sales practice requirements under Rules 15g-1 through 15g-9 of the Exchange Act.

For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchaser and receive the purchaser’s written consent to the transaction prior to the sale. In addition, broker-dealers must provide the purchaser with a risk disclosure document that describes the risks associated with penny stocks, disclose current market quotations for the securities, and disclose the compensation received by the broker-dealer and its salesperson.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to resell their shares in the secondary market.

7. DETERMINATION OF OFFERING PRICE

7.1. Pricing of the Offering

The public offering price of the shares offered hereby is $0.50 per share. The offering price was determined arbitrarily by us and does not bear any relationship to our assets, book value, historical results of operations, or any other established criteria for valuing a company. The offering price was not established through any independent valuation, appraisal, or market study.

In determining the offering price, we considered a number of factors, including, among others:

•	The absence of a public trading market for our common stock;
•	Our financial condition and limited operating history;
•	The risks associated with our business and industry;
•	The anticipated use of proceeds from this offering;
•	The level of dilution to new investors; and
•	General market conditions at the time the offering was contemplated.

Because the offering price was not derived from a valuation methodology commonly used for publicly traded companies, the price at which our common stock may trade, if a trading market develops, may be significantly lower than the offering price. There can be no assurance that investors will be able to resell shares purchased in this offering at or above the offering price, or at all.

7.2. Market Maker and Trading Market Matters

There is currently no public trading market for our common stock. Prior to this offering, our common stock has not been listed or quoted on any securities exchange or inter-dealer quotation system, and there can be no assurance that an active or liquid trading market will ever develop.

Upon completion of this offering, we intend to seek to have our common stock quoted on the OTCQB marketplace operated by OTC Markets Group Inc. Quotation on the OTCQB is subject to the approval of a market maker and satisfaction of applicable eligibility requirements. We have not engaged any market maker, and there can be no assurance that a market maker will agree to make a market in our common stock, that quotation on the OTCQB will be obtained, or that, if obtained, such quotation will be maintained.

Market makers are not obligated to continue to make a market in our common stock and may discontinue their activities at any time without notice. Even if a trading market develops, the market price of our common stock may be volatile or may not reflect the value of our business, financial condition, or results of operations. The absence of an established public trading market may adversely affect investors’ ability to resell shares purchased in this offering or to obtain accurate

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8. DESCRIPTION OF SECURITIES

8.1. General

The only class of securities registered hereby is the registrant’s common stock, $0.01 par value per share. This registration statement covers an aggregate of 270,175,496 shares of common stock, which amount includes shares to be offered by the Company and shares to be registered for resale by certain selling stockholders. The proposed maximum public offering price per share is $0.50.

8.2. Authorized Capitalization; Outstanding Shares

As of December 31, 2025, there were 2,854,462,696 shares of common stock outstanding. After giving effect to the issuance by the Company of 100,000,000 shares in this offering, there would be 2,954,462,696 shares of common stock outstanding. The pro forma capitalization information assumes no exercise of outstanding options or warrants and no issuance of additional equity securities other than those offered by the Company in this offering.

The shares being registered under this registration statement consist of 100,000,000 shares issuable by the Company in this offering and 170,175,496 shares held by selling stockholders that are being registered for resale.

8.3. Description of Common Stock

Each holder of common stock is entitled to one vote per share on all matters submitted to a vote of stockholders. Except as otherwise required by applicable law or the registrant’s governing documents, holders of common stock will vote together as a single class. The holders of common stock are entitled to receive dividends, if, as and when declared by the Board of Directors out of legally available funds. In the event of liquidation, dissolution or winding up of the registrant, holders of common stock are entitled to share ratably in the assets available for distribution to stockholders after payment of liabilities and after satisfaction of any preferential rights of any then-existing preferred stock (of which there is none outstanding as of the date of this prospectus). The common stock does not have preemptive, subscription, redemption or conversion rights.

8.4. Preferred Stock; Other Securities

As of the date of this prospectus, the registrant has not issued any series of preferred stock and there are no outstanding options, warrants or other convertible securities. The Company does not currently maintain any equity incentive plans or other equity-based compensation plans and, accordingly, no options, restricted stock awards or similar awards are outstanding. If and when the Company adopts equity incentive plans or issues other classes or series of securities, such actions would be subject to approval by the Board of Directors and, where required, by the Company’s stockholders and would be disclosed in accordance with applicable SEC rules.

8.5. Transfer Agent and Registrar

The transfer agent and registrar for the registrant’s common stock is Colonial Stock Transfer Company, Inc., located at 7840 S 700 E, Sandy, UT 84070. Colonial Stock Transfer Company, Inc. is a registered transfer agent.

8.6. Trading Market

There is currently no public trading market for the registrant’s common stock. The registrant intends to seek quotation of its common stock on the OTCQB marketplace operated by OTC Markets Group Inc. following the offering, but quotation is subject to the approval of a market maker and satisfaction of applicable eligibility requirements. There can be no assurance that a market maker will agree to make a market for the common stock or that any quotation will be obtained or maintained.

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8.7. Restrictions on Transfer; Resale by Selling Stockholders

The shares held by the selling stockholders that are registered for resale pursuant to this prospectus may be sold from time to time by the selling stockholders in one or more transactions, at prevailing market prices or at negotiated prices, through brokers, dealers or directly to purchasers, as described under “Plan of Distribution.” The Company will not receive any proceeds from the sale of the shares sold by selling stockholders. The selling stockholders are not subject to any contractual lock-up agreements restricting their ability to resell the shares, except as may be required by applicable securities laws.

8.8. Anti-Dilution/Other Provisions

The registrant’s articles of incorporation and bylaws (as in effect) contain provisions that may have the effect of delaying, deferring or preventing a change in control of the registrant or changes in the registrant’s management. These provisions may include, without limitation, the ability of the Board to issue additional shares of preferred stock (subject to any shareholder approvals that may be required under applicable law), the classification of the Board of Directors, and other provisions. The registrant’s articles of incorporation authorize a number of shares and classes that could be issued in the future and that could adversely affect the voting power of holders of common stock. Any issuance of additional shares of common or preferred stock would dilute existing stockholders and could subordinate or otherwise adversely affect the rights of holders of common stock. (See “Capitalization.”)

8.9. Section 16 Reporting

Because the registrant’s common stock has not previously been registered under Section 12 of the Exchange Act, the reporting obligations of Section 16(a) were not previously applicable to the registrant’s directors, executive officers or greater-than-ten-percent beneficial owners prior to the effectiveness of this registration statement. After effectiveness, applicable persons will be required to file Section 16 reports concerning their beneficial ownership of the registrant’s common stock.

9. INTERESTS OF NAMED EXPERTS AND COUNSEL

The consolidated financial statements of the Company included in this registration statement have been audited by Fortune CPA INC. 8831, an independent registered public accounting firm. The report of Fortune CPA INC. 8831 is included elsewhere in this registration statement and is incorporated herein by reference. To the best of the Company’s knowledge, Fortune CPA INC. 8831 has no direct or indirect interest in the Company, including any ownership of the Company’s securities, and no relationship with the Company that would impair its independence as defined under Rule 2-01 of Regulation S-X (17 C.F.R. § 210.2-01).

The Company is not aware of any ownership of the Company’s securities by Fortune CPA INC. 8831, including securities owned, received, to be received, or subject to options, warrants, or other rights, and any such interests, if any, do not exceed the threshold requiring disclosure under Item 509 of Regulation S-K. The written consent of Fortune CPA INC. 8831 to the inclusion of its report in this registration statement is filed as an exhibit hereto.

Except for the independent registered public accounting firm named above, no other expert has been named in this registration statement whose report or opinion is relied upon in connection with the offering.

The Company has engaged legal counsel in connection with the preparation and filing of this registration statement and the securities offered hereby. To the best of the Company’s knowledge, neither such counsel nor any firm, corporation, partnership, or other entity of which such counsel is a member or with which such counsel is affiliated has any direct or indirect material interest in the Company. Any ownership of the Company’s securities by counsel, if any, does not exceed $50,000 in fair market value, and therefore is not deemed substantial and is not required to be disclosed pursuant to Instruction 1 to Item 509 of Regulation S-K.

For purposes of the foregoing disclosure, the Company has considered the interests of the entire firm or entity employing such counsel, including all attorneys and non-clerical personnel participating in the matter on behalf of such firm. Based on this review, no interest requiring disclosure under Item 509 of Regulation S-K exists.

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10. INFORMATION WITH RESPECT TO THE REGISTRANT

The following information is furnished with respect to Pharmaceutical Resource Technology, Inc. (the “Company”), in accordance with Item 11 of Form S-1 and the applicable items of Regulation S-K.

10.1. Description of Business (Item 101 of Regulation S-K)

Pharmaceutical Resource Technology, Inc. is a Wyoming corporation originally incorporated on June 17, 2019 under the name Jaison Phytochem, Inc. The Company commenced material operations in January 2020 and completed a corporate reorganization and name change to Pharmaceutical Resource Technology, Inc. in March 2023.

The Company operates as a U.S. holding company with principal executive offices in Singapore. The Company does not legally own any subsidiaries. Instead, its operations are conducted through asset-based acquisitions and contractual management and services arrangements, primarily in Singapore.

The Company’s business activities currently span three primary areas:

1.	Honey straw manufacturing, involving the production, packaging, and sale of single-serve honey products for food and consumer markets;

2.	Pharmaceutical and dietary supplements manufacturing, conducted in compliance with applicable regulatory and certification requirements in Singapore; and

3.	Building and construction services, which support the development and expansion of manufacturing facilities and related infrastructure.

Based on recent operations, approximately 18% of revenues are derived from honey straw manufacturing, approximately 18% from pharmaceutical and dietary supplements manufacturing, and approximately 64% from building and construction activities.

The Company conducts substantially all of its operational staffing, manufacturing support, and certain administrative functions through long-standing contractual arrangements with Superbee Network Singapore Pte. Ltd., a Singapore company under common control with the Company’s executive officers. The Company currently has two permanent employees, both of whom are its executive officers and directors.

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The Company markets and sells its products and services primarily in Asia and currently has customers in approximately ten countries. The Company holds the material licenses and regulatory approvals required for its existing operations in Singapore, although expansion into new markets may require additional approvals.

The Company intends to use the proceeds from this offering, together with existing resources, to expand honey straw and dietary supplements manufacturing capacity, establish additional production facilities in new markets, and fund general corporate and operating expenses.

10.2. Description of Property (Item 102 of Regulation S-K)

The Company’s principal executive offices are located in a high rise flatted factory unit at No. 1 Kaki Bukit Avenue 3, #09-11, KB-1, Singapore 416087. The Company does not own the real property. Its operations are conducted through a leased facilities with Superbee Network Singapore Pte Ltd. The unit comprised of 2,400 square feet used mainly for executive and administrative offices. It has an adjoining unit comprising of another 2,000 square feet used for manufacturing and storage of raw materials and finished products.

Our manufacturing and operational activities, including honey straw production and pharmaceutical and dietary supplements manufacturing, are conducted at these facilities located in Singapore that are operated and controlled by Superbee Network Singapore Pte. Ltd. These facilities include production areas, packaging lines, and storage areas necessary for manufacturing and distribution activities.

In addition, our building and construction operations are conducted at various project sites in Singapore, which are not owned or leased by us but are utilized on a project-by-project basis through contractual arrangements.

Because we do not own or directly lease the facilities used in our operations, we are dependent on our contractual arrangements with Superbee Network Singapore Pte. Ltd. for access to the facilities necessary to conduct our business. Any disruption or termination of these arrangements could adversely affect our ability to operate our business.

10.3. Legal Proceedings (Item 103 of Regulation S-K)

The Company is not a party to any material pending legal proceedings, nor is any of its property the subject of a material pending legal proceeding. The Company is not aware of any governmental or regulatory proceedings that are expected to have a material adverse effect on its business, financial condition, or results of operations.

10.4. Market Price of and Dividends on Common Equity; Related Stockholder Matters (Item 201 of Regulation S-K)

There is currently no established public trading market for the Company’s common stock. The Company intends to seek quotation of its common stock on the OTCQB marketplace; however, there can be no assurance that a market maker will file the required application or that such quotation will be obtained.

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The offering contemplates a public offering price of $0.50 per share for the shares offered by the Company. The Company has never declared or paid cash dividends on its common stock and does not anticipate paying dividends in the foreseeable future. The Company intends to retain future earnings, if any, to fund operations and growth.

10.5. Financial Statements (Regulation S-X)

The registration statement includes consolidated financial statements audited by Fortune CPA INC. 6901, an independent registered public accounting firm, for the fiscal years ended December 31, 2025 and 2024, prepared in accordance with U.S. GAAP and Regulation S-X. All required financial statement schedules have been omitted because the information is included in the consolidated financial statements or the notes thereto. The Company qualifies as a smaller reporting company and has complied with the applicable scaled disclosure requirements.

10.6. Selected Financial Data (Item 301 of Regulation S-K)

As a smaller reporting company, the Company has provided selected financial information within the audited financial statements and Management’s Discussion and Analysis. For the fiscal year ended December 31, 2025, the Company reported revenue of $10,822,348, net income of $264,820, cash and cash equivalents of $2,855,160, and working capital of $4,289,683, as reflected in the audited financial statements.

10.7. Supplementary Financial Information (Item 302 of Regulation S-K)

All supplementary financial information required by Regulation S-X is included in the consolidated financial statements or the notes thereto. No additional quarterly or supplementary schedules are required.

10.8. Management’s Discussion and Analysis (Item 303 of Regulation S-K)

Management’s Discussion and Analysis of Financial Condition and Results of Operations is included elsewhere in this prospectus and should be read in conjunction with the audited financial statements. MD&A discusses results of operations for the fiscal years ended December 31, 2025 and 2024, liquidity and capital resources, known trends and uncertainties, reliance on related-party operational support, and the anticipated impact of this offering.

10.9. Changes in and Disagreements with Accountants (Item 304 of Regulation S-K)

There have been no disagreements with the Company’s independent registered public accounting firm on accounting or financial disclosure matters that would require disclosure under Item 304 of Regulation S-K.

10.10. Market Risk Disclosures (Item 305 of Regulation S-K)

As a smaller reporting company, the Company is not required to provide quantitative market risk disclosures. The Company has provided qualitative disclosures regarding market risks, including foreign jurisdiction risk, reliance on related-party service providers, liquidity risk, and the absence of an established trading market for its common stock.

10.11. Directors and Executive Officers (Item 401 of Regulation S-K)

The Company’s directors and executive officers are:

•	Jacksaa Tan — Chairman of the Board and Chief Executive Officer
•	Hui Eng Ling — Director and Chief Financial Officer

These individuals collectively control a substantial majority of the Company’s outstanding common stock and voting power.

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10.12. Executive Compensation and Corporate Governance (Item 402 and Item 407)

The Company does not maintain any equity incentive plans, stock option plans, or other equity-based compensation arrangements. Executive compensation consists primarily of cash compensation and related-party arrangements disclosed elsewhere in this prospectus. The Company relies on its directors and officers for governance and oversight and complies with applicable corporate governance requirements for a smaller reporting company.

10.13. Security Ownership of Certain Beneficial Owners and Management (Item 403 of Regulation S-K)

As of December 31, 2025, there were 2,854,462,696 shares of common stock outstanding. The Company’s executive officers and directors collectively beneficially own approximately 94.03% of the outstanding common stock prior to this offering and approximately 90.85% following the offering, assuming all shares offered by the Company are sold. Detailed beneficial ownership information is provided in the “Selling Stockholders” and related ownership tables included elsewhere in this prospectus.

10.14. Transactions with Related Persons and Corporate Governance (Item 404 and Item 407(a))

The Company has entered into related-party transactions with Superbee Network Singapore Pte. Ltd., an entity under common control with the Company’s executive officers, for operational, administrative, and manufacturing support services and intellectual property licensing arrangements. These transactions are disclosed in the notes to the audited financial statements and in the “Related Party Transactions” section of this prospectus. Management believes such transactions are conducted on commercially reasonable terms.

11. SELLING STOCKHOLDERS

11.1. Purpose of the Resale Registration

This prospectus also relates to the resale of shares of our common stock by the selling stockholders identified elsewhere in this prospectus. The shares being offered for resale by the selling stockholders were acquired by them prior to this offering and are being registered to permit public resale from time to time by such selling stockholders.

The selling stockholders are offering their shares for their own account. Except for the shares of common stock offered by the Company in the primary offering described elsewhere in this prospectus, we are not selling any shares under this registration statement on behalf of the selling stockholders.

We will not receive any proceeds from the sale of shares by the selling stockholders. All proceeds from any sales of shares by the selling stockholders will be retained by the selling stockholders.

11.2. Selling Stockholders and Beneficial Ownership

This section provides information regarding the beneficial ownership of our common stock by the selling stockholders whose shares are registered for resale under this prospectus. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes shares over which a person has voting or investment power, as well as shares that a person has the right to acquire within 60 days through the exercise of options, warrants, or other rights.

Beneficial ownership is calculated pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, which provides that a person is deemed to be the beneficial owner of securities if the person has or shares voting power or investment power with respect to such securities. Shares subject to options, warrants, or other rights exercisable within 60 days are deemed to be outstanding for purposes of computing the beneficial ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the beneficial ownership of any other person.

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The beneficial ownership information set forth in this section and in the table appearing under “Selling Stockholders” is based on information furnished to us by the selling stockholders and is presented as of the most recent practicable date prior to the filing of this prospectus, assuming the sale of all shares offered for resale by the selling stockholders under this registration statement and no other changes in beneficial ownership. Except as otherwise indicated, each selling stockholder has sole voting and dispositive power over the shares beneficially owned by such selling stockholder.

11.3. Selling Stockholders Table

(As of December 31, 2025; Rule 13d-3 beneficial ownership standard)

Name of Selling Stockholder	Shares Owned Prior to Offering	Shares Being Offered for Resale	Shares Owned After Offering (Assuming All Sold)	% Owned Before Offering	% Owned After Offering	Relationship to the Company
Tan Bee Eng Evelyn¹	2,000,000	2,000,000	0	0.07%	0.00%	Immediate family member of CEO
Tan Yi May Ada²	2,000,000	2,000,000	0	0.07%	0.00%	Immediate family member of CEO
Tan Martin Javier³	2,000,000	2,000,000	0	0.07%	0.00%	Immediate family member of CEO
Peh Lee Hua⁴	200,000	200,000	0	0.01%	0.00%	Immediate family member of CFO
Ling Teck Hong⁵	200,000	200,000	0	0.01%	0.00%	Immediate family member of CFO
Ang Chia Cheng David	2,000	2,000	0	0.00%	0.00%	None
Budiman Bela	3,000	3,000	0	0.00%	0.00%	None
Chan Chee Siang	236	236	0	0.00%	0.00%	None
Chan Shaw Fong	3,036	3,036	0	0.00%	0.00%	None
Chea Petit	1,000	1,000	0	0.00%	0.00%	None
Chay Hoy Loong Paul	328	328	0	0.00%	0.00%	None
Chia Kathy	120	120	0	0.00%	0.00%	None
Chua Kia How	2,000	2,000	0	0.00%	0.00%	None
Chua Choon Yeng Albert	810	810	0	0.00%	0.00%	None
Deekitwong Umaporn	10,000	10,000	0	0.00%	0.00%	None

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Name of Selling Stockholder	Shares Owned Prior to Offering	Shares Being Offered for Resale	Shares Owned After Offering (Assuming All Sold)	% Owned Before Offering	% Owned After Offering	Relationship to the Company
Emilija Heleta Svrakic	2,000	2,000	0	0.00%	0.00%	None
Gan Hwee Shu	316	316	0	0.00%	0.00%	None
Giang Hoang Huong	536	536	0	0.00%	0.00%	None
Goh Chin Hong	132	132	0	0.00%	0.00%	None
Genevieve Lim Shao Ying	418	418	0	0.00%	0.00%	None
Goh Wee Leng	1,160	1,160	0	0.00%	0.00%	None
Heng Chor Huang	630	630	0	0.00%	0.00%	None
Hoo Chang Yaw Dennis	1,296	1,296	0	0.00%	0.00%	None
Julie Ng Bee Eng	3,700	3,700	0	0.00%	0.00%	None
Hoo Qun Yu Lienis Alexandra	4,524	4,524	0	0.00%	0.00%	None
Kagchelland Ricco	212	212	0	0.00%	0.00%	None
Khader Rafiq Mohamed	1,200	1,200	0	0.00%	0.00%	None
Lai Chiaw Chiaw Anne	248	248	0	0.00%	0.00%	None
Lee Chin Leong Jeffrey	576	576	0	0.00%	0.00%	None
Lim Chuan Chwee	192	192	0	0.00%	0.00%	None
Lim Eng Tze	266	266	0	0.00%	0.00%	None
Lim Meng Ling	385	385	0	0.00%	0.00%	None
Lim Qian Ru	250	250	0	0.00%	0.00%	None
Lim Suet Ni	536	536	0	0.00%	0.00%	None
Loo Lay Mui	300	300	0	0.00%	0.00%	None
Manjit Singh Paritam	302	302	0	0.00%	0.00%	None
Mir Fauzia Ahmad	434	434	0	0.00%	0.00%	None
Ng Choon Teck	75,000,000	75,000,000	0	2.63%	0.00%	None
Ng Kwang Huat	400	400	0	0.00%	0.00%	None
Ooi Jian Yuan	128	128	0	0.00%	0.00%	None
Sadgumpung Jiraporn	290	290	0	0.00%	0.00%	None
Sarah Theresa Hamsha	702	702	0	0.00%	0.00%	None

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Name of Selling Stockholder	Shares Owned Prior to Offering	Shares Being Offered for Resale	Shares Owned After Offering (Assuming All Sold)	% Owned Before Offering	% Owned After Offering	Relationship to the Company
Seck Wai Peng	240	240	0	0.00%	0.00%	None
Seow Gek Lian Patricia	228	228	0	0.00%	0.00%	None
Tam Ern Wei Mary	718	718	0	0.00%	0.00%	None
Tan Puay Leng	1,200	1,200	0	0.00%	0.00%	None
Tan Yik Kwang	223,000	223,000	0	0.01%	0.00%	None
Tan Shirley	500	500	0	0.00%	0.00%	None
Tay Rong Gui	500	500	0	0.00%	0.00%	None
Tay Wee Tat	574	574	0	0.00%	0.00%	None
Teo Siong Hwee	218	218	0	0.00%	0.00%	None
Tho Chee Seng	88,500,000	88,500,000	0	3.10%	0.00%	None
Tiong Chris	500	500	0	0.00%	0.00%	None
Wang Kaili	1,200	1,200	0	0.00%	0.00%	None
Yeo Meng Hoon Jenny	446	446	0	0.00%	0.00%	None
Yeo Soo Hui Doris	220	220	0	0.00%	0.00%	None
Yew Yeu Weng Kelvin	556	556	0	0.00%	0.00%	None
Yip Kum Woon Andrew	315	315	0	0.00%	0.00%	None
Yong Hua Theresa	596	596	0	0.00%	0.00%	None
Yow Kwai Leng	370	370	0	0.00%	0.00%	None
Zarina Bee Bte Abdul Majeed	452	452	0	0.00%	0.00%	None
Total	170,175,496	170,175,496	0	5.96%	0.00%	—

Notes:

1.	Evelyn Bee Eng Tan is the spouse of the Company’s Chief Executive Officer, Jacksaa Tan.
2.	Yi May Ada Tan is the daughter of the Company’s Chief Executive Officer, Jacksaa Tan.
3.	Martin Javier Tan is the son of the Company’s Chief Executive Officer, Jacksaa Tan.
4.	Hua Lee Peh is the mother of the Company’s Chief Financial Officer, Hui Eng Ling.
5.	Hong Teck Ling is the father of the Company’s Chief Financial Officer, Hui Eng Ling.

Percentages are based on 2,854,462,696 shares of common stock outstanding prior to the offering.

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11.4. Relationships and Material Transactions

Certain of the selling stockholders are related to members of our management and therefore may be deemed affiliates of the Company. Specifically, certain selling stockholders are immediate family members of our Chief Executive Officer and Chief Financial Officer, as disclosed in the table under “Selling Stockholders.” Except for these familial relationships, none of the selling stockholders has held any position as an officer or director of the Company.

Other than the issuance of shares of common stock to the selling stockholders and the relationships described above, there have been no material transactions between the Company and any of the selling stockholders during the past three fiscal years, or any currently proposed transactions, that are required to be disclosed pursuant to Item 404 of Regulation S-K.

To the extent any selling stockholder is deemed to be an affiliate of the Company due to family relationships or beneficial ownership, such status arises solely from such relationship or ownership and not from participation in the management or control of the Company. No selling stockholder, individually or collectively, exercises control over the Company as a result of the shares offered for resale pursuant to this prospectus.

The disclosures in this section should be read together with the information contained under “Selling Stockholders,” “Security Ownership of Certain Beneficial Owners and Management,” and “Related Party Transactions” elsewhere in this prospectus.

11.5. Plan of Distribution for Resale Shares

The shares held by the selling stockholders that are registered for resale pursuant to this prospectus may be sold from time to time by the selling stockholders in one or more transactions, at prevailing market prices or at negotiated prices through one or more of the following methods permitted by applicable law: (i) direct sales to purchasers, (ii) sales through brokers or dealers, (iii) sales through agents, or (iv) any other lawful method permitted under the Securities Act and applicable state securities laws.

In connection with any such sales, broker-dealers or agents may receive customary commissions, discounts, or concessions, which may be negotiated by the selling stockholders. Any broker-dealer participating in the resale of shares may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by such broker-dealers may be deemed underwriting commissions under the Securities Act.

The shares held by the selling stockholders that are registered for resale pursuant to this prospectus may be sold from time to time by the selling stockholders in one or more transactions, at prevailing market prices or at negotiated prices, through brokers, dealers or directly to purchasers. We will not receive any proceeds from the sale of shares by the selling stockholders.

The plan of distribution applicable to the resale shares offered by the selling stockholders is subject to the provisions described under “Plan of Distribution” elsewhere in this prospectus, which should be read in conjunction with this section.

11.6. Lock-Up / Transfer Restrictions

The selling stockholders are not subject to any contractual lock-up agreements or other contractual restrictions that would limit their ability to resell the shares registered for resale under this prospectus, except as otherwise required by applicable securities laws.

The resale of the shares by the selling stockholders is subject to compliance with the registration requirements of the Securities Act and, to the extent applicable, the volume, manner-of-sale, and other conditions of Rule 144 under the Securities Act. To the extent that Rule 144 is relied upon for any resale transactions, the selling stockholders must satisfy the applicable holding period, current public information, and other requirements of Rule 144 at the time of sale.

Except as described above, there are no legal, contractual, or other restrictions that would materially limit the ability of the selling stockholders to dispose of the shares registered for resale pursuant to this prospectus.

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11.7. Consistency and Controls (Internal Cross-Checks)

The information contained in this “Selling Stockholders” section has been prepared to be consistent with, and should be read together with, the disclosures appearing elsewhere in this prospectus, including the sections titled “Security Ownership of Certain Beneficial Owners and Management,” “Related Party Transactions,” “Plan of Distribution,” and “Description of Securities.”

The number of shares beneficially owned by the selling stockholders, the number of shares being offered for resale, and the assumptions regarding shares outstanding before and after this offering are consistent across these sections and are based on the same underlying capitalization and beneficial ownership information. Beneficial ownership determinations have been made in accordance with Rule 13d-3 under the Exchange Act and reflect the same ownership cut-off date used throughout this prospectus.

Any changes in the number of shares outstanding, the identity of selling stockholders, or the relationships between the Company and the selling stockholders would require corresponding updates to this section and the related disclosures elsewhere in this prospectus to maintain internal consistency.

12. BUSINESS

12.1. Overview of the Business

Legal Name and Corporate Background

Pharmaceutical Resource Technology, Inc. (the “Company”) is a Wyoming corporation. The Company conducts its primary business operations through activities located outside the United States, principally in Singapore. The Company was formed to engage in the manufacturing, distribution, and commercialization of consumer and industrial products, with operations spanning multiple regulated industries.

Principal Lines of Business

The Company’s current business activities are focused on the following principal areas:

•	The manufacture, assembly, repackaging, and distribution of honey straws and honey-based products conducted in compliance with applicable food safety management system, FSMS;
•	Pharmaceutical, dietary health supplements and health-related manufacturing and distribution activities conducted in compliance with applicable good manufacturing practice, GMP, regulatory and quality standards; and
•	Construction and general building services, including civil engineering, demolition, interior design, and related construction activities, undertaken pursuant to applicable licenses and certifications.

These business lines are managed as part of an integrated operating strategy, although each is subject to distinct regulatory frameworks and operational requirements.

Geographic Footprint of Operations

The Company’s operational activities are primarily conducted in Singapore. While the Company is incorporated in the United States, substantially all manufacturing, licensing, regulatory compliance, and operational activities occur outside the United States. The Company may, from time to time, evaluate opportunities to expand its geographic reach; however, no assurance can be given that such expansion will occur.

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High-Level Business Model

The Company’s business model is centered on developing and commercializing regulated products and services by leveraging licensed intellectual property, third-party manufacturing and operational support, and established regulatory approvals. The Company focuses on generating revenue through the sale of finished products and the provision of construction and related services, while maintaining flexibility to scale operations through a combination of internal resources and external service providers. The Company’s ability to execute its business model depends on continued regulatory compliance, the availability of qualified personnel and third-party support, and access to sufficient capital to fund ongoing operations and growth initiatives.

12.2. Products and Services

Honey Straws and Honey-based Products Manufacturing Activities

The Company is engaged in the manufacture, assembly, repackaging, and distribution of honey straws and honey-based products and dietary health supplements. Honey straws are made by filling pure and natural honey into clear PE drinking straws and sealing the straws at both ends. Other honey-based products involved the filling of pure and natural honey into different receptacles to fit the customers’ requirements. These products are intended for consumer use and are produced in accordance with applicable food safety, quality control, and manufacturing standards. The Company’s activities in this segment include sourcing raw materials, manufacturing and packaging finished products, and distributing such products through commercial channels permitted under applicable regulations.

Pharmaceutical, Dietary Supplements and Health-Related Manufacturing Activities

The Company also conducts pharmaceutical, dietary health supplements and health-related product manufacturing activities from formulation to the finished packaging. The manufacturing activities normally include the homogeneous mixing of the active pharmaceutical ingredients, API, encapsulation, tableting and liquifying processes. These products are then further processed, assembled and packaged into retail ready finished products. These activities are subject to regulatory oversight and require compliance with applicable good manufacturing practices, quality assurance standards, and licensing requirements. The Company’s operations in this segment are designed to support the commercialization of regulated health-related products in permitted markets.

Construction and General Building Services Activities

In addition to its product-based businesses, the Company provides construction and general building services. These services include general building works, civil engineering works, demolition, interior design, and related construction activities. The Company performs such services pursuant to applicable licenses and certifications that permit it to undertake projects within defined scope and value thresholds. Construction activities are typically project-based and revenue is recognized based on the completion and delivery of contracted services.

Revenue-Generating Activities by Segment

The Company generates revenue through a combination of product sales and service-based activities. Revenue from honey products, dietary supplements, and health-related manufacturing is derived primarily from the sale and distribution of finished products. Revenue from construction and general building services is derived from contracts for specific projects and services performed. The relative contribution of each segment to the Company’s overall revenue may vary from period to period based on market demand, project timing, regulatory conditions, and operational capacity.

12.3. Revenue Streams and Business Focus

Primary Sources of Revenue

The Company generates revenue from multiple business activities, primarily through (i) the manufacture, assembly, repackaging, and sale of honey straws and honey-based products, (ii) pharmaceutical, dietary health supplements and health-related products, and (iii) construction and general building services. Revenue from product-based activities is derived from the sale of finished goods to customers in permitted markets, while revenue from construction and building services is derived from contracts for specific projects and services performed.

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Relative Importance of Each Business Segment

Historically, the Company’s revenue has been derived from a combination of product sales and service-based activities. The relative contribution of each business segment to total revenue may vary from period to period depending on customer demand, regulatory conditions, production capacity, and the timing and scale of construction projects undertaken. Product-based activities, including honey products, dietary supplements, and health-related manufacturing, are generally intended to provide recurring revenue streams, while construction and general building services are project-based and may result in more variable revenue patterns.

Changes in Business Focus Over Time

The Company’s business focus has evolved over time as it has expanded its operational capabilities and responded to market opportunities. While the Company initially engaged in a narrower range of activities, it has broadened its scope to include regulated health-related manufacturing and construction services alongside its honey and dietary supplement products. The Company continues to evaluate its business mix and may adjust its focus among its operating segments in the future based on regulatory developments, market demand, capital availability, and strategic considerations.

12.4. Dependence on Third Parties and Related Parties

Dependence on Superbee Network Singapore Pte. Ltd.

We rely extensively on Superbee Network Singapore Pte. Ltd. (“Superbee”), a Singapore-based company, to support certain operational, administrative, and logistical aspects of our business. Pursuant to management and consultancy arrangements, including the agreement filed as Exhibit 10.2 to this registration statement, Superbee provides services that facilitate the execution of our business activities.

Superbee’s services include the provision of personnel for manufacturing, packaging, sales support, and construction-related activities; assistance with procurement of raw materials and supplies, including honey and other manufacturing inputs; coordination of production processes; and support with logistics, distribution, and administrative functions. In addition, Superbee may, from time to time, assist with the collection of customer payments and the advancement or prepayment of certain operating expenses, which are subsequently reimbursed by us.

In connection with our manufacturing businesses, Superbee assists in sourcing raw materials and providing access to personnel and facilities necessary to carry out production and packaging activities. In our construction segment, Superbee provides operational support, including access to personnel, subcontractors, and equipment used in project execution. Superbee’s role is to provide operational support services that enable us to carry out our business activities efficiently.

Notwithstanding the foregoing, we retain control over our business operations, including decision-making authority with respect to business strategy, customer relationships, pricing, contractual arrangements, financial management, and overall supervision of our activities. Superbee does not have authority to bind the Company in contractual arrangements with customers or third parties, except as expressly authorized by us in specific circumstances.

Our Chief Executive Officer, Jacksaa Tan, and our Chief Financial Officer, Hui Eng Ling, also serve as directors of Superbee and collectively control a substantial majority of that entity. As a result, our relationship with Superbee constitutes a related-party relationship and may give rise to potential conflicts of interest. All transactions with Superbee are subject to internal review and are intended to be conducted on commercially reasonable terms.

We currently have only two direct employees and rely on Superbee to provide a significant portion of the personnel and operational infrastructure necessary to conduct our business. If our relationship with Superbee were terminated, disrupted, or materially modified, we would be required to identify alternative service providers or develop internal capabilities, which could result in significant costs, operational delays, and disruptions to our business.

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Agreements with Superbee Network Singapore Pte. Ltd.

We have entered into one or more agreements with Superbee Network Singapore Pte. Ltd. (“Superbee”), including the agreement filed as Exhibit 10.2 to this registration statement, pursuant to which Superbee provides operational, manufacturing, procurement, and administrative support services to us.

Services Provided

Under these agreements, Superbee provides a range of services that support our business operations, including:

o	provision of personnel for manufacturing, packaging, sales support, and construction-related activities;
o	procurement of raw materials, including honey and other inputs used in our manufacturing processes;
o	coordination and management of manufacturing and production activities;
o	logistical support, including storage, packaging, and distribution; and
o	administrative and operational support functions.

In addition, Superbee may collect payments from customers on our behalf and may advance or prepay certain operating expenses, including costs related to manufacturing and construction activities.

Fees and Consideration

In consideration for the services provided, we reimburse Superbee for costs incurred on our behalf and may pay service fees. Payments to Superbee generally consist of:

o	reimbursement of direct costs, including raw materials, labour, and operational expenses; and
o	service fees or other compensation for operational and administrative support, as agreed between the parties.

As of the date of this prospectus, such payments are reflected in our financial statements as operating expenses or related party transactions, as applicable.

Term and Termination

The agreements with Superbee are generally ongoing in nature and may be terminated by either party in accordance with their terms, including upon notice by either party or upon the occurrence of specified events of default.

Control and Responsibilities

While Superbee provides significant operational support, we retain control over our business, including decision-making authority with respect to business strategy, customer relationships, pricing, contractual arrangements, and financial management. Superbee does not have authority to bind the Company except as expressly authorized.

Materiality of the Agreements

We rely extensively on Superbee to conduct our operations, and these agreements are material to our business. A copy of the primary agreement with Superbee has been filed as Exhibit 10.2 to this registration statement.

If our agreements with Superbee were terminated or materially modified, we would be required to identify alternative service providers or develop internal capabilities, which could result in significant costs and disruption to our operations.

12.5. Intellectual Property and Licensing Arrangements

Our business relies in part on licensed intellectual property, including industrial designs and patented technologies used in connection with our products and manufacturing processes. We do not own these intellectual property rights and instead operate under licensing arrangements with third-party licensors

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Industrial Design License Agreement

The Company does not own any part of the industrial designs used in its operations. Instead, it operates under an Industrial Design License Agreement pursuant to which it is granted licensed rights to use specified industrial designs in connection with its products and business activities. The licensed industrial designs used in the manufacture, branding, and commercialization of certain products was entered into an “Industrial Design License Agreement” with Superbee, whereas Superbee licensed to us the legal rights to use their design and packaging of honey into plastic straws, that are used to house honey for future consumption directly from the packaging receptacle. Pursuant to this agreement, we paid a one time fee of $1,080,000 to Superbee and agreed to pay a yearly royalty to Superbee depending on our gross sales. The annual royalty to be paid to Superbee is based upon 20% of our gross sales, with regard to the amount of our gross sales exceeding $6,000,000 per annum in United States dollars. If we generate $6,000,000 or less in gross sales per annum there is no royalty fee due to Superbee for that annual period. The aforementioned industrial Design License Agreement covers the registered design and packaging of honey straws that may be offered within the EU, Hong Kong and Malaysia. The Company’s ability to continue using these industrial designs is subject to compliance with the terms and conditions of the applicable license agreement.

Patent License Agreement

The Company is also a party to a Patent License Agreement under which it has been granted licensed rights to use certain patented technology relevant to its business. Superbee Network Singapore Pte Ltd is the patent holder in Singapore for the design and manufacturing rights of our honey straw sealing machine that we use to package our honey into ‘honey straws’. We entered into a Patent License Agreement with Superbee whereas they licensed us the rights to their patent on the design and manufacturing of the honey straw sealing machine so that we may create, and resell, such machines for our own benefit. In consideration of the Patent License Agreement we paid Superbee a one time fee of $25,000,000. Pursuant to the aforementioned agreement, we are obligated to pay Superbee an annual royalty fee of 25% of our gross sales for any amount over $2,500,000, that we generate from the sale(s) of such machines. Machines we may create for our own use, from this licensing agreement, are not subject to any royalty provisions and are not factored into our gross revenues in any capacity as it relates to this agreement, unless they are subsequently resold. The Patent was granted to Superbee Network Singapore Pte Ltd by the Intellectual Property Office of Singapore on March 12, 2024. The licensed patents support the Company’s product offerings and manufacturing activities. The Company does not own the underlying patents and does not have the right to transfer ownership of such patents. Its rights are limited to those expressly granted under the license agreement and are subject to termination or modification in accordance with the contractual terms.

License-of-Right (LOR) Framework

Certain intellectual property arrangements are structured under a License-of-Right (“LOR”) framework. An LOR is a declaration by a patent owner, typically recorded with the relevant patent office, indicating a willingness to license the invention to interested parties on agreed terms. The Company’s use of intellectual property under an LOR framework represents a licensing arrangement between willing parties and does not constitute an acquisition or transfer of intellectual property assets.

Material Terms and Costs

As of the date of this prospectus, none of the licensing arrangements described above are individually material to our business or financial condition. We do not currently pay material license fees or royalties under these agreements, and any payments made are not significant to our overall operating expenses. These agreements are generally entered into in the ordinary course of business and do not impose material ongoing financial obligations.

Ownership Versus Licensing Distinction

The Company’s intellectual property strategy is based primarily on licensing rather than ownership. None of the Industrial Design License Agreement, Patent License Agreement, or LOR-based arrangements involve the acquisition of intellectual property assets by the Company. Accordingly, these arrangements do not represent transfers of assets or businesses under common control. The Company’s financial statements reflect these arrangements as licensing transactions, and not as asset acquisitions, consistent with applicable accounting principles.

The Company’s reliance on licensed intellectual property exposes it to risks, including the risk that such licenses may not be renewed on favourable terms, may be terminated, or may otherwise become unavailable. Any loss or limitation of access to licensed intellectual property could materially and adversely affect the Company’s business, financial condition, and results of operations.

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12.6. Regulatory Environment and Compliance

Manufacturing Regulations

The Company’s manufacturing activities are subject to various laws and regulations governing production processes, quality control, workplace safety, and environmental protection. These requirements include compliance with applicable good manufacturing practices and standards designed to ensure that products are manufactured consistently, safely, and in accordance with specified quality requirements. Regulatory authorities have the power to conduct inspections and audits of manufacturing facilities and to impose sanctions, restrictions, or corrective measures in the event of non-compliance.

Construction Industry Regulations

The Company’s construction and general building services are subject to regulatory frameworks governing contractor licensing, project scope limitations, safety standards, and building codes. The Company holds licenses and registrations that permit it to undertake general building, civil engineering, demolition, and interior works, subject to applicable financial grade and project value limitations. Compliance with these regulations is required for the Company to bid for, perform, and complete construction projects, and any failure to maintain required licenses or meet regulatory standards could adversely affect its operations.

Food, Health Supplement, and Pharmaceutical Oversight

The Company’s food, honey, dietary supplement, and health-related product activities are subject to regulatory oversight relating to product safety, labeling, packaging, marketing, and distribution. This includes compliance with food safety management systems, health supplement regulations, and applicable pharmaceutical or health product standards. The Company maintains certifications and approvals intended to support compliance with these requirements; however, regulatory standards may change, and additional approvals or modifications to existing processes may be required in the future.

Import and Export Regulatory Requirements

The Company engages in import and export activities for raw materials, ingredients, packaging, and finished products. These activities are subject to customs laws, import licensing requirements, trade regulations, and border control procedures in the relevant jurisdictions. Delays, changes in regulatory requirements, or the loss of required import or export licenses could disrupt supply chains, increase costs, or limit the Company’s ability to conduct cross-border business.

Compliance with the foregoing regulatory regimes is critical to the Company’s operations. Regulatory requirements are subject to change, and increased regulatory scrutiny, new laws, or changes in enforcement practices could result in additional compliance costs or operational constraints, which could materially and adversely affect the Company’s business, financial condition, and results of operations.

12.7. Licenses, Certifications, and Permits

The Company’s operations are subject to licensing, certification, and permitting requirements in the jurisdictions in which it conducts business. The Company has obtained and currently maintains the material licenses, certifications, and permits required for its existing operations, as described below. Management believes that these licenses and certifications are sufficient for the Company’s present scope of activities.

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Construction Licenses

The Company holds the following construction-related licenses, which authorize it to undertake specified categories of building and civil engineering works:

•	CW01 – Permits the Company to undertake general building works involving multiple building trades, including the construction of structures for residential, commercial, industrial, recreational, and utility purposes, as well as addition and alteration works involving structural changes and roof installations.
•	CW02 – Permits the Company to undertake civil engineering works, including concrete, masonry, and steel works in infrastructure projects such as bridges, drainage systems, roads, marine structures, dredging, and reclamation works.
•	CR03 – Permits the Company to undertake general demolition works, subject to applicable regulatory requirements.
•	CR06 – Permits the Company to undertake interior design, planning, and building decoration works, including ceilings, partitions, fitments, plastering, and tiling.
•	GB2 (Class 2 General Builder License) – Permits the Company to undertake and complete construction projects up to a specified project value threshold. Management believes the Company meets the requirements to qualify for a higher general builder classification, subject to regulatory approval.

Quality and Manufacturing Certifications

The Company has obtained the following certifications in support of its manufacturing, assembly, packaging, and distribution activities:

•	ISO 9001:2015 Certification – Confirms that the Company has implemented standardized quality management systems and procedures applicable to the import, manufacture, assembly, packaging, repackaging, distribution, export, and sale of dietary health supplements and cosmetic products.
•	Good Manufacturing Practice (GMP) Certification – Confirms compliance with good manufacturing practice standards for the manufacture, assembly, and repackaging of health supplement products and honey products.
•	Food Safety Management System (FSMS) Certification – Confirms the adoption of a food safety management system applicable to the manufacture, assembly, and repackaging of health supplement and honey products.

Import and Trade Licenses

The Company holds a Singapore Food Agency (SFA) Import License for processed food ingredients and food receptacles, which permits the Company to import such items in accordance with applicable food safety and regulatory requirements.

Trademark Registrations

The Company holds registered trademarks and device registrations that permit it to market and sell products under its proprietary branding. These registrations support the Company’s commercial use of its brand names and related intellectual property in the ordinary course of business.

The Company believes that it is in material compliance with the licensing, certification, and permitting requirements applicable to its current operations. However, the loss, suspension, non-renewal, or material modification of any required license, certification, or permit, or the failure to obtain additional approvals required for future expansion, could adversely affect the Company’s business, financial condition, and results of operations.

12.8. Employees and Human Capital

As of the date of this prospectus, the Company maintains a relatively limited number of direct employees and relies substantially on outsourced staffing and third-party service providers to support its operations. Management believes that this workforce structure is appropriate for the Company’s current stage of development and operating model.

Employees

The Company’s direct employees primarily perform executive, administrative, oversight, and coordination functions. These employees are responsible for strategic planning, regulatory compliance, quality control oversight, financial management, and coordination with third-party service providers. The Company does not currently maintain a large permanent workforce dedicated to manufacturing, construction, or operational execution.

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Outsourced Staffing Arrangements

A significant portion of the Company’s operational activities, including manufacturing support, construction execution, logistics, and certain administrative functions, are carried out through third-party contractors and service providers. In particular, the Company relies on outsourced personnel and affiliated or third-party entities to provide skilled labor, technical expertise, and operational support required for its business activities.

Reliance on Third-Party Labor

The Company’s reliance on third-party labor and outsourced staffing arrangements reduces fixed labor costs and provides flexibility to scale operations based on project demand and business needs. However, this reliance also exposes the Company to risks, including potential labor shortages, increased costs, reduced control over personnel, and dependence on the continued availability and performance of third-party service providers. Any disruption in these arrangements could adversely affect the Company’s ability to execute projects, maintain quality standards, or comply with applicable regulatory requirements.

The Company has not experienced any material labor disputes to date and does not have any collective bargaining agreements in place. Management believes that its current human capital resources, together with its outsourced staffing model, are sufficient to support its existing operations, although additional personnel or third-party arrangements may be required as the business expands.

12.9. Material Agreements

The Company has entered into certain material agreements that are important to its business operations. The following summary describes the principal categories of material agreements currently in effect. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the applicable agreements, copies of which have been filed as exhibits to this registration statement where required by applicable SEC rules.

License Agreements

The Company is party to intellectual property licensing arrangements that permit it to use certain industrial designs, trademarks, and patented technologies in connection with its business. These agreements include, among others, an Industrial Design License Agreement and a Patent License Agreement, pursuant to which the Company is granted non-exclusive or exclusive rights, as applicable, to use specified intellectual property for manufacturing, marketing, and commercial purposes. The Company does not claim ownership of the underlying licensed intellectual property unless expressly stated in the applicable agreement. Management believes that these licensing arrangements are adequate for the Company’s current operations.

Services Agreements

The Company relies on services agreements with third-party service providers and related parties for operational support, including manufacturing support, logistics, administrative functions, and other business services. These agreements generally provide for services to be rendered in exchange for fees determined on a contractual basis and may be terminable in accordance with their terms. The Company believes that the services provided under these agreements are consistent with market practices and necessary for the conduct of its business.

Management or Operational Agreements

The Company may be party to management, operational, or support arrangements under which certain functions are performed by third parties or affiliated entities. These arrangements may include the provision of personnel, facilities, technical expertise, or operational oversight. Such agreements are intended to provide flexibility and scalability to the Company’s operations and are subject to ongoing review by management.

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Summary of Material Terms

The material agreements described above generally contain customary provisions regarding scope of services or licensed rights, payment terms, confidentiality, intellectual property protection, term, and termination. None of these agreements, individually or in the aggregate, are believed by management to impose obligations that would materially restrict the Company’s ability to conduct its business as currently planned. However, the termination, non-renewal, or breach of any material agreement could adversely affect the Company’s operations, financial condition, or results of operations.

Additional details regarding related-party agreements and transactions, where applicable, are disclosed elsewhere in this prospectus under “Related Party Transactions” and other relevant sections.

12.10. Business Strategy and Growth Plans

Our business strategy is focused on expanding our manufacturing capabilities, increasing production capacity, and entering additional markets to support the growth of our honey straw and pharmaceutical and dietary supplements businesses. We intend to implement this strategy through the following key initiatives:

Expansion of Manufacturing Capacity

We plan to increase our production capacity for honey straw products and dietary supplements by acquiring additional manufacturing equipment, enhancing existing production lines, and improving operational efficiency at facilities in Singapore. This includes investments in packaging machinery, production systems, and quality control processes designed to support higher output volumes and consistent product quality.

Development of Additional Production Capabilities

We intend to establish additional production capabilities, which may include the expansion of existing facilities or the use of new facilities through third-party arrangements. Given our current operating model, we expect that such expansion will be implemented through contractual arrangements with service providers, including Superbee Network Singapore Pte. Ltd., rather than through direct ownership of manufacturing facilities.

Geographic Expansion

We plan to expand our presence into additional markets in Asia and potentially other regions by increasing sales to existing customers and developing new customer relationships. Our expansion strategy is focused on markets where demand for honey-based products and dietary supplements is growing and where regulatory requirements are compatible with our existing capabilities. At present, we have not finalized specific locations for new production facilities, and any geographic expansion will depend on market conditions, regulatory requirements, and the availability of suitable partners and infrastructure.

Customer and Distribution Growth

We intend to expand our customer base by strengthening relationships with existing distributors and commercial clients and by establishing new distribution channels in target markets. This may include entering into supply agreements, contract manufacturing arrangements, or other commercial partnerships that enable us to increase sales volume and market penetration.

Use of Offering Proceeds

We expect to use the proceeds from this offering to support these growth initiatives, including the acquisition of equipment, expansion of production capacity, working capital requirements, and general corporate purposes. The allocation of proceeds will depend on operational needs, market opportunities, and the amount of capital raised in this offering.

Implementation and Risks

Our ability to execute our business strategy will depend on a number of factors, including our ability to maintain relationships with third-party service providers, obtain necessary regulatory approvals, manage operational complexity, and secure sufficient capital. There can be no assurance that we will be able to successfully implement our growth plans or achieve the anticipated benefits of these initiatives.

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12.11. Risk Factors Related to the Business (Cross-Reference)

Investing in our common stock involves significant risks. Our business, operations, industry, regulatory environment, dependence on third parties and related parties, and growth strategy are subject to numerous risks and uncertainties that could materially and adversely affect our business, financial condition, results of operations, and prospects.

A discussion of these risks is set forth in detail under the heading “Risk Factors” of this prospectus. The Risk Factors section should be read carefully and in its entirety together with the other information contained in this prospectus before making an investment decision.

This Business section is qualified in its entirety by the disclosures contained in the Risk Factors section, which is incorporated herein by reference.

13. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

13.1. Overview

This Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) is intended to provide investors with a narrative explanation of the Company’s financial condition, changes in financial condition, and results of operations. The MD&A focuses on material trends, uncertainties, and events that affect the Company’s financial performance and liquidity, and is designed to enhance an understanding of the Company’s financial statements and related disclosures.

The discussion and analysis presented below reflects management’s perspective on the Company’s historical financial results, liquidity, and capital resources, as well as the factors that have materially affected, and may continue to materially affect, the Company’s financial condition and operating results. This MD&A is based on the Company’s audited financial statements and related notes included elsewhere in this prospectus.

This MD&A should be read in conjunction with the Company’s financial statements and the accompanying notes thereto, as well as the sections titled “Risk Factors,” “Use of Proceeds,” and “Business,” included elsewhere in this prospectus. The following discussion contains forward-looking statements that involve risks and uncertainties, and actual results may differ materially from those expressed or implied by such forward-looking statements.

13.2. Results of Operations

Comparison of Results for the Fiscal Years Ended December 31, 2025 and 2024

The following discussion compares our results of operations for the fiscal years ended December 31, 2025 and December 31, 2024. This discussion should be read in conjunction with our audited financial statements and the related notes included elsewhere in this prospectus. The analysis below focuses on the key factors affecting our results of operations for the periods presented and is intended to provide insight into the underlying drivers of our financial performance.

Revenue

Total revenue for the fiscal year ended December 31, 2025 was $10,822,348, compared to $10,071,935 for the fiscal year ended December 31, 2024. The increase of $750,413, or approximately 7.5%, was primarily attributable to increased transaction volume and expanded customer activity during the 2025 fiscal year.

Our revenues are derived from three primary business segments: (i) building and construction services, (ii) honey straw manufacturing, and (iii) pharmaceutical and dietary supplements manufacturing.

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Changes in revenue during the periods presented were primarily driven by fluctuations in construction-related activities, which represent the largest portion of our revenue. Variations in construction revenue are influenced by the number, size, and timing of projects undertaken during each period. Revenue may increase in periods in which larger projects are initiated or reach significant completion milestones and may decrease in periods with fewer active projects or delays in project execution.

Revenue from honey straw manufacturing and pharmaceutical and dietary supplements manufacturing is influenced by production capacity, customer demand, and the availability of raw materials. Changes in these segments may reflect variations in order volumes from customers, timing of production runs, and the expansion or contraction of manufacturing activities.

Cost of Revenues and Gross Profit

Cost of revenues for the fiscal year ended December 31, 2025 was $4,770,238, compared to $4,258,055 for the fiscal year ended December 31, 2024. The increase of $512,183 was primarily attributable to higher direct costs associated with increased service volume.

As a result, gross profit was $6,052,110 for the fiscal year ended December 31, 2025, compared to $5,813,880 for the fiscal year ended December 31, 2024.

Cost of revenues consists primarily of raw materials, subcontractor costs, labor provided through third-party arrangements, and other direct costs associated with manufacturing and construction activities.

Changes in cost of revenues are generally correlated with changes in revenue levels; however, cost fluctuations may also result from changes in raw material prices, labor costs, and the mix of projects or products. For example, construction projects may involve varying cost structures depending on complexity, while manufacturing costs may be affected by the cost and availability of inputs such as honey and other materials.

Operating Expenses

Total operating and administrative expenses for the fiscal year ended December 31, 2025 were $5,787,290, compared to $4,063,367 for the fiscal year ended December 31, 2024. The increase of $1,723,923 was primarily attributable to higher professional fees, consulting costs, and increased administrative expenses associated with business expansion and regulatory compliance.

Operating expenses consist primarily of general and administrative expenses, including professional fees, administrative costs, and expenses associated with operating as a public company.

Increases in operating expenses during the periods presented were primarily attributable to higher professional fees, including legal, accounting, and consulting expenses associated with corporate restructuring activities, preparation for this offering, and compliance with public company reporting requirements. These costs may not be indicative of future operating expenses once such activities are completed.

Net Income

As a result of the factors described above, the Company recorded net income of $264,820 for the fiscal year ended December 31, 2025, compared to net income of $1,750,513 for the fiscal year ended December 31, 2024. The decrease in net income was primarily attributable to increased operating and administrative expenses, which more than offset the increase in revenue and gross profit during the 2025 fiscal year.

Our net income (loss) is affected by the factors described above, including changes in revenue levels, cost of revenues, and operating expenses. Variability in construction revenue, in particular, may result in fluctuations in profitability due to the project-based nature of that business.

Key Factors Affecting Our Results

The following key factors have had, and are expected to continue to have, a significant impact on our results of operations:

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Project-Based Construction Revenue – A significant portion of our revenue is derived from construction activities, which are inherently variable and dependent on project timing and execution.

Dependence on Third-Party Service Providers – Our reliance on Superbee Network Singapore Pte. Ltd. and other third-party providers affects our cost structure, operational capacity, and ability to scale production.

Raw Material Availability and Costs – The availability and pricing of raw materials, including honey and other inputs, impact our manufacturing margins.

Regulatory and Compliance Costs – As we expand our operations and prepare for and operate as a public company, we incur additional regulatory, compliance, and reporting costs.

Growth and Expansion Activities – Investments in expanding manufacturing capacity and entering new markets may increase expenses in the near term while contributing to revenue growth over the longer term.

Trends and Uncertainties

We expect our results of operations to continue to be influenced by the variability of construction projects, the availability of raw materials, and our ability to expand manufacturing capacity. In addition, our reliance on third-party service providers and our plans for geographic expansion introduce uncertainties that could affect our future financial performance.

There can be no assurance that our revenues will grow at anticipated rates or that we will achieve or maintain profitability.

13.3. Liquidity and Capital Resources

Liquidity

Our liquidity requirements are driven primarily by our operating activities, capital expenditures, and planned expansion of our manufacturing and construction operations. As of December 31, 2025, we had total cash and cash equivalents of approximately $2,855,160, and our working capital position reflects our current operating scale.

Short-Term Liquidity Requirements (Next 12 Months)

Over the next 12 months, we expect our primary liquidity requirements to include working capital to support ongoing manufacturing and construction activities, procurement of raw materials, payments to third-party service providers, and general administrative expenses. Based on our current business plan, we estimate that we will require approximately $10 million to $15 million over the next 12 months to support these activities, including maintaining operations, funding incremental growth, and covering public company compliance costs.

If we successfully complete this offering and raise the maximum proceeds of approximately $50 million (before expenses), we believe that we will have sufficient liquidity to meet our short-term operational and capital requirements.

Long-Term Liquidity Requirements

Over the longer term, our liquidity requirements will depend on the pace and scale of our expansion activities, including increasing production capacity, establishing additional manufacturing capabilities, and entering new geographic markets. We estimate that total capital requirements for full implementation of our business plan may exceed the net proceeds of this offering, and we may require additional financing in the future to support continued growth.

Our long-term capital needs will also depend on factors such as market demand, regulatory requirements, cost of raw materials, and our ability to manage operational efficiency.

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Timing of Business Plans

Our current business plan contemplates a phased approach to expansion. In the near term (next 12 months), we intend to focus on increasing production capacity within our existing operational framework, enhancing manufacturing efficiency, and expanding customer relationships. Over the medium to long term, we may pursue additional production capabilities and geographic expansion, subject to available capital, market conditions, and regulatory approvals.

The timing and extent of these initiatives will depend significantly on the amount of proceeds raised in this offering and our ability to generate cash flow from operations.

Impact of Insufficient Capital

If we are unable to raise sufficient capital through this offering or from other sources, we may be required to delay, reduce, or eliminate certain aspects of our business plan. This could include postponing expansion of manufacturing capacity, limiting entry into new markets, reducing operational scale, or prioritizing only essential expenditures necessary to maintain existing operations.

In such circumstances, our growth prospects may be adversely affected, and we may not be able to achieve our planned business objectives within the expected time frame, or at all.

Sources of Liquidity

Historically, our operations have been supported through a combination of operating revenues and third-party arrangements. We may seek additional capital in the future through equity offerings, debt financing, or other financing arrangements. There can be no assurance that such financing will be available on acceptable terms, or at all.

13.4. Cash Flows

The following discussion summarizes the Company’s cash flows for the fiscal years ended December 31, 2025 and December 31, 2024 and should be read in conjunction with the Company’s audited statements of cash flows included elsewhere in this prospectus.

Cash Flows from Operating Activities

Net cash provided by operating activities was $2,855,377 for the fiscal year ended December 31, 2025, compared to $4,962,643 for the fiscal year ended December 31, 2024. Cash flows from operating activities were primarily affected by net income, non-cash items including depreciation and amortization, and changes in working capital components such as accounts receivable, accrued expenses, and lease liabilities.

The decrease in net cash provided by operating activities in 2025 compared to 2024 was primarily attributable to changes in working capital and higher operating and administrative expenses during the 2025 fiscal year.

Cash Flows from Investing Activities

Net cash used in investing activities was $654 for the fiscal year ended December 31, 2025. There were no cash flows from investing activities for the fiscal year ended December 31, 2024. Investing activities during 2025 consisted primarily of additions to property, plant, and equipment.

Cash Flows from Financing Activities

Net cash used in financing activities was $4,000,000 for the fiscal year ended December 31, 2025, compared to $3,500,000 for the fiscal year ended December 31, 2024. Financing activities during both periods consisted primarily of repayments of amounts owed to directors and related parties, partially offset by proceeds from the issuance of common stock.

13.5. Capital Resources

Historically, the Company has financed its operations and capital needs through a combination of internally generated cash flows, equity issuances, and, where applicable, funding or support from related parties and third-party sources. The Company may continue to rely on such sources of capital until it is able to generate sufficient cash flows from operations to fund its activities independently.

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The Company’s liquidity and capital resources are expected to be materially affected by the completion of this offering. Net proceeds from the offering, if any, are expected to enhance the Company’s liquidity position and provide additional capital to support operations, planned expansion, and general corporate purposes, as described in the section entitled “Use of Proceeds.”

There can be no assurance, however, that the proceeds of this offering, together with existing cash and cash flows from operations, will be sufficient to fund the Company’s operations and capital requirements for the next twelve months. If additional capital is required, the Company may seek to raise such capital through equity or debt financing or other arrangements, which may not be available on acceptable terms or at all.

13.6. Known Trends, Demands, Commitments, and Uncertainties

Management is required to evaluate and disclose known trends, demands, commitments, events, and uncertainties that are reasonably likely to have a material effect on the Company’s financial condition, results of operations, or liquidity. The following discussion reflects management’s assessment based on information currently available.

Known Trends Affecting Revenues and Costs

The Company’s revenues and operating costs are influenced by demand for its honey products, dietary supplements, pharmaceutical manufacturing services, and construction-related activities. Known trends include fluctuations in raw material costs, manufacturing input prices, logistics and transportation expenses, and labor-related costs, which may affect gross margins. In addition, changes in customer demand, product mix, and pricing pressures within competitive markets may impact revenue growth and profitability.

Dependence on Superbee Network Singapore Pte. Ltd.

The Company has historically relied, and may continue to rely, on Superbee Network Singapore Pte. Ltd., a related party under common control, for certain operational, manufacturing, administrative, or support functions. This dependence represents a known uncertainty, as any material change in the availability, terms, or continuity of services provided by Superbee could adversely affect the Company’s operations, cost structure, and ability to scale its business. Management monitors this relationship and assesses its potential impact on operational continuity and financial performance.

Regulatory Developments

The Company operates in regulated industries, including food products, health supplements, pharmaceutical-related manufacturing, and construction. Regulatory developments affecting licensing requirements, quality standards, manufacturing practices, import and export controls, or construction industry regulations could result in increased compliance costs, operational adjustments, or delays. Management is not currently aware of any specific regulatory changes that are reasonably likely to have a material adverse effect; however, future regulatory actions remain an inherent uncertainty.

Market and Operational Uncertainties

The Company is subject to market uncertainties, including competitive dynamics, customer concentration, supply chain disruptions, and macroeconomic conditions that may affect demand, input costs, or access to capital. Operational uncertainties include the Company’s ability to efficiently manage growth, integrate expanded manufacturing capacity, and maintain quality and regulatory compliance as operations scale.

Management’s Assessment of Materiality

Based on management’s current evaluation, the trends and uncertainties described above are not individually expected to have a material adverse effect on the Company’s financial condition or results of operations in the near term. However, the combined effect of adverse changes in these factors, or the occurrence of events beyond management’s control, could materially impact the Company’s future operating results, liquidity, and capital resources. Management will continue to monitor these trends and uncertainties and will update disclosures as required in future filings.

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13.7. Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements, as defined under Item 303(b) of Regulation S-K, including any relationships with unconsolidated entities or financial partnerships, that have or are reasonably likely to have a current or future material effect on its financial condition, results of operations, liquidity, capital expenditures, or capital resources.

Accordingly, the Company has no off-balance sheet arrangements that require disclosure in this Management’s Discussion and Analysis of Financial Condition and Results of Operations.

13.8. Contractual Obligations and Commitments

The Company enters into contractual obligations in the ordinary course of business that require future payments and may affect its liquidity and capital resources. These obligations primarily consist of operating arrangements, licensing agreements, service agreements, and other contractual commitments necessary to support the Company’s ongoing operations.

As of the most recent balance sheet date, the Company’s material contractual obligations include commitments under license agreements and service or operational arrangements, including agreements with related parties, where applicable. Such obligations generally require periodic payments over the term of the applicable agreement and are expected to be satisfied through existing cash resources, cash generated from operations, and, if completed, proceeds from this offering.

The timing of payments under these contractual obligations varies based on the terms of each agreement and may include monthly, quarterly, or other periodic payment schedules. Management monitors these obligations as part of its liquidity planning and believes that the Company’s current and expected sources of liquidity are adequate to meet its contractual commitments as they come due.

Certain contractual obligations involve related parties and are entered into on terms intended to reflect the operational needs of the Company. These related-party commitments are described in greater detail in the sections entitled “Related Party Transactions” and “Business,” and are reflected in the accompanying financial statements and related notes, as applicable.

Management does not believe that the Company’s contractual obligations and commitments, individually or in the aggregate, are reasonably likely to have a material adverse effect on the Company’s financial condition, results of operations, or liquidity beyond those discussed elsewhere in this prospectus.

13.9. Critical Accounting Policies and Estimates

The preparation of the Company’s financial statements in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) requires management to make judgments, estimates, and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and the related disclosures. Management considers an accounting policy or estimate to be critical if it requires significant judgment, is inherently uncertain, and could result in materially different results if different assumptions were used. The Company’s most critical accounting policies and estimates are discussed below.

Revenue Recognition

Revenue recognition requires management to exercise judgment in determining the timing and amount of revenue recognized, including the identification of performance obligations, determination of transaction price, and assessment of when control of products or services transfers to customers. These judgments may involve estimates related to customer acceptance, delivery terms, pricing arrangements, and the collectability of consideration. Changes in assumptions regarding these factors could materially affect the timing or amount of revenue recognized.

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Related-Party Transactions

The Company engages in transactions with related parties in the ordinary course of business. Accounting for related-party transactions requires judgment in identifying related-party relationships, evaluating whether transactions are conducted at arm’s length, and determining appropriate presentation and disclosure in the financial statements. Management assesses these transactions based on their substance and terms, and changes in facts or circumstances could affect the accounting treatment or disclosure of such arrangements.

License and Intellectual Property Accounting

The Company enters into license arrangements related to intellectual property, including industrial design and patent licenses. Management must apply judgment in determining whether such arrangements represent licenses of rights rather than asset acquisitions, the appropriate classification of payments (e.g., operating expense versus capitalized cost), and the period over which any costs should be recognized. These determinations require evaluation of contractual terms, the nature of the rights obtained, and applicable accounting guidance, and different conclusions could result in materially different financial statement outcomes.

Estimates and Assumptions

The Company’s financial statements include estimates related to, among other items, the valuation of assets and liabilities, impairment assessments, useful lives of long-lived assets, and accruals for expenses and contingencies. These estimates are based on management’s best judgment using information available at the time the financial statements are prepared. Actual results could differ from these estimates, and such differences could be material to the Company’s financial condition and results of operations.

Management reviews its critical accounting policies and estimates on an ongoing basis and adjusts them as appropriate based on changes in circumstances, new information, or changes in accounting standards.

13.10. Impact of Inflation and Changing Prices

Inflation and changes in prices have not had a material impact on the Company’s financial condition or results of operations during the periods presented. To date, the Company has not experienced material increases in costs that have significantly affected its operating margins or liquidity.

The Company monitors inflationary trends and pricing conditions as part of its ongoing business planning, including potential impacts on raw materials, labor, logistics, and other operating inputs. While future inflationary pressures or changes in market pricing could affect the Company’s cost structure or operating results, management does not believe that inflation or changing prices have had, or are reasonably likely to have, a material adverse effect on the Company’s business, financial condition, or results of operations at this time.

13.11. Emerging Growth Company and Smaller Reporting Company Status

The Company qualifies as an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and also qualifies as a “smaller reporting company” under applicable SEC rules. As a result of these classifications, the Company is permitted to take advantage of certain reduced disclosure and reporting requirements that are applicable to emerging growth companies and smaller reporting companies.

These reduced disclosure requirements include, among other things, the ability to provide reduced executive compensation disclosures, exemption from the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, and the ability to provide fewer years of audited financial statements and related Management’s Discussion and Analysis disclosures. The Company may also be permitted to delay the adoption of certain new or revised accounting standards until such standards are otherwise applicable to private companies.

The Company has elected to take advantage of the extended transition period provided under the JOBS Act for complying with new or revised accounting standards applicable to emerging growth companies. As a result, the Company’s financial statements may not be comparable to those of companies that are not emerging growth companies or that have elected to opt out of the extended transition period.

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The Company will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which it has total annual gross revenues of $1.235 billion or more, (ii) the last day of the fiscal year following the fifth anniversary of the completion of this offering, (iii) the date on which it has issued more than $1.0 billion in non-convertible debt during the previous three-year period, or (iv) the date on which it is deemed to be a large accelerated filer under the Exchange Act. The Company will remain a smaller reporting company until it no longer meets the applicable size and public float thresholds under SEC rules.

13.12. Forward-Looking Statements

This prospectus contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are based on our current expectations, assumptions, and beliefs regarding future events and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such statements.

Words such as “may,” “will,” “expect,” “intend,” “plan,” “believe,” “estimate,” “anticipate,” “project,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to update or revise any forward-looking statements, except as required by applicable law.

The safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, do not apply to statements made in connection with this offering.

14. MANAGEMENT, EXECUTIVE COMPENSATION, AND SECURITY OWNERSHIP

14.1. Directors and Executive Officers

The following table sets forth information regarding the Company’s directors and executive officers as of the date of this prospectus.

Name	Age	Position(s) Held
Jacksaa Tan	64	Chairman of the Board and Chief Executive Officer
Hui Eng Ling	51	Director and Chief Financial Officer

The Company currently has two directors, both of whom also serve as executive officers. Directors are elected to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified, or until earlier resignation or removal. Executive officers are appointed by, and serve at the discretion of, the Board of Directors.

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Business Experience

Jacksaa Tan – Chief Executive Officer and Director

Mr. Jacksaa Tan has served as our Chief Executive Officer and a member of our Board of Directors since inception. Mr. Tan has over 25 years of experience in manufacturing, construction projects, and business operations.

In 1999 he obtained a Master of Business Administration, with a specialization in Project Management, at University of Southern Queensland in Australia. He is also a certified Project Management Professional with the Project Management Institute since 1999 and has more than 35 years of experience in startup projects and businesses, including aviation systems, tourism to building infrastructure.

Since 2000, Mr. Tan has served as a director of Superbee Network Singapore Pte. Ltd., a Singapore-based company that provides operational, manufacturing, procurement, and administrative support services to businesses engaged in manufacturing, distribution, retail and building project activities. In his role at Superbee, Mr. Tan is responsible for overseeing business operations, coordinating manufacturing and construction projects, managing supplier relationships, and supervising operational personnel.

From 2019 to 2025, Mr. Tan was engaged in business development, operations and management activities related to manufacturing and construction project services in Singapore, including overseeing production processes and project execution.

Mr. Tan’s experience in managing manufacturing operations, coordinating third-party service providers, and overseeing construction activities supports his role as Chief Executive Officer of the Company.

Hui Eng Ling – Chief Financial Officer and Director

Ms. Hui Eng Ling has served as our Chief Financial Officer and a member of our Board of Directors since inception. Ms. Ling has over 25 years of experience in financial management, accounting, and administrative operations.

Since 2000, Ms. Ling has served as a director of Superbee Network Singapore Pte. Ltd., where she is responsible for overseeing financial management, accounting functions, budgeting, and administrative operations. Superbee Network Singapore Pte. Ltd. provides operational, manufacturing, procurement, and administrative support services to businesses engaged in manufacturing and construction activities.

In 2005, she received a Master of Business Administration from Southern Cross University located in New South Wales, Australia with specialization in Financial Management.

From 2019 to 2025, Ms. Ling was engaged in financial and administrative management activities related to startup manufacturing and construction businesses in Singapore, including overseeing accounting, budgeting and financial reporting.

Ms. Ling’s experience in financial management and operational support supports her role as Chief Financial Officer of the Company.

Directorships in Other Public Companies

None of the Company’s directors or executive officers currently holds, or has held during the past five years, a directorship in any other public company.

Family Relationships

There are no family relationships, as defined in Item 401(d) of Regulation S-K, among the Company’s directors or executive officers.

Legal Proceedings

During the past ten years, none of the Company’s directors or executive officers has been involved in any legal proceedings of the type required to be disclosed pursuant to Item 401(f) of Regulation S-K.

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14.2. Board of Directors and Corporate Governance

Board Composition

The Company’s Board of Directors currently consists of two members, Jacksaa Tan and Hui Eng Ling, both of whom also serve as executive officers of the Company. The Company does not have a classified board. Directors are elected annually and serve until the next annual meeting of stockholders and until their successors are duly elected and qualified, or until earlier resignation or removal.

Director Independence

The Company does not have any directors who qualify as “independent.” Each of the Company’s directors also serves as an executive officer and, therefore, does not meet the independence standards applicable to directors of companies listed on national securities exchanges. As a result, the Company does not currently satisfy any exchange-related director independence requirements.

Committees of the Board

The Company does not maintain standing audit, compensation, or nominating committees. The full Board of Directors performs the functions that would otherwise be delegated to such committees, including oversight of financial reporting, executive compensation matters, and director nominations. Given the Company’s size, stage of development, and board composition, the Company believes that this governance structure is appropriate and efficient at this time.

Board Leadership Structure

The roles of Chairman of the Board and Chief Executive Officer are combined. Jacksaa Tan serves as Chairman of the Board and Chief Executive Officer. The Company has not adopted a formal policy regarding the separation of these roles. The Board of Directors believes that this leadership structure is appropriate at the Company’s current stage of development, as it provides unified leadership and clear accountability.

Risk Oversight

The Board of Directors is responsible for overseeing the Company’s risk management processes. In this role, the Board monitors and evaluates risks relating to the Company’s business, financial condition, regulatory compliance, related-party relationships, and operational activities. Risk oversight is conducted through regular reviews of operational and financial information and discussions with management. The Company has not established a separate risk committee, and risk oversight is integrated into the Board’s overall governance responsibilities.

14.3. Executive Compensation

Overview of Compensation Philosophy

Executive Compensation

We are a smaller reporting company and have elected to comply with the scaled executive compensation disclosure requirements permitted under Item 402 of Regulation S-K.

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Summary Compensation Table

The following table sets forth information regarding compensation earned during the fiscal years ended December 31, 2025 and 2024 by our principal executive officer and our principal financial officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Jacksaa Tan, Chief Executive Officer	2025	—	—	—	—	—	—	—
Jacksaa Tan, Chief Executive Officer	2024	—	—	—	—	—	—	—
Hui Eng Ling, Chief Financial Officer	2025	—	—	—	—	—	—	—
Hui Eng Ling, Chief Financial Officer	2024	—	—	—	—	—	—	—

Narrative Disclosure

Our executive officers are currently not paid directly from the company but instead compensated through a combination of salary and, in certain cases, reimbursements or other benefits by Superbee. We have not adopted any formal bonus plan, stock option plan, or non-equity incentive compensation plan for our executive officers as of the date of this prospectus.

We have not granted any stock awards or option awards to our executive officers during the periods presented.

Outstanding Equity Awards

As of December 31, 2025, none of our executive officers held any outstanding equity awards.

Option Exercises and Stock Vested

During the fiscal years ended December 31, 2025 and 2024, none of our executive officers exercised any stock options or had any stock awards vest.

Pension Benefits

We do not maintain any pension plans or similar arrangements for our executive officers.

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans for our executive officers.

14.4. Employment and Service Agreements

Executive Employment Agreements

The Company does not have written employment agreements with its executive officers. Jacksaa Tan, the Company’s Chairman of the Board and Chief Executive Officer, and Hui Eng Ling, the Company’s Director and Chief Financial Officer, serve in their executive capacities at the discretion of the Board of Directors. Their service is not subject to a fixed term and may be terminated at any time by either the Company or the applicable executive officer.

There are no agreements providing for severance payments, change-in-control benefits, or post-termination compensation for the Company’s executive officers.

Consulting or Management Service Agreements

The Company is not a party to any consulting, management, or advisory service agreements with its executive officers, directors, or their respective affiliates that would be required to be disclosed under Item 402 or Item 404 of Regulation S-K.

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Material Terms

Because the Company does not have written employment, consulting, or management service agreements with its executive officers or directors, there are no material contractual terms relating to duration, compensation, termination, or post-employment obligations that require disclosure.

Any compensation paid to executive officers is determined by the Board of Directors based on the Company’s financial condition, operational needs, and other relevant factors, as described under “Executive Compensation.” No amounts are payable upon termination of employment, resignation, retirement, or a change in control of the Company.

The Company believes that the absence of formal employment or service agreements provides flexibility in managing executive roles and compensation while conserving financial resources during its current stage of development.

14.5. Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of the Company’s common stock by (i) each director and executive officer of the Company, (ii) all directors and executive officers as a group, and (iii) each person known by the Company to beneficially own more than five percent (5%) of the Company’s outstanding common stock, as of March 31, 2026.

Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934 and includes shares over which a person has voting or dispositive power. Unless otherwise indicated, the address of each beneficial owner is the Company’s principal executive offices. Percentage ownership is based on 2,854,462,696 shares of common stock outstanding as of the date indicated.

14.6. Beneficial Ownership Table

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Outstanding Shares
Jacksaa Tan (Chairman & Chief Executive Officer)*	2,013,215,400	70.53%
Hui Eng Ling (Director & Chief Financial Officer)	671,071,800	23.51%
All directors and executive officers as a group (2 persons)	2,684,207,200	94.04%

Percentage ownership calculations assume no exercise of options, warrants, or other convertible securities, as none are outstanding as of the date indicated.

This table should be read together with the disclosures under “Selling Stockholders” and “Plan of Distribution.”

14.7. Equity Incentive Plans

As of the date of this prospectus, the Company does not maintain any equity incentive plans, stock option plans, employee stock purchase plans, or other equity-based compensation arrangements for its directors, executive officers, employees, or consultants.

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Description of Equity Plans

The Company has not adopted, and is not currently a party to, any formal equity incentive or equity compensation plans. Accordingly, no options, restricted stock awards, stock appreciation rights, or other equity-based awards have been granted or are outstanding under any plan.

Shares Authorized and Outstanding

Because the Company does not maintain any equity incentive plans, no shares of common stock have been reserved for issuance pursuant to equity-based compensation arrangements. All issued and outstanding shares of common stock have been issued in connection with capital contributions, share issuances, or other transactions described elsewhere in this prospectus.

Administration of Plans

As no equity incentive plans are currently in place, there is no plan administrator or committee responsible for administering equity-based compensation. Any future adoption of equity incentive plans would be subject to approval by the Board of Directors and, where required, the Company’s stockholders, and would be disclosed in accordance with applicable requirements of Regulation S-K and other SEC rules.

The Company may consider adopting equity-based compensation arrangements in the future as part of its strategy to attract, retain, and incentivize management and key personnel. However, there can be no assurance that any such plans will be adopted, or as to the terms or timing of any future equity incentive arrangements.

14.8. Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers, and persons who beneficially own more than ten percent (10%) of the Company’s common stock to file reports of ownership and changes in ownership of the Company’s equity securities with the Securities and Exchange Commission.

Because the Company’s common stock has not previously been registered under Section 12 of the Exchange Act, the reporting obligations of Section 16(a) were not applicable to the Company’s directors, executive officers, or greater-than-ten-percent beneficial owners prior to the effectiveness of this registration statement.

14.9. Related Party Relationships and Transactions (Cross-Reference)

Certain transactions and relationships between the Company and its directors, executive officers, principal stockholders, and their respective affiliates may constitute “related party transactions” for purposes of Item 404 of Regulation S-K.

For a description of the Company’s related party relationships and related party transactions (if any) during the periods required to be disclosed, including the identity of the related persons involved and the material terms of such arrangements, see “Related Party Transactions” in this prospectus. The Company intends for the disclosures in this section and in “Related Party Transactions” to be read together and to be consistent with the disclosures included elsewhere in this prospectus, including “Selling Stockholders,” “Security Ownership of Certain Beneficial Owners and Management,” “Business,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Except as disclosed under “Certain Relationships and Related Party Transactions,” no director or executive officer of the Company has entered into, or is a participant in, any related party transaction or arrangement required to be disclosed under Item 404 of Regulation S-K.

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15. CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

15.1. Overview of Related Party Relationships

For purposes of this prospectus, “related persons” are those individuals and entities required to be disclosed under Item 404(a) of Regulation S-K, including the Company’s directors, executive officers, nominees for director, beneficial owners of more than five percent of the Company’s common stock, and any immediate family members of such persons, as well as entities in which any of the foregoing persons has a direct or indirect material interest or that are under common control with the Company.

Based on this definition, the Company’s related parties include its executive officers and directors and certain affiliated entities that are under common control with the Company. In particular, certain operational, licensing, and service relationships exist with entities affiliated through common ownership or control, which are described in greater detail in the subsections that follow. The Company has identified these relationships by reviewing equity ownership, management overlap, contractual arrangements, and other indicia of control or significant influence.

The Company applies the materiality standard set forth in Item 404(a) of Regulation S-K in determining whether a related party transaction is required to be disclosed. Accordingly, transactions are disclosed if the amount involved exceeds $120,000 and the related party has a direct or indirect material interest in the transaction. In addition, the Company considers qualitative factors, including the nature of the relationship, the significance of the transaction to the Company’s business or financial condition, and whether the transaction involves ongoing arrangements or dependencies, in assessing materiality.

All material related party relationships and transactions identified under these standards are disclosed in this section or cross-referenced to other sections of this prospectus, including “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors,” and the Notes to the Financial Statements.

15.2. Relationship with Superbee Network Singapore Pte. Ltd.

The Company maintains an ongoing business relationship with Superbee Network Singapore Pte. Ltd. (“Superbee”), an entity that is under common control with the Company. This relationship represents a significant related party arrangement and has been a core focus of prior SEC review.

Nature of the Relationship

Superbee provides certain operational, administrative, and support services to the Company pursuant to informal arrangements and written agreements, including intellectual property licensing arrangements. These services have historically included, among other things, support relating to manufacturing coordination, operational infrastructure, and other functions that facilitate the Company’s day-to-day business activities. The specific terms of these arrangements are described where applicable in this section and in the Notes to the Financial Statements.

Common Control Considerations

The Company and Superbee are considered entities under common control due to overlapping ownership and management. As a result, transactions between the Company and Superbee are related party transactions for purposes of Item 404 of Regulation S-K and are subject to enhanced disclosure and accounting scrutiny. The Company has evaluated these relationships and transactions in accordance with applicable U.S. GAAP and SEC disclosure requirements, including consideration of whether such arrangements represent asset acquisitions, business combinations, or licensing arrangements. Management has determined that the Company’s arrangements with Superbee are structured as licensing and service arrangements rather than acquisitions of assets or businesses.

Role of Superbee in Operations

Superbee plays an important role in supporting certain aspects of the Company’s operations. The Company relies on Superbee for access to certain licensed intellectual property, operational know-how, and support services that are integral to the Company’s current business model. While these services are material to the Company’s operations, the Company does not own Superbee, and Superbee does not consolidate the Company’s financial results.

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Intercompany Dependence

The Company’s historical reliance on Superbee creates operational and financial interdependence risks. Any material change in the relationship with Superbee, including the termination or modification of existing arrangements, could adversely affect the Company’s ability to continue certain operations without disruption or to do so on commercially reasonable terms. The Company may be required to replace services currently provided by Superbee with third-party providers or internal resources, which could result in increased costs or operational challenges.

All material transactions and balances between the Company and Superbee are disclosed in the Notes to the Financial Statements included elsewhere in this prospectus. In addition, risks associated with this related party relationship are discussed under “Risk Factors.” This subsection is intended to serve as the primary and authoritative disclosure regarding the Company’s relationship with Superbee, and other references to this relationship elsewhere in the prospectus are intended to be consistent with, and subordinate to, the disclosures provided herein.

15.3. Transactions with related parties

The following is a description of transactions since January 1, 2024 to which we have been a party and in which any of our directors, executive officers, or their affiliates had or will have a direct or indirect material interest.

Our related parties include our directors and executive officers and Superbee Network Singapore Pte. Ltd. (“Superbee”), which is controlled by our Chief Executive Officer, Jacksaa Tan, and our Chief Financial Officer, Hui Eng Ling.

Advances and Repayments with Directors and Related Parties

Since inception, our operations were partially financed through advances from our directors and related parties. These advances were used to support working capital needs, including operating expenses and project-related costs.

Such advances were generally unsecured, non-interest bearing, and payable on demand. During the periods presented, we repaid a portion of these advances, which is reflected in the financing activities section of our statements of cash flows.

As of December 31, 2025 and 2024, the outstanding balances due to directors and related parties are reflected in our consolidated balance sheets included elsewhere in this prospectus.

Transactions with Superbee Network Singapore Pte. Ltd.

Superbee provides operational, manufacturing, procurement, and administrative support services to us pursuant to contractual arrangements, including the agreement filed as Exhibit 10.2.

In addition to providing services, Superbee is involved in certain financial transactions with the Company as part of our operating model:

• In certain instances, Superbee collects payments from customers on our behalf in connection with our manufacturing and construction activities. These amounts are recognized as revenue of the Company and recorded as receivable until payment is remitted to us by Superbee.

• Superbee may pay or advance operating expenses on our behalf, including costs related to raw materials, manufacturing activities, and construction projects. These amounts are recorded as expenses and payable until reimbursed to Superbee.

• Settlement of these balances occurs periodically based on operational cash flows and working capital requirements and form part of our capital structure.

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Nature of Relationship and Terms

Because Superbee is controlled by our Chief Executive Officer and Chief Financial Officer, transactions with Superbee directly are considered related-party transactions. These transactions were not negotiated on an arm’s-length basis, and while we believe the terms are commercially reasonable, they may differ from those that would be obtained from independent third parties.

Risks Related to Related Party Transactions

Our reliance on related parties, including Superbee, for financing and operational support exposes us to risks, including potential conflicts of interest and dependence on related-party arrangements for liquidity and operations. Any disruption or termination of these arrangements could adversely affect our business, financial condition, and results of operations.

15.4. License and Intellectual Property Arrangements with Related Parties

The Company has entered into certain intellectual property and licensing arrangements with Superbee Network Singapore Pte. Ltd., which are material to its operations. These arrangements have been a specific focus of prior SEC comments, including with respect to the application of ASC 805-50 and the distinction between licensing arrangements and asset acquisitions.

Industrial Design License Agreement

The Company is a party to an industrial design license agreement with Superbee pursuant to which it has been granted the right to use certain registered industrial designs in connection with the manufacture, marketing, and sale of its products. Under this agreement, the Company does not obtain ownership of the underlying industrial design rights but is granted a non-exclusive or exclusive license, where applicable, to use such designs within the scope defined by the agreement. The licensed rights are used in the ordinary course of the Company’s business and are integral to certain product offerings.

Patent License Agreement

The Company has also entered into a patent license agreement with Superbee under which it has been granted rights to use certain patented technologies relevant to its operations. The patent license provides the Company with contractual rights to exploit the patented technology for specified purposes and territories, subject to the terms and conditions of the agreement. Ownership of the patents remains with the licensor, and the Company does not acquire any ownership interest in the patents as a result of the license.

License-of-Right (LOR) Framework

Certain of the Company’s intellectual property arrangements are structured under a License-of-Right (“LOR”) framework. An LOR represents a declaration by a patent or intellectual property owner that it is willing to license its rights to interested parties on defined terms. The Company’s participation in such arrangements constitutes a licensing relationship between willing parties and does not involve the transfer or acquisition of the underlying intellectual property assets. The Company’s rights under an LOR are contractual in nature and are limited to the scope of use granted under the applicable licensing terms.

Ownership vs. Licensing Distinction

In all cases, the Company’s intellectual property arrangements with related parties are structured as licenses rather than transfers or acquisitions of assets or businesses. The Company does not obtain legal or beneficial ownership of the underlying industrial designs, patents, or other intellectual property. Instead, it obtains the right to use such intellectual property in its operations in accordance with the applicable agreements. As a result, these arrangements do not constitute asset acquisitions or business combinations.

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Accounting Treatment

Management has evaluated the Company’s license and intellectual property arrangements with related parties in accordance with U.S. GAAP, including the guidance in ASC 805-50 relating to transactions between entities under common control. Based on the substance of the arrangements, management has concluded that these transactions represent licensing arrangements rather than acquisitions of assets or businesses. Accordingly, the related accounting treatment reflects license-related costs and obligations rather than capitalization of acquired assets. The financial statement impact of these arrangements, including any related party balances or expenses, is disclosed in the Notes to the Financial Statements included elsewhere in this prospectus.

These licensing and intellectual property arrangements are material to the Company’s operations, and the loss, termination, or material modification of such agreements could adversely affect the Company’s business, financial condition, and results of operations.

15.5. Services, Operational, and Support Arrangements

The Company has entered into certain services, operational, and support arrangements with related parties, including Superbee Network Singapore Pte. Ltd., which support aspects of the Company’s business operations. These arrangements are disclosed in this section to provide a consolidated and transparent description of the nature and extent of such relationships, consistent with Item 404 of Regulation S-K and prior SEC comments.

Management and Operational Support

From time to time, the Company may receive operational or administrative support from related parties in areas such as logistics coordination, operational know-how, technical support, or shared resources, where such support is efficient or commercially reasonable. The Company does not rely on any formal management services organization arrangement to direct or control its day-to-day operations, and management of the Company remains the responsibility of the Company’s executive officers.

Services Provided or Received

Services provided or received under these arrangements may include operational assistance, coordination of manufacturing or supply chain activities, use of shared facilities or infrastructure, and other support services customary for entities with overlapping business interests or common control. The scope of services, where applicable, is limited to supporting the Company’s existing operations and does not transfer ownership of assets or decision-making authority.

Cost Sharing and Reimbursement Mechanics

Where services are provided by or to a related party, the Company accounts for such arrangements based on the underlying economic substance. Costs incurred on behalf of the Company may be reimbursed to the providing party, or allocated based on agreed-upon cost-sharing methodologies, where applicable. Management believes that any such reimbursements or allocations are conducted on terms that are reasonable and reflective of the services provided. Related amounts, if material, are disclosed in the Notes to the Financial Statements included elsewhere in this prospectus.

Informal vs. Written Arrangements

Certain service or support arrangements with related parties may be conducted pursuant to written agreements, while others may arise from informal or customary business practices between entities under common control. To the extent arrangements are informal, they are not governed by long-term contractual commitments and may be modified or terminated at any time. The Company affirms that there are no undisclosed management control agreements or service arrangements that grant related parties’ authority over the Company’s strategic or operational decisions beyond what is disclosed in this prospectus.

These services, operational, and support arrangements are considered related party transactions and have been reviewed by management for materiality and appropriate disclosure. The Company believes that the terms of such arrangements are not more favourable than those that could be obtained from unaffiliated third parties for similar services.

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15.6. Financial Statement Impact of Related Party Transactions

Transactions with related parties, including Superbee Network Singapore Pte. Ltd., have affected the Company’s financial statements and are reflected in the consolidated financial information included elsewhere in this prospectus. These impacts are summarized below to provide investors with a clear understanding of how related party arrangements influence the Company’s results of operations, financial position, and cash flows.

Revenue and Expense Impact

During the periods presented, the Company has recognized certain revenues and expenses arising from transactions with related parties in the ordinary course of business. Such transactions may include fees, reimbursements, cost allocations, or other charges associated with licensing arrangements, operational support, or services provided or received. Management believes that the amounts recognized reflect the underlying economic substance of the arrangements and are not materially different from terms that could be obtained from unaffiliated third parties for comparable transactions. To the extent material, these revenues and expenses are disclosed and quantified in the Notes to the Financial Statements.

Balance Sheet Effects

As a result of related party transactions, the Company’s balance sheet may include amounts due to or due from related parties, including accounts receivable, accounts payable, accrued expenses, or advances. These balances represent outstanding obligations or claims arising from the timing of payments, reimbursements, or settlements under related party arrangements. The nature and amounts of such balances, if material, are presented separately or described in the Notes to the Financial Statements to provide transparency regarding the Company’s exposure to related parties.

Cash Flow Implications

Cash flows associated with related party transactions are reflected within the Company’s statements of cash flows, primarily within operating activities, and, where applicable, financing activities. Such cash flows may include payments for services, reimbursements of shared costs, advances, or settlements of intercompany balances. Management considers these cash flows in assessing the Company’s liquidity and capital resources, as discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Cross-Reference to Financial Statement Disclosures

Additional details regarding the nature, amounts, and accounting treatment of related party transactions are included in the Notes to the Financial Statements included elsewhere in this prospectus. Those notes should be read in conjunction with this section to obtain a complete understanding of the financial statement impact of the Company’s related party relationships.

15.7. Approval Policies and Procedures

The Company has established policies and procedures designed to identify, review, approve, and monitor transactions and arrangements involving related parties in order to mitigate potential conflicts of interest and ensure such transactions are conducted on terms that are fair to the Company.

Approval Process

Related party transactions are subject to review and approval by management and, where appropriate based on materiality or potential conflicts of interest, by the Board of Directors. In evaluating related party transactions, management and the Board consider factors they deem relevant, which may include the nature of the relationship, the material terms of the transaction, the business purpose of the arrangement, and whether the transaction is on terms comparable to those that could be obtained from unaffiliated third parties.

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Conflict-of-Interest Mitigation

Directors and executive officers are expected to disclose to the Company any actual or potential conflicts of interest, including any personal interest in a proposed related party transaction. Any director or executive officer with a material interest in a related party transaction is expected to recuse himself or herself from deliberations and decision-making with respect to such transaction. These practices are intended to promote objective decision-making and reduce the risk that related party arrangements are influenced by personal interests.

Ongoing Monitoring and Controls

The Company monitors related party transactions on an ongoing basis to ensure continued compliance with its policies and applicable disclosure requirements. Management periodically reviews existing related party arrangements to assess whether they remain appropriate, are being performed in accordance with their terms, and continue to be in the best interests of the Company. Material related party transactions and balances are also subject to disclosure and review in connection with the preparation of the Company’s financial statements and related notes.

Management believes that these approval policies and procedures provide reasonable assurance that related party transactions are identified, reviewed, approved, and disclosed in a manner consistent with the requirements of Item 404 of Regulation S-K and applicable SEC guidance.

15.8. No Other Related Party Transactions

Except for the related party relationships and transactions described in this section, including those with Superbee Network Singapore Pte. Ltd. and the license and service arrangements disclosed herein and in the Notes to the Financial Statements, the Company did not engage in any other related party transactions, as defined under Item 404(a) of Regulation S-K, during the periods covered by the financial statements included in this prospectus.

This affirmative statement covers the fiscal years presented and any subsequent interim period included in this registration statement. Management has reviewed its relationships, arrangements, and transactions involving directors, executive officers, principal stockholders, and entities under common control and is not aware of any other related party transactions that would require disclosure under applicable SEC rules and regulations.

15.9. Cross-References and Consistency Statement

The disclosures set forth in this section have been prepared to ensure consistency and alignment with related disclosures appearing elsewhere in this registration statement. The Company has reviewed and cross-checked the information contained in this section against the disclosures included under the headings “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as the Notes to the Financial Statements included herein.

In addition, the Company has confirmed that the descriptions of related party relationships, transactions, and ownership interests disclosed in this section are consistent with, and appropriately reflected in, the sections entitled “Selling Stockholders” and “Security Ownership of Certain Beneficial Owners and Management,” including the applicable ownership tables and related narrative disclosures.

Management believes that the related party disclosures included in this registration statement are complete, internally consistent, and presented in a manner that avoids duplication while providing investors with a clear and comprehensive understanding of the Company’s related party relationships and transactions, as required under Item 404 of Regulation S-K and applicable SEC guidance.

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16. LEGAL PROCEEDINGS

16.1. Material Pending Legal Proceedings

The Company is not currently a party to, and is not aware of, any material pending legal proceedings, other than ordinary routine litigation incidental to the conduct of its business, that would be required to be disclosed under Item 103 of Regulation S-K.

Specifically, as of the date of this prospectus:

•	There are no material civil, criminal, administrative, or arbitration proceedings pending against the Company.
•	There are no material proceedings involving governmental or regulatory authorities to which the Company is a party.
•	There are no material legal proceedings pending or threatened against any of the Company’s directors, executive officers, or significant shareholders that are required to be disclosed and that would be expected to have a material adverse effect on the Company.

The Company may, from time to time, be involved in claims, disputes, or legal proceedings arising in the ordinary course of business. Management does not believe that any such matters, individually or in the aggregate, would have a material adverse effect on the Company’s business, financial condition, results of operations, or cash flows.

This disclosure is made as of the date of this prospectus and covers proceedings required to be disclosed under Item 103 of Regulation S-K.

16.2. Governmental or Regulatory Proceedings

The Company is not currently a party to, and is not aware of, any material pending or threatened governmental, administrative, civil, or regulatory proceedings involving federal, state, local, or foreign governmental authorities that would be required to be disclosed under Item 103 of Regulation S-K.

Specifically, as of the date of this prospectus:

•	There are no material administrative, civil, or regulatory actions pending or, to the Company’s knowledge, threatened against the Company by any governmental or regulatory authority.
•	There are no material investigations, enforcement actions, consent decrees, or compliance proceedings involving the Company.
•	The Company is not subject to any material environmental, health, safety, or similar regulatory proceedings that would reasonably be expected to have a material adverse effect on its business, financial condition, results of operations, or cash flows.

The Company operates in regulated industries and is subject to routine inspections, reviews, and compliance requirements in the ordinary course of business. Management believes that the Company is in material compliance with applicable laws and regulations and that any routine regulatory matters do not rise to the level of material governmental or regulatory proceedings requiring disclosure under Item 103 of Regulation S-K.

This disclosure reflects the status of governmental and regulatory proceedings as of the date of this prospectus.

16.3. Proceedings Involving Directors, Officers, or Affiliates

Except as otherwise disclosed in this prospectus, there are no material legal proceedings pending or, to the Company’s knowledge, threatened that involve any of the Company’s directors, executive officers, significant shareholders, or other related parties that are required to be disclosed pursuant to Item 103 of Regulation S-K and that are material to the Company.

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Specifically, during the past ten years:

•	None of the Company’s directors or executive officers has been a party to any material legal proceedings that would be required to be disclosed under Item 401(f) or Item 103 of Regulation S-K.
•	No significant shareholder or affiliate of the Company is involved in any material legal proceeding that is required to be disclosed and that is material to the Company’s business, financial condition, or results of operations.
•	There are no material proceedings involving related parties that would reasonably be expected to have a material adverse effect on the Company.

This disclosure is limited to proceedings that are material to the Company, in accordance with Item 103 of Regulation S-K, and reflects the status of such matters as of the date of this prospectus.

16.4. No Material Legal Proceedings

Except as disclosed elsewhere in this prospectus, the Company is not a party to any material legal proceedings, and there are no material legal proceedings pending or, to the Company’s knowledge, threatened against the Company that would be required to be disclosed pursuant to Item 103 of Regulation S-K.

Management is not aware of any pending or threatened litigation, claims, actions, or proceedings, whether civil, criminal, administrative, or regulatory, that are reasonably likely to have a material adverse effect on the Company’s business, financial condition, results of operations, or liquidity, or that otherwise require disclosure under applicable SEC rules as of the date of this prospectus.

16.5. Cross-Reference and Scope Limitation

The disclosures set forth in this section are limited to legal proceedings required to be disclosed under Item 103 of Regulation S-K. Routine litigation, claims, or disputes that are incidental to the Company’s business and not material to its financial condition, results of operations, or liquidity are excluded from this disclosure.

To the extent that any litigation-related risks are material, such risks are addressed, as applicable, in the section entitled “Risk Factors.” In addition, any material contingencies, accruals, or loss exposures arising from legal or regulatory matters, if any, are disclosed in the Notes to Financial Statements included elsewhere in this prospectus, in accordance with applicable accounting standards and SEC disclosure requirements.

This section should be read together with the referenced sections to obtain a complete understanding of the potential legal and regulatory risks applicable to the Company.

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PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

17. CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, $0.01 par value	270,175,496	$0.50	$135,087,748	$18,655.62

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. The proposed offering price has been arbitrarily determined by the Company.

18. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

(Item 511 of Regulation S-K)

The following table sets forth the estimated expenses to be incurred by the Company in connection with the issuance and distribution of the securities registered under this registration statement. All amounts shown are estimates, except for the SEC registration fee.

Type of Expense	Estimated Amount (US$)
SEC registration fee	$18,655.62
Accounting fees and expenses	$13,500.00
Legal fees and expenses	$850.00
Printing and EDGAR filing costs	$1,500.00
Transfer agent and registrar fees	$3,000.00
Consultancy and other expenses	$54,500.00
Total	$92,005.62

The foregoing amounts are estimates and are subject to change. The actual expenses incurred may differ from those shown above. These expenses will be paid by the Company and are expected to be funded from existing cash on hand and/or proceeds from the offering. The total issuance expenses will be reflected in the Company’s capitalization and liquidity disclosures and reconciled with the “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of this registration statement.

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19. INDEMNIFICATION OF DIRECTORS AND OFFICERS

(Item 702 of Regulation S-K)

Indemnification Under State Corporate Law

The Company is incorporated under the laws of the State of Wyoming. The Wyoming Business Corporation Act (“WBCA”) permits a corporation to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement incurred in connection with legal proceedings arising by reason of the fact that such person is or was a director or officer of the corporation, provided that such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation.

Indemnification Under Articles of Incorporation and Bylaws

The Company’s Articles of Incorporation and Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by applicable Wyoming law. This indemnification includes the advancement or reimbursement of expenses incurred in defending any action, suit, or proceeding, subject to applicable legal requirements and limitations.

Indemnification Agreements

As of the date of this registration statement, the Company has not entered into separate indemnification agreements with its directors or executive officers.

Limitation of Liability Provisions

The Company’s Articles of Incorporation include provisions that limit the personal liability of directors to the fullest extent permitted under the WBCA. These provisions generally eliminate or limit monetary liability of directors for breaches of fiduciary duty as directors, except in circumstances where liability cannot be eliminated under applicable law, including for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law.

SEC Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers, or controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director or officer in the successful defense of any action, suit, or proceeding) is asserted by such person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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20. RECENT SALES OF UNREGISTERED SECURITIES

(Item 701 of Regulation S-K)

During the past three years, the Company has issued the following unregistered securities. The securities described below were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on exemptions from the registration requirements of the Securities Act.

Date of Issuance	Number of Shares Issued	Consideration Received	Exemption Relied Upon	Purchasers
2025	163,552,496 shares of common stock	$1,661,248 (cash)	Regulation S and Regulation D (Rule 504) of the Securities Act	Accredited and Non-Accredited investors, including existing stockholders

The shares described above were issued in private transactions not involving any public offering. The purchasers represented that they were acquiring the securities for investment purposes only and not with a view to distribution, and appropriate restrictive legends were placed on the certificates or book-entry records evidencing such shares.

The issuances described above are reflected in the Company’s audited consolidated financial statements, including the Statement of Stockholders’ Equity, and have been taken into account in the capitalization and security ownership disclosures included elsewhere in this registration statement.

The Company has issued shares of its common stock to certain stockholders in transactions conducted outside the United States in reliance on Regulation S promulgated under the Securities Act. Such issuances were made solely to persons who were not “U.S. persons,” as defined in Regulation S, in offshore transactions, and no directed selling efforts were made in the United States in connection with such sales. The securities issued pursuant to Regulation S are deemed to be “restricted securities” within the meaning of Rule 144 under the Securities Act and may not be offered or sold in the United States unless registered under the Securities Act or pursuant to an available exemption from registration.

The Company has also issued shares of its common stock in private placement transactions conducted in reliance on Rule 504 of Regulation D under the Securities Act. Such issuances were made to a limited number of investors and did not involve any general solicitation or general advertising. Each purchaser represented that it was acquiring the securities for investment purposes only and not with a view to distribution. The securities issued pursuant to Rule 504 of Regulation D are “restricted securities” and may not be resold absent registration under the Securities Act or an applicable exemption therefrom.

None of the foregoing transactions involved underwriters, public offerings, or sales through any public market. In each case, the Company relied upon representations from the purchasers and other information available to the Company in determining the availability of the applicable exemptions from registration under the Securities Act. All issuances of unregistered securities described above were made in compliance with applicable federal and state securities laws.

Set forth below is information regarding all unregistered securities issued by us during the past three years. The following issuances were made in reliance on exemptions from registration under the Securities Act of 1933, as amended.

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Issuances of Common Stock

On March 10, 2025, the company issued 50,000,000 shares of restricted common stock, at par value of $0.01 per share, to Ng Choon Teck for $500,000.00 of working capital.

On March 10, 2025, the company issued 50,000,000 shares of restricted common stock, at par value of $0.01 per share, to Tho Chee Seng for $500,000.00 of working capital.

On March 18, 2025, the company issued 300 shares of restricted common stock, at $0.50 per share, to Loo Lay Mui for $150.00 of working capital.

On March 20, 2025, the company issued 315 shares of restricted common stock, at $0.50 per share, to Yip Kum Woon Andrew for $157.50 of working capital.

On April 16, 2025, the company issued 3700 shares of restricted common stock, at $0.50 per share, to Ng Bee Eng for $1,850.00 of working capital.

On May 06, 2025, the company issued 1,296 shares of restricted common stock, at $0.50 per share, to Hoo Chang Yaw for $648.00 of working capital.

On May 20, 2025, the company issued 316 shares of restricted common stock, at $0.50 per share, to Gan Hwee Shu for $158.00 of working capital.

On May 23, 2025, the company issued 218 shares of restricted common stock, at $0.50 per share, to Teo Siong Hwee for $109.00 of working capital.

On May 30, 2025, the company issued 128 shares of restricted common stock, at $0.50 per share, to Ooi Jian Yuan for $64.00 of working capital.

On June 13, 2025, the company issued 702 shares of restricted common stock, at $0.50 per share, to Sarah Theresa Hamsha for $351.00 of working capital.

On June 27, 2025, the company issued 370 shares of restricted common stock, at $0.50 per share, to Yow Kwai Leng for $185.00 of working capital

On July 07, 2025, the company issued 192 shares of restricted common stock, at $0.50 per share, to Lim Chuan Chwee for $96.00 of working capital.

On July 15, 2025, the company issued 4,524 shares of restricted common stock, at $0.50 per share, to Hoo Qun Yu Lenis Alexandra for $2,262.00 of working capital.

On July 30, 2025, the company issued 3,036 shares of restricted common stock, at $0.50 per share, to Chan Shaw Fong for $1,518.00 of working capital.

On July 30, 2025, the company issued 630 shares of restricted common stock, at $0.50 per share, to Heng Chor Huang for $315.00 of working capital.

On August 07, 2025, the company issued 385 shares of restricted common stock, at $0.50 per share, to Lim Meng Ling for $192.50 of working capital.

On August 15, 2025, the company issued 1,160 shares of restricted common stock, at $0.50 per share, to Goh Wee Leng for $580.00 of working capital.

On August 15, 2025, the company issued 576 shares of restricted common stock, at $0.50 per share, to Lee Chin Leong Jeffrey for $288.00 of working capital.

On August 25, 2025, the company issued 328 shares of restricted common stock, at $0.50 per share, to Chay Hoy Loong Paul for $164.00 of working capital.

On September 05, 2025, the company issued 1,200 shares of restricted common stock, at $0.50 per share, to Tan Puay Leng for $600.00 of working capital.

On September 05, 2025, the company issued 1,000 shares of restricted common stock, at $0.50 per share, to Chea Petit for $500.00 of working capital.

On September 05, 2025, the company issued 596 shares of restricted common stock, at $0.50 per share, to Yong Hua Theresa for $298.00 of working capital.

On September 09, 2025, the company issued 2,000 shares of restricted common stock, at $0.50 per share, to Ang Chia Cheng David for $1,000.00 of working capital.

77

On September 09, 2025, the company issued 500 shares of restricted common stock, at $0.50 per share, to Tay Rong Gui for $250.00 of working capital.

On September 09, 2025, the company issued 228 shares of restricted common stock, at $0.50 per share, to Seow Gek Lian Patricia for $114.00 of working capital.

On September 10, 2025, the company issued 2,000 shares of restricted common stock, at $0.50 per share, to Emilija Heleta Svrakic for $1,000.00 of working capital.

On September 10, 2025, the company issued 2,000 shares of restricted common stock, at $0.50 per share, to Chua Kia How for $1,000.00 of working capital.

On September 10, 2025, the company issued 250 shares of restricted common stock, at $0.50 per share, to Lim Qian Ru for $125.00 of working capital.

On September 10, 2025, the company issued 500 shares of restricted common stock, at $0.50 per share, to Tan Shirley for $250.00 of working capital.

On September 10, 2025, the company issued 1,200 shares of restricted common stock, at $0.50 per share, to Wang Kaili for $600.00 of working capital.

On September 15, 2025, the company issued 3,000 shares of restricted common stock, at $0.50 per share, to Budiman Bela for $1,500.00 of working capital.

On September 15, 2025, the company issued 446 shares of restricted common stock, at $0.50 per share, to Yeo Meng Hoon Jenny for $223.00 of working capital.

On September 15, 2025, the company issued 10,000 shares of restricted common stock, at $0.50 per share, to Deekitwong Umaporn for $5,000.00 of working capital.

On September 16, 2025, the company issued 236 shares of restricted common stock, at $0.50 per share, to Chan Chee Siang for $118.00 of working capital.

On September 16, 2025, the company issued 810 shares of restricted common stock, at $0.50 per share, to Chua Choon Yeng for $405.00 of working capital.

On September 18, 2025, the company issued 574 shares of restricted common stock, at $0.50 per share, to Tay Wee Tat for $287.00 of working capital.

On September 18, 2025, the company issued 240 shares of restricted common stock, at $0.50 per share, to Seck Wai Peng for $120.00 of working capital.

On September 18, 2025, the company issued 418 shares of restricted common stock, at $0.50 per share, to Lim Shao Ying Genevieve for $209.00 of working capital.

On September 18, 2025, the company issued 718 shares of restricted common stock, at $0.50 per share, to Tam Ern Wei Mary for $359.00 of working capital.

On September 18, 2025, the company issued 248 shares of restricted common stock, at $0.50 per share, to Lai Chiaw Chiaw Anne for $124.00 of working capital.

On September 22, 2025, the company issued 120 shares of restricted common stock, at $0.50 per share, to Chia Kathy for $60.00 of working capital.

On September 22, 2025, the company issued 132 shares of restricted common stock, at $0.50 per share, to Goh Chin Hong for $66.00 of working capital.

On September 22, 2025, the company issued 302 shares of restricted common stock, at $0.50 per share, to Manjit Singh Paritam for $151.00 of working capital.

On September 22, 2025, the company issued 220 shares of restricted common stock, at $0.50 per share, to Yeo Soo Hui Doris for $110.00 of working capital.

On September 22, 2025, the company issued 452 shares of restricted common stock, at $0.50 per share, to Majeed Zarina Bee Binti Abdul for $226.00 of working capital.

78

On September 22, 2025, the company issued 290 shares of restricted common stock, at $0.50 per share, to Sadgumpung Jiraporn for $145.00 of working capital.

On September 29, 2025, the company issued 434 shares of restricted common stock, at $0.50 per share, to Mir Fauzia Ahmad for $217.00 of working capital.

On September 29, 2025, the company issued 400 shares of restricted common stock, at $0.50 per share, to Ng Kwang Huat for $200.00 of working capital.

On September 29, 2025, the company issued 536 shares of restricted common stock, at $0.50 per share, to Giang Hoang Huong for $268.00 of working capital.

On September 29, 2025, the company issued 212 shares of restricted common stock, at $0.50 per share, to Kagchelland Ricco for $106.00 of working capital.

On September 29, 2025, the company issued 266 shares of restricted common stock, at $0.50 per share, to Lim Eng Tze for $133.00 of working capital.

On September 29, 2025, the company issued 556 shares of restricted common stock, at $0.50 per share, to Yew Yeu Weng Kelvin for $278.00 of working capital.

On September 29, 2025, the company issued 1,200 shares of restricted common stock, at $0.50 per share, to Khader Rafiq Mohamed for $600.00 of working capital.

On September 29, 2025, the company issued 536 shares of restricted common stock, at $0.50 per share, to Lim Suet Ni for $268.00 of working capital.

On October 01, 2025, the company issued 500 shares of restricted common stock, at $0.50 per share, to Tiong Chris for $250.00 of working capital.

On November 05, 2025, the company issued 25,000,000 shares of restricted common stock, at par value of $0.01 per share, to Ng Choon Teck for $250,000.00 of working capital.

On November 05, 2025, the company issued 38,500,000 shares of restricted common stock, at par value of $0.01 per share, to Tho Chee Seng for $385,000.00 of working capital.

79

Exemption from Registration

The issuances described above were made in private transactions not involving any public offering in reliance on Section 4(a)(2) of the Securities Act and/or Rule 504 of Regulation D promulgated thereunder. In each case, the purchasers represented that they were acquiring the securities for investment purposes only and not with a view to distribution, and appropriate restrictive legends were placed on the certificates or book-entry records evidencing such securities.

Certain issuances of our common stock were made in offshore transactions in reliance on Regulation S under the Securities Act. Such issuances were made to persons who were not “U.S. persons,” as defined in Regulation S, and were effected in compliance with the requirements applicable to offshore transactions. The securities issued pursuant to Regulation S are deemed to be “restricted securities” within the meaning of Rule 144 under the Securities Act.

The Company also issued shares of its common stock in private placement transactions in reliance on Rule 504 of Regulation D under the Securities Act. Such issuances were made to a limited number of investors and did not involve any general solicitation or general advertising.

In each case, the recipients of the securities had access to information about the Company and were afforded the opportunity to ask questions of management.

Additional Information

The issuances described above are reflected in the Company’s audited consolidated financial statements, including the statement of stockholders’ equity, and have been taken into account in the capitalization and security ownership disclosures included elsewhere in this prospectus.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering of securities.

21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(Item 601 of Regulation S-K)

Exhibits

An index to the exhibits filed as part of this registration statement is set forth in the Exhibit Index immediately preceding the signature pages of this registration statement and is incorporated herein by reference. The exhibits include, among others, the Company’s organizational documents, material agreements, intellectual property and license agreements, and the consent of the Company’s independent registered public accounting firm.

Each exhibit is filed in accordance with the requirements of Item 601 of Regulation S-K and, where applicable, is incorporated by reference to exhibits previously filed by the Company. The Company believes that all material contracts, agreements, and other documents required to be filed as exhibits to this registration statement have been duly filed or incorporated by reference.

Financial Statement Schedules

All financial statement schedules otherwise required by Article 5 or Article 8 of Regulation S-X have been omitted because the required information is included in the consolidated financial statements or the notes thereto included elsewhere in this registration statement.

Accordingly, no financial statement schedules are required or presented.

This disclosure is made pursuant to Item 601(b)(21) of Regulation S-K and is consistent with the Company’s status as a smaller reporting company.

80

22. FINANCIAL STATEMENTS

AUDITED FINANCIAL STATEMENT REPORT

Period Ended December 31, 2025

PHARMACEUTICAL RESOURCE TECHNOLOGY, INC.

1

81

82

Independent Auditors' Report

To: The Board of Directors and Shareholders

PHARMACEUTICAL RESOURCE TECHNOLOGY, INC.

Opinion

We have audited the accompanying balance sheets of Pharmaceutical Resource Technology, Inc., as of December 31, 2025 and 2024, and the related statements of operations, stockholders' equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pharmaceutical Resource Technology, Inc. as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits.

We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement, examining, on a test basis, evidence regarding the amounts and disclosures, and evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to those charged with governance and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved especially challenging, subjective, or complex auditor judgment.

We determined that there are no critical audit matters.

83

Going Concern Uncertainty

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in the Note 2 to the financial statements, the Company's present financial situation raises substantial doubt about its ability to continue as a going concern.

Management's plans regarding this matter are also described in the Notes. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Auditor Tenure

We have served as the Company’s auditor since 2024.

FORTUNE CPA, INC., 6901

Orange, California 92868

January 8, 2026

84

PHARMACEUTICAL RESOURCE TECHNOLOGY, INC.

 Balance Sheet

As of December 31, 2025

(With comparative financial information as of December 31, 2024)

	Years Ended December 31
	2024	2025
	US$	US$
ASSETS
CURRENT ASSETS
Cash and Cash Equivalent	2,339,189	2,855,160

Account Receivable	1,011,847	1,001,113
Inventories	24,920	586,629
TOTAL CURRENT ASSETS	3,375,956	4,442,902

Property, plant and equipment	5,533,878	4,001,253
Right of use asset	2,171,699	2,015,304
Intangible assets	20,661,303	19,046,731
TOTAL ASSETS	31,742,836	29,506,190

LIABILITIES
CURRENT LIABILITIES
Accrued expenses / payable	4,065,000	27,500
Lease liability – current	130,111	125,019
TOTAL CURRENT LIABILITIES	4,195,111	152,519

Lease liability – non-current	651,606	531,484
TOTAL LIABILITIES	4,846,717	684,003

STOCKHOLDERS’ EQUITY
Common stock $0.01 par value, 3,000,000,000 shares, authorized as at December 31, 2025 2,854,462,696 shares issued and outstanding as at December 31, 2025	26,909,102	28,544,627
Additional paid-in capital	264,920	290,643
Accumulated deficits	(277,903)	(13,083)
TOTAL STOCKHOLDERS’ EQUITY	26,896,119	28,822,187
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	31,742,836	29,506,190

85

PHARMACEUTICAL RESOURCE TECHNOLOGY, INC.

Statement Of Operation

As of December 2025

(With comparative financial information as of December 31, 2024)

CONSOLIDATEDSTATEMENT OF OPERATIONS

	Years Ended December 31
	2024	2025
	US$	US$

Revenue	10,071,935	10,822,348
Cost of revenue	(4,258,055)	(4,770,238)
Gross profit / loss	5,813,880	6,052,110

Operating Expenses
General and administrative expenses	(4,063,367)	(5,787,290)
Profit/Loss Before Income Tax	1,750,513	264,820
Income tax expenses	-	-
Net Profit/Loss	1,750,513	264,820

Loss per share:
Basic and diluted net loss per common share	(0.00)	(0.00)

Basic and diluted weighted average number of shares outstanding	2,690,910,200	2,854,462,696

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PHARMACEUTICAL RESOURCE TECHNOLOGY, INC.

Cash Flow Statement

As of December 2025

(With comparative financial information as of December 31, 2024)

	Years Ended December 31
	2024	2025
	US$	US$

CASH FLOWS FROM OPERATING ACTIVITIES
Net Profit/loss	1,750,513	264,820
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of property, plant and equipment	1,533,061	1,533,279
Depreciation of right of use asset	156,394	156,394
Amortization	1,614,573	1,614,573
Changes in operating assets and liabilities
Inventories	10,539	(551,170)
Accrued expenses	27,674	(37,500)
Lease liability	(130,111)	(125,019)
Net generated from operating activities	4,962,643	2,855,377

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	-	(654)
Additions to right of use asset	-	-
Purchase of intangible assets	-	-
Net cash used in investing activities	-	(654)

CASH FLOWS FROM FINANCING ACTIVITY
Proceeds from the issuance of common stock / Loan	-	1,661,248
Net cash generated from financing activity	-	1,661,248

CASH FLOWS FROM REPAYMENT ACTIVITY
Repayment of debt owed to Directors	(3,500,000)	(4,000,000)
Net cash used in repayment activity	(3,500,000)	(4,000,000)

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,462,643	515,971
Cash and cash equivalents, beginning of year	876,546	2,339,546
Cash and cash equivalents, end of year	2,339,189	2,855,160

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PHARMACEUTICAL RESOURCE TECHNOLOGY, INC.

Stockholders’ Equity

Par Value $0.01 Per Share

	COMMON STOCK		ADDITIONAL PAID-IN	ACCUMULATED	TOTAL
	Number of Shares	Amount $	CAPITAL $	DEFICIT $	EQUITY $

Balance December 31, 2019	1,000,000	10,000	-	-	10,000
Issuance of common stock For Year ended December 31, 2020	2,689,837,200	26,898,372	262,000	-	27,160,372
Net Loss for the Year ended December 31, 2020	-	-	-	$(646,640)	$(646,640)
Balance at December 31, 2020	2,690,837,200	26,908,372	262,000	(646,640)	26,523,732
Issuance of common stock For Year ended December 31, 2021	73,000	730	2,920	-	3,650
Net Loss for Year ended December 31, 2021	-	-	-	(1,651,919)	(1,651,919)
Balance at December, 2021	2,690,910,200	26,909,102	264,920	(2,298,559)	24,875,463
Issuance of common stock For Year ended December 31, 2022	-	-	-	-	-
Net Loss for the Year ended December 31, 2022	-	-	-	(1,169,904)	(1,1,69,904)
Balance at December 31, 2022	2,690,910,200	26,909,102	264,920	(3,468,463)	23,705,559
Issuance of common stock For Year ended December 31, 2023	-	-	-	-	-
Net Gain for Year ended December 31, 2023	-	-	-	1,440,047	1,440,047
Balance at December 31, 2023	2,690,910,200	26,909,102	264,920	(2,028,416)	25,145,606
Issuance of common stock For Year ended December 31, 2024	-	-	-	-	-
Net Gain for the Year ended December 31, 2024	-	-	-	1,750,513	1,750,513
Balance at December 31, 2024	2,690,910,200	26,909,102	264,920	(277,903)	26,896,119
Issuance of common stock For Year ended December 31, 2025	163,552,496	1,635,525	25,723	-	1,661,248
Net Gain for Year ended December 31, 2025	-	-	-	264,820	264,820
Balance at December 31, 2025	2,854,462,696	28,544,627	290,643	(13,083)	28,822,187

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PHARMACEUTICAL RESOURCE TECHNOLOGY, INC.

Notes to Financial Statements

As of December 2025

Note 1 - Overview and Basis of Presentation

Description of Business and Basis of Presentation

The Company – Pharmaceutical Resource Technology, Inc.,formerly known as Jaison Phytochem; Inc. was formed on the 17 of June 2019. Pharmaceutical Resource Technology, Inc. is in the business of manufacturing dietary health supplements, skin care products and honey straws in Singapore. Although these products are produced in Singapore, most of its revenue are generated from selling these products through online portals and distributors throughout the region. It has also catered to private labels and contract manufacturing for other brands from countries outside Singapore.

Pharmaceutical Resource Technology, Inc. also owns a building and construction business in Singapore which caters to new building design and construction, interior design and renovation, alteration and addition of existing building and structure. Revenue from the Building and Construction business is currently generated from Singapore only.

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. The management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

Risk and Uncertainties

The Company operates in industries that are subject to inherent risks and uncertainties, including market volatility, regulatory changes, economic downturns, and fluctuations in operating costs. In addition, there are risks related to the integration of acquired businesses and reliance on key customers. These uncertainties could materially affect the Company's operating results and financial condition. Management continually monitors these risks and implements mitigating controls where feasible.

Note 2 – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

As of December 31, 2025, the Company has an accumulated deficit of $13,083 and continues to rely on external financing and related party support to fund its operations. In addition, the Company’s ability to generate sufficient cash flows from operations remains uncertain due to variability in revenue and ongoing operating cost requirements.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that these financial statements are issued.

Management’s plans to alleviate this substantial doubt include raising additional capital through equity financing, improving operating efficiencies, expanding revenue-generating activities, and securing strategic business partnerships.

There can be no assurance that these plans will be successfully implemented or will be sufficient to mitigate the conditions described above.

The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

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Note 3 - Summary of Significant Policies

Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Accounts Receivable

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. The Company extends credit to its customers in the normal course of business and generally does not require collateral. The Company's credit terms are dependent upon the segment, and the customer. The Company assesses the probability of collection from each customer at the outset of the arrangement based on a number of factors, including the customer's payment history and its current creditworthiness. If, in management's judgment collection is not probable, the Company does not record them as cash or revenue until the uncertainty is removed.

Management performs ongoing credit evaluations, and the Company maintains an allowance for potential credit losses based upon its loss history and its aging analysis. The allowance for doubtful accounts is the Company's best estimate of the amount of credit losses in existing accounts receivable. Management reviews the allowance for doubtful accounts each reporting period based on a detailed analysis of trade receivables. In the analysis, management primarily considers the age of the customer's receivable, and also considers the creditworthiness of the customer, the economic conditions of the customer's industry, general economic conditions and trends, and the business relationship and history with its customers, among other factors. If any of these factors change, the Company may also change its original estimates, which could impact the level of the Company's future allowance for doubtful accounts. If judgments regarding the collectability of receivables were incorrect, adjustments to the allowance may be required, which would reduce profitability.

Accounts receivable are recognized and carried at the original invoice amount less an allowance for any uncollectible amounts. An estimate for doubtful accounts receivable is made when collection of the full amount is no longer probable. Bad debts are written off as incurred.

Internal Use Software

The Company capitalizes certain costs incurred in the development or acquisition of internal-use software in accordance with ASC 350-40, Intangibles—Goodwill and Other—Internal-Use Sonware. Capitalized costs include direct labor, payroll-related costs, and other directly attributable expenses incurred during the application development stage. Costs incurred during the preliminary project stage and post-implementation/operating stage, including training and maintenance, are expensed as incurred.

Capitalized internal-use software costs are included within intangible assets and are amortized on a straight-line basis over their estimated useful lives, which generally range from three to five years. Amortization expense is included in operating expenses. Management evaluates internal-use software for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets. The Company uses an estimated useful life of three years for assets less than US$1Million and six years for other assets that are US$1Million in value or more. Leasehold property are amortized over the lease-term or the estimated useful life of the related asset.

90

	Office equipment	Furniture, fixture and fitting	Computer	Machinery and equipment	Industrial Leasehold	Total
	$	$	$	$	$	$
Cost
At January 1, 2024	16,016	8,202,451	2,885	1,036,498	2,484,487	11,742,337
Additions	-	-	-	-	-	-
Disposal	-	-	-	-	-	-
At December 31, 2024	16,016	8,202,451	2,885	1,036,498	2,484,487	11,742,337

At January 1, 2025	16,016	8,202,451	2,885	1,036,498	2,484,487	11,742,337
Additions	54	-	-	600	-	654
Disposal	-	-	-	-	-	-
At December 31, 2025	16,070	8,202,451	2,885	1,037,098	2,484,487	11,742,991

Accumulated depreciation
At January 1, 2024	16,016	1,468,846	2,885	703,164	156,394	2,347,305
Depreciation	-	1,366,395	-	166,667	156,394	1,689,456
Disposal / written-off	-	-	-	-	-	-
At December 31, 2024	16,016	2,835,241	2,885	869,831	312,788	4,036,761

At January 1, 2025	16,016	2,835,241	2,885	869,831	312,788	4,036,761
Depreciation	18	1,366,395	-	166,867	156,394	1,689,674
Disposal / written-off	-	-	-	-	-	-
At December 31, 2025	16,034	4,201,636	2,885	1,036,698	469,182	5,726,435
Carrying amount
At December 31, 2024	0	5,367,210	0	166,667	2,171,699	7,705,576
At December 31, 2025	36	4,000,815	0	400	2,015,305	6,016,556

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Intangible assets—The intangible assets pertain to the licenses contracted by the Company to the exclusively use of the Industrial Design for the packaging for honey in straw shape in the territory of EU, Hong Kong and Malaysia, and a Patent to manufacture and market the honey straw sealing machine. The upfront payment values of the intangible assets with finite lives are recorded at the right-to-use date and are amortized over their estimated useful lives using the straight-line method.

	Quality Certifications	Trademark	Industrial design licenses for EU, Hong Kong & Malaysia	Patent license	Total
	$	$	$	$	$
Cost
At January 1, 2024	360,000	500,000	1,580,000	25,000,000	27,440,000
Additions	-	-	-	-	-
At December 31, 2024	360,000	500,000	1,580,000	25,000,000	27,440,000

At January 1, 2025	360,000	500,000	1,580,000	25,000,000	27,440,000
Additions	-	-	-	-	-
At December 31, 2025	360,000	500,000	1,580,000	25,000,000	27,440,000

Accumulated amortization
At January 1, 2024	120,000	100,000	464,957	4,479,167	5,164,124
Amortization	120,000	100,000	144,573	1,250,000	1,614,573
Disposal / Written-off	-	-	-	-	-
At December 31, 2024	240,000	200,000	609,530	5,729,167	6,778,697

At January 1, 2025	240,000	200,000	609,530	5,729,167	6,778,697
Amortization	120,000	100,000	144,573	1,250,000	1,614,573
Disposal / Written-off	-	-	-	-	-
At December 31, 2025	360,000	300,000	754,103	6,979,167	8,393,270

Carrying amount
At December 31, 2024	120,000	300,000	970,470	19,270,833	20,661,303
At December 31, 2025	-	200,000	825,897	18,020,833	19,046,730

Fair Value Measurement - The Company has adopted FASB ASC Topic on Fair Value Measurements and Disclosures (“ASC 820”), which defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. ASC 820 establishes a three-level valuation hierarchy of valuation techniques based on observable and unobservable input, which may be used to measure fair value and include the following:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Input other than Level 1 that is observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other input that is observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable input that is supported by little or no market activity and that is significant to the fair value of the assets or liabilities.

Our cash and cash equivalents are classified within level 1 of the fair value hierarchy because they are value using quoted market price.

Related party balances and transaction - A related party is generally defined as:

(i) any person that holds the Company’s securities including such person’s immediate families,

(ii) the Company’s management,

(iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or

(iv) anyone who can significantly influence the financial and operating decisions of the Company.

A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

The company had an agreement with a local company Superbee Network Singapore Pte Ltd, (“Superbee”), with common control and directors which provides operational, manufacturing, procurement, and administrative support services.

In addition to providing services, Superbee is involved in certain financial transactions with the Company as part of the operations.

•

In certain instances, Superbee collects payments from customers on the company’s behalf in connection with the manufacturing and construction activities. These amounts are recognized as revenue of the Company and recorded as receivable until payment is made to the company by Superbee.

•

Superbee may pay or advance operating expenses on the company’s behalf, including costs related to raw materials, manufacturing activities, and construction projects. These amounts are recorded as expenses and payable until reimbursed to Superbee.

•	Settlement of these balances occurs periodically based on operational cash flows and working capital requirements and form part of the company’s capital structure.

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During the year 2025, the company has made significant transactions with Superbee as follows:-

Relationship	Name	Transactions	Amount ($)
Common Directors and Shareholders	Superbee Network Singapore Pte Ltd	Purchase of Inventories	1,269,855
		Account Receivables	1,001,113
		Expense Payable	27,500
		Lease Liability current / non-current	656,503
		Revenue	10,822,348
		Cost of Revenue	4,770,238
		General and Administrative Expenses	5,787,290
		Investment Activities	654
Total			24,335,501

Company as lessee - The Company has obligation as a lessee for office space with non-cancelable term of eight years. The Company classified this as operating lease. This lease does not contain renewal. The Company’s leases do not include termination options for either party to the lease or restrictive financial or other covenants. Payments due under the lease contracts include fixed payments. Leases are classified as operating leases at the lease commencement date.  Lease expense on operating leases and short-term leases is recognized on a straight-line basis over the lease term.  Right-of-use assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligations to make lease payments arising from the lease.  Right-of-use assets and lease liabilities are recognized at the lease commencement date based on the estimated present value of the lease payments over the lease term. The Company uses its incremental borrowing rate at lease commencement to calculate the present value of lease payments when the rate implicit in a lease is not known.  The Company’s incremental borrowing rate is 4%.

Amount reported in the balance sheet as at December 31, 2025 was as follows:
Operating leases:
ROU assets	$2,015,304
Lease liabilities	$651,606
Other information related to leases as at December 31, 2025 was as follows:
Supplemental cash flow information:
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flow from operating leases	$0
Weighted average remaining lease term:
Operating leases	5 years
Weighted average discount rate:
Operating leases	4%

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Operating lease right of use asset -	Factory/Office Leasehold $

At January 1, 2024	156,394
Depreciation	156,394
At December 31, 2024	312,788

At January 1, 2025	312,788
Depreciation	156,394
At December 31, 2025	469,182

Lease liabilities – The component for lease liability were as follows:-

	Years Ended December 31
	2024	2025

Lease liability – current	130,111	125,019
Lease liability - non-current	651,606	531,484
Total	781,717	656,503

Maturities of lease liabilities under non-cancellable operating leases as at December 31, 2025 are as follows:

December 31, 2024	$781,717
December 31, 2025	$656,503

Accrued Expenses - The amount of accrued expenses consisted of the following:

	Years Ended December 31
	2024	2025

Accruals	65,000	27,500

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Revenue Recognition and Performance Obligations

We apply the five steps defined under ASC 606: (i) identify the contract(s) with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when (or as) the entity satisfies a performance obligation. Revenue is recognized upon the transfer of control of promised goods or services to a customer.

Revenue is recognized at a point in time when the performance obligation is satisfied by transferring a promised good or service to the customer and all criteria for acceptance have been satisfied. Control of the goods is transferred to the customer, generally on delivery of the goods (in this respect, incoterms are considered).

The Company does not make any significant judgment in determination of the amount and timing of revenue from contracts with customers.

Earnings Per Share

The Company reports earnings per share in accordance with ASC 260 “ Earnings Per Share ”, which requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average common shares outstanding during the period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock. Further, if the number of common shares outstanding increases as a result of a stock dividend or stock split or decreases as a result of a reverse stock split, the computations of a basic and diluted earnings per share shall be adjusted retroactively for all periods presented to reflect that change in capital structure.

The Company’s basic earnings per share is computed by dividing the net income available to holders by the weighted average number of the Company’s ordinary shares outstanding. Diluted earnings per share reflects the amount of net income available to each ordinary share outstanding during the period plus the number of additional shares that would have been outstanding if potentially dilutive securities had been issued.

Deferred Revenue

Deferred revenue represents amounts received from customers for which revenue has not yet been recognized. These amounts are recorded as a liability until the related goods or services have been delivered or the performance obligations are satisfied.

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As of December 31, 2025, the Company did not have any recorded deferred revenue, as all performance obligations related to customer payments received during the year were satisfied and revenue was recognized accordingly.

The Company continues to evaluate its contracts to determine the appropriate timing of revenue recognition in accordance with ASC 606 — Revenue from Contracts with Customers. Deferred revenue will be recognized in future periods when the Company satisfies the related performance obligations.

Cost of Revenue

Cost of revenue consists primarily of materials, depreciation and amortization, consulting costs, and sub-contracting cost of operations and support personnel associated with the delivery of our Honey Straws to our customers. At the date of this reporting, the written-off assets were either thrown away or given to the directors without any recovered value.

	At December 31
	2024 $	2025 $
Cost of Revenue
Materials	1,798,919	1,880,983
Depreciation of property and equipment	1,689,455	1,689,673
Disposal / Written-off of property and equipment	-	-
Amortisation of intangible assets	1,614,573	1,614,573
Disposal / Written-off of intangible assets	-	-
Consultation and subcontractor fees	2,459,136	2,889,255
Total	7,562,083	8,074,484

Sales and Marketing - Sales and marketing expenses consist of compensation, employee benefits and stock based compensation of sales and marketing activities, as well as commissions, travel, trade show sponsorships and events, conferences, and Internet advertising costs. Fees paid to third parties and merchants for new customer referrals are included in sales and marketing. Costs associated with the Company’s advertising and are expensed as incurred and are included in sales and marketing expenses. Advertising and promotional expenses of $326,788 as at December 31, 2023 and $226,788 for the year ended December 31, 2024 were included in the general and administration expenses.

General and Administrative - General and administrative expenses include compensation, employee benefits, and stock-based compensation for executive management, finance administration and human resources, facility costs (including rent), bad debt costs, professional service fees, and other general overhead costs including depreciation of property and equipment to support the operations.

	At December 31
	2024 $	2025 $
General and Administrative expenses
Advertising and promotional expenses	226,788	870,540
Depreciation of property and equipment	3,304,028	3,304,246
Disposal / Written-off of property and equipment	-	-
General expenses	436,895	502,511
Insurance	298	27,763
Internet services	1,328	5,090
Printing and stationery	14	1,644
Secretarial fee	11,625	13,037
Telephone charges	2,788	3,211
Transportation	12,398	29,575
Utility expenses	34,106	36,016
Project Expenses	-	965,077
Interest expense	33,099	28,580
Legal fee	0	0
Total	4,063,367	5,787,290

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 Note 4 - Common Stocks

There were no common stock issued within the financial year 2024.

Between January 1, 2025 and December 31, 2025, 163,552,496 common stock were issued as follows:-

-	There were 163,500,000 common stocks issued at Par Value of $0.01/common stock

-	There were 52,496 common stocks issued at $0.50/common stock.

Note 5 – Segment Reporting

The Company operates in multiple business activities, including honey straw manufacturing, pharmaceutical and dietary supplements manufacturing, and building and construction services.

Business Segments	Honey Straw Manufacturing		Pharmaceutical and Dietary Supplement Manufacturing		Building and construction Services
Year Ending December, 31	2024	2025	2024	2025	2024	2025
Revenue	$1,832,382	$1,928,072	$1,783,899	$1,990,973	$6,455,654	$6,903,303
Cost and Expenses	$1,500,022	$1,899,355	$1,468,566	$1,911,121	$5,352,834	$6,747,052
Profit / Loss	$332,360	$28,717	$315,333	$79,852	$1,102,820	$156,251

However, the Company has determined that it operates as a single operating and reportable segment in accordance with ASC 280, Segment Reporting.

This determination is based on the following:

•	The Company’s chief operating decision maker (CODM) reviews financial information on a consolidated basis for purposes of allocating resources and assessing performance.
•	The Company operates within a single geographic region (Singapore).
•	The Company’s business activities share common assets, similar economic characteristics, including production processes, customer types, and distribution methods.
•	Discrete financial information for individual business activities is not regularly prepared or reviewed by management.

Accordingly, the Company has one reportable segment, and no additional segment disclosures are required.

The Company’s total revenue by business activity is as follows:

For the year ended December 31, 2025:

•	Honey straw manufacturing – 18%
•	Pharmaceutical and dietary supplements – 18%
•	Building and construction – 64%

For the year ended December 31, 2024:

•	Honey straw manufacturing – 18%
•	Pharmaceutical and dietary supplements – 18%
•	Building and construction – 64%

Note 6 - Income Taxes

The Company is a U.S. entity and is subject to the United States federal income tax. No provision for income taxes in the United States has been made as the Company had no United States taxable income for the period ended December 31, 2025.

The Company operates in Singapore and files tax returns in the Singapore jurisdiction. The Singapore Corporate Tax rate is currently flat at 17%. As the company is a foreign incorporation, it does not have any tax exemption as a startup company. The company is also not issued with a Certificate of Residency, COR, in Singapore and is therefore not subjected to any tax in Singapore at the date of this reporting.

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Note 7 - Concentration of Credit risk and Significant Customers

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company maintains its cash and cash equivalents with financial institutions that management believes are of high credit quality. At times, cash balances may exceed federally insured limits. Management has not experienced any losses related to these concentrations and does not believe it is exposed to significant credit risk with respect to its cash holdings.

The Company's accounts receivable are derived from customers primarily located within its principal markets. Credit risk is mitigated through ongoing credit evaluations, credit approval processes, and continuous monitoring of customer account balances. The Company does not require collateral and generally does not charge interest on past-due balances. Management believes that its allowance for credit losses is adequate to absorb probable losses, if any.

For the years ended December 31, 2024 and 2025, revenues from customers that individually accounted for 10% or more of total consolidated revenues represented a significant portion of the Company's operating results. The loss of, or a material reduction in business from, any such customer could have an adverse effect on the Company's financial condition and results of operations. Management monitors customer concentration risk on an ongoing basis and seeks to diversify its customer base where practicable.

Note 8 - Subsequent Events

The Company evaluated subsequent events in accordance with ASC 855, Subsequent Events, through the date the consolidated financial statements were available to be issued. Management considered all events or transactions that occurred after December 31, 2025, that would require recognition or disclosure in the consolidated financial statements.

Note 9 - Shareholder Equity

Pharmaceutical Resource Technology, Inc.is authorized to issue 3,000,000,000 shares of common stock with a par value of $0.01 per share. As of December 31, 2025, the Company had 2,854,462,696 shares of common stock issued and outstanding.

Common stock is recorded at par value, with amounts received in excess of par value recorded as additional paid -in capital. The Company has not issued any preferred stock as of December 31, 2025.

Accumulated deficit represents cumulative net losses and gains since inception. For the years ended December 31, 2024 and 2025, the Company reported net income of $1,750,513 and $264,820, respectively, which reduced the accumulated deficit.

All shares issued during the periods presented were fully paid and non-assessable. The Company did not declare or pay dividends during the years ended December 31, 2024 and 2025.

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PHARMACEUTICAL RESOURCE TECHNOLOGY, INC.

Incorporated in the state of Wyoming, USA Reg. ID.: 2019-000861613 Registered Agents, 30N Gould St STE R, Sheridan, WY 82801, USA

Management Agents, No. 1 Kaki Bukit Avenue 3, #09-11, KB-1, Singapore 416087

Tel: +65 6841 0120

email: contact@pharmaceuticalresource.com

Name of Agency Auditing Firm: FORTUNE CPA, INC Contact Person Name and Title: Theresa Brainerd (CPA) Telephone #: (774) 322-1209

Email Address: brainyIinda43@gmaiI.com Headquarter: 333 City Blvd W 3rd Floor Orange, CA 92868

USA

23. UNDERTAKINGS

(Item 512 of Regulation S-K)

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

•	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

•

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

•

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1) and (a)(2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act to any purchaser:

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•	Each prospectus filed pursuant to Rule 424(b) under the Securities Act shall be deemed to be part of the registration statement as of the date the prospectus is first used after effectiveness; and

•

Each prospectus required to be filed pursuant to Rule 424(b) under the Securities Act relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) shall be deemed to be part of the registration statement as of the earlier of the date such prospectus is first used or the date of the first contract of sale of securities in the offering described in the prospectus.

(e) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities, the registrant will be a seller to the purchaser.

(f) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

(g) The registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, if applicable.

This undertaking is given in accordance with Item 512 of Regulation S-K.

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EXHIBIT INDEX

1.	Exhibit 3.1 — Certificate of Incorporation (Articles of Incorporation) (1)

2.	Exhibit 3.2 — Bylaws (current form) (1)

3.	Exhibit 3.3 – Articles of Amendment (1)

4.	Exhibit 4.1 — Specimen Common Stock Certificate (1 Front and 1 Back) (1)

5.	Exhibit 5.1 — Opinion of Counsel regarding legality/validity of securities (2)

6.	Exhibit 10.1 — Asset Purchase Agreement(s) and other Material Purchase/Acquisition Agreements (1)

7.	Exhibit 10.2 — Management / Consulting / Services Agreement (1)

8.	Exhibit 10.3 — Intellectual Property / License Agreements (material IP licenses) (1)

9.	Exhibit 23.1 — Consent of Independent Registered Public Accounting Firm (2)

10.	Exhibit 99.1 – Sample Subscription Agreement (1)

11.	Exhibit 99.2 – Certificate of Patent Granted (1)

12.	Exhibit 107.1 – Calculation of Filing Fee Tables (1)

Footnote

(1)

Incorporated by reference to Form S-1 filed on February 11, 2026 (File No. 333-293366) (“the prior Registration Statement”). https://www.sec.gov/Archives/edgar/data/1865759/000147793226000746/pharmaceutical_s1.htm

(2)	Filed herewith

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24. SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Singapore, on April 3, 2026.

PHARMACEUTICAL RESOURCE TECHNOLOGY, INC.

(formerly known as Jaison Phytochem, Inc.) (Registrant)

By:	/s/ Jacksaa Tan
Name:	Jacksaa Tan
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jacksaa Tan
Jacksaa Tan
Chairman of the Board and Chief Executive Officer
(Principal Executive Officer)
Date: April 3, 2026

/s/ Hui Eng Ling
Hui Eng Ling Director and Chief Financial Officer (Principal Financial and Accounting Officer) Date: April 3, 2026

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Instructions

1.

The registration statement shall be signed by the registrant, its principal executive officer or officers, its principal financial officer, its controller or principal accounting officer and by at least a majority of the board of directors or persons performing similar functions. If the registrant is a foreign person, the registration statement shall also be signed by its authorized representative in the United States. Where the registrant is a limited partnership, the registration statement shall be signed by a majority of the board of directors of any corporate general partner signing the registration statement. If the securities to be registered on this Form will be issued by a special purpose acquisition company, as such term is defined in Item 1601 of Regulation S-K, or another shell company in connection with a de-SPAC transaction, as such term is defined in Item 1601 of Regulation S-K, the term “registrant” for purposes of this instruction and the Signatures section of this form also includes the target company, as such term is defined in Item 1601 of Regulation S-K, except that in connection with any de-SPAC transaction involving the purchase of assets or a business, with respect to the purchase of assets or a business, the term “registrant” also includes the seller of the business or assets.

2.

The name of each person who signs the registration statement shall be typed or printed beneath his signature. Any person who occupies more than one of the specified positions shall indicate each capacity in which he signs the registration statement. Attention is directed to Rule 402 concerning manual signatures and to Item 601 of Regulation S-K concerning signatures pursuant to powers of attorney.

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Dealer Prospectus Delivery Obligation

Until April 28, 2026 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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